As filed with the Securities and Exchange Commission on February 7, 2006
                                           Registration Statement No. 333-128413
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-3/A
                               AMENDMENT NO. 3 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                       THE NATIONAL COLLEGIATE FUNDING LLC
             (Exact Name of Registrant as Specified in its Charter)

                             -----------------------

           DELAWARE                 800 BOYLSTON STREET, 34TH FLOOR            65-1177163
(State or other Jurisdiction of          BOSTON, MA 02199-8157              (I.R.S. Employer
Incorporation or Organization)              (800) 895-4283               Identification Number)
                             (Address, including Zip Code and Telephone
                            Number, including Area Code, of Registrant's
                                       Principal Executive Offices)

                             -----------------------

                                                          With a Copy to:
           JOHN A. HUPALO
   800 BOYLSTON STREET, 34TH FLOOR                  LAURIS G. L. RALL, ESQ.
       BOSTON, MA 02199-8157                      THACHER PROFFITT & WOOD LLP
         (800) 895-4283                            TWO WORLD FINANCIAL CENTER
(Name, Address, including Zip Code                      NEW YORK, NY 10281
and Telephone Number, including Area                     (212) 912-7439
    Code, of Agent for Service)


                             -----------------------

         Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             -----------------------

                       CALCULATION OF REGISTRATION FEE(1)

====================================================================================================================
 Title of Each Class of      Amount to be        Proposed Maximum     Proposed Maximum Aggregate      Amount of
    Securities to be          Registered        Aggregate Price Per        Offering Price(1)        Registration
       Registered                                     Unit(1)                                         Fee(2)(3)
--------------------------------------------------------------------------------------------------------------------
Student Loan Asset            $5,000,000,000           100%                 $5,000,000,000           $535,000.00
Backed Notes
====================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Calculated by multiplying 0.000107 by the proposed maximum aggregate offering price.

(3) $772,951,000 aggregate principal amount of student loan asset-backed securities registered by the Registrant under Registration Statement No. 333-118894 and not previously sold are consolidated into this Registration Statement concurrently with the effectiveness hereof pursuant to Rules 429 and 457. All registration fees in connection with such unsold amount of student loan asset-backed securities have been previously paid by the Registrant under the foregoing Registration Statement. In addition, the registration fee in connection with the $1,000,000 aggregate principal amount of student loan asset-backed notes to be registered by the Registrant under this Registration Statement has been paid by the Registrant in connection with the original filing on September 19, 2005. Accordingly, the total amount of student loan asset-backed notes registered under this Registration Statement as so consolidated as of the date of this filing is $5,772,951,000.

                             -----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

         PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-118894). THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES A POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT 333-118894. SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933.

                                EXPLANATORY NOTE

         This Registration Statement includes a base prospectus and an illustrative form of prospectus supplement for use in the offering of each series of student loan asset backed securities. Appropriate modifications will be made to the form of prospectus supplement to disclose the specific terms of any particular series of securities, the specific classes of securities to be offered thereby and the terms of the related offering. Each base prospectus used (in either preliminary or final form) will be accompanied by a prospectus supplement.

                                         [THE FIRST MARBLEHEAD CORPORATION LOGO]

[PRELIMINARY] PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED _________, 20___)

                             $______________________

               THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 20__-__


                       THE NATIONAL COLLEGIATE FUNDING LLC
                            DEPOSITOR AND THE SPONSOR

                         STUDENT LOAN ASSET BACKED NOTES

--------------------------------------------------------------------------------
You should carefully  consider the risk factors beginning on page S-__.

The notes offered hereby represent obligations of the Issuing Entity only and do not represent an interest in or obligations of the sponsor, depositor, The First Marblehead Corporation, The Education Resources Institute, Inc., the originators, the servicers or any of their affiliates.

Distributions on the notes will be made on the ____ calendar day of each month or if the ____ is not a business day, the next business day. The first distribution date for the notes is ______________, 20____.
--------------------------------------------------------------------------------


SECURITIES OFFERED

o        Classes of notes listed in the table below

ASSETS

o Private student loans guaranteed by The Education Resources Institute, Inc.

CREDIT ENHANCEMENT

o        Excess interest on the student loans

o Subordination of the class C notes and class B notes to the class A notes and The notes are not guaranteed or insured by the United subordination of the class C notes to the class States or any governmental agency. B notes to the extent more fully described in this prospectus supplement

o        Reserve account

o The Education Resources Institute, Inc. guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans

                     INITIAL CLASS      INTEREST RATE     FINAL MATURITY DATE     PRICE     DISCOUNTS AND     PROCEEDS TO THE
                        BALANCE          (PER ANNUM)                                        COMMISSIONS(1)        TRUST
                     --------------   -----------------   -------------------   ---------   --------------   -----------------
Class A-1 Notes        $__________     One-month LIBOR    __________, 20___      _______%       _______%           _______%
                                         plus _____%
Class A-2 Notes        $__________     One-month LIBOR    __________, 20___      _______%       _______%           _______%
                                         plus _____%
Class A-3 Notes        $__________     One-month LIBOR    __________, 20___      _______%       _______%           _______%
                                         plus _____%
Class A-4 Notes        $__________     One-month LIBOR    __________, 20___      _______%       _______%           _______%
                                         plus _____%
Class A-5 Notes        $__________     One-month LIBOR    __________, 20___      _______%       _______%           _______%
                                         plus _____%
Class A-IO Notes               (2)         _____%         __________, 20___      _______%       _______%           _______%
                                      [One-month LIBOR
Class B Notes          $__________       PLUS _____%      __________, 20___      _______%       _______%           _______%
                                              or
                                        Auction Rate]
                                     [One-month LIBOR
Class C Notes          $__________       plus _____%      __________, 20___      _______%       _______%           _______%
                                             or
                                        Auction Rate]

           Total       $__________                                                                           $___________(3)

----------------
(1) Subject to indemnification and expense reimbursement arrangements with the underwriters.

(2)   Initial notional amount equal to $____________.

(3) Before deducting expenses estimated to be $___________ and excluding proceeds from the structuring advisory fee paid to The First Marblehead Corporation.


         The offered notes are offered by the underwriters named below, subject to prior sale, when, as and if accepted by the underwriters, subject to approval of certain legal matters by counsel for the underwriters. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. It is expected that delivery of the offered notes will be made in book-entry-only form on or about ___________, 20___.

         This prospectus supplement and the accompanying prospectus constitute the Irish prospectus (the "Irish Prospectus") for the purpose of Directive 2003/71/EC (the "Prospectus Directive"). Reference throughout this document to the prospectus supplement and the accompanying prospectus shall be taken to read "Irish Prospectus" for such purpose. Application has been made to the Irish Financial Services Regulatory Authority (the "Financial Regulator in Ireland"), as competent authority under the Prospectus Directive for the Irish Prospectus to be approved. THE APPROVAL RELATES ONLY TO THE OFFERED NOTES WHICH ARE TO BE ADMITTED TO TRADING ON THE REGULATED MARKET OF THE IRISH STOCK EXCHANGE LIMITED (THE "IRISH STOCK EXCHANGE"). Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that this listing will be obtained. The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on the Irish Stock Exchange.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL REGULATORY AUTHORITY OR STATE SECURITIES COMMISSION HAS APPROVED OR RECOMMENDED THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. NO SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS REVIEWED THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]


                             _______________, 20____

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary of Terms................................................................
Risk Factors....................................................................
Formation of the Trust..........................................................
Use of Proceeds and Assets......................................................
The Sellers.....................................................................
The Servicers...................................................................
The Administrator and the Back-Up Administrator.................................
The Student Loan Guarantor......................................................
The Trustees....................................................................
Securities Previously Issued by Affiliates of the Sponsor.......................
Characteristics of the Trust Student Loans......................................
Prepayment and Yield Considerations.............................................
TERI Guaranty Agreements and TERI Security Agreement............................
The Servicing Agreements........................................................
The Administration Agreement....................................................
Description of the Securities...................................................
U.S. Federal Income Tax Consequences............................................
ERISA Considerations............................................................
Underwriting....................................................................
Legal Matters...................................................................
Ratings.........................................................................
Experts.........................................................................
Legal Proceedings...............................................................
Listing and General Information.................................................
Glossary for Prospectus Supplement..............................................
Annex I:  TERI Financial Statements.............................................

                                   PROSPECTUS

Prospectus Summary..............................................................
Formation of the Trusts.........................................................
Use of Proceeds.................................................................
The Sponsor, The First Marblehead Corporation, the Administrator, the Servicers
   and the Custodians...........................................................
Description of Student Loan Programs............................................
The Student Loan Pools..........................................................
Static Pool Information.........................................................
Transfer and Administration Agreements..........................................
Description of the Notes........................................................
Description of the Certificates.................................................
Certain Information Regarding the Securities....................................
Certain Legal Aspects of the Student Loans......................................
U.S. Federal Income Tax Consequences............................................
State and Other Tax Consequences................................................
ERISA Considerations............................................................
Available Information...........................................................
Reports to Securityholders......................................................
Incorporation of Certain Documents by Reference.................................
Underwriting....................................................................
Legal Matters...................................................................
Annex I:  Global Clearance, Settlement and Tax Documentation Procedures.........

  THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the notes is included in two separate sections of this document that provide progressively more detailed information. These two sections are:

         (a) This prospectus supplement, which describes the specific terms of the notes being offered; and

         (b) The accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of offered notes.

         You should rely on information contained in this document. No one has been authorized to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

         The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         Statements in this prospectus supplement and the prospectus, including those concerning expectations as to the trust's ability to purchase eligible student loans, to structure and to issue competitive securities, the trust's ability to pay notes, and certain other information presented in this prospectus supplement and the prospectus, constitute "forward looking statements," which represent our expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement.


                        IRISH STOCK EXCHANGE INFORMATION

         We accept our responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge and belief the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

         Reference in this prospectus supplement and the accompanying prospectus to documents incorporated by reference and any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of the prospectus filed with the Irish Stock Exchange in connection with the listing of the offered notes.

         Arthur Cox Listing Services Limited will act as the listing agent, and Custom House Administration and Corporate Services Limited will act as the paying agent in Ireland for the offered notes.

                                SUMMARY OF TERMS

o This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. You should read carefully this entire prospectus supplement in order to understand all of the terms of the offering of the notes.

o This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement.

o You can find a glossary of certain capitalized terms used in this prospectus supplement in the glossary.

PRINCIPAL PARTIES

THE SPONSOR AND DEPOSITOR

The National Collegiate Funding LLC

ISSUING ENTITY

o        THE TRUST

The National Collegiate Student Loan Trust 20___-___

THE ADMINISTRATOR

First Marblehead Data Services, Inc.

THE BACK-UP ADMINISTRATOR

--------------------------

PRIMARY SERVICER(S)

o Pennsylvania Higher Education Assistance Agency, also known as PHEAA (initial servicer for approximately ____% (by outstanding principal balance as of the statistical cut off date) of the trust student loans)

o        Other third-party servicers

THE SIGNIFICANT OBLIGOR

The Education Resources Institute, Inc., also known as TERI or the student loan guarantor

PRIMARY ORIGINATORS

o        __________________________

o        __________________________

o        __________________________

THE STRUCTURING ADVISOR

The First Marblehead Corporation

THE OWNER TRUSTEE

--------------------------

THE INDENTURE TRUSTEE

--------------------------


     The following diagram summarizes the relationship of the principal parties in the transaction:

    |-----------|
    |Servicer(s)|                     |----------------------|
    |-----------|--------------|      |Student Loan Guarantor|
    |PHEAA      |              |      |----------------------|
    |-----------|              |      |TERI                  |
       \                       |      |----------------------|
        \                      |                           |             |-------------------|
         \                     |                           |             |Trust              |\
          \                    |------------------------|  |             |-----              | \
           \                                            |  |             |The National       |  \
            \                     |-------------|     |-------------|    |                   |   \
             \                    |The Depositor|-----|Student Loans|--->|Collegiate Student |    \
              \                   |-------------|     |-------------|    |Loan Trust 20__-__ |     \
               \                  |and Sponsor  |                        |-------------------|      \
                \                 |-----------  |                                                    \
                 \                |             |                                                     \
|-----------|   |-------------|   |             |                                                      \
|Originators|---|Student Loans|-->|The National |                                         Offered    |---------|
|-----------|   |-------------|   |Collegiate   |                                         Notes      |Investors|
                                  |Funding LLC  |                                                    |---------|
                                  |-------------|


AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The sponsor and the trust are not affiliates of PHEAA, TERI, the owner trustee, the indenture trustee, any originator or any credit enhancement provider. The sponsor and the trust are affiliates of the administrator, a wholly owned subsidiary of The First Marblehead Corporation, the structuring advisor. There are no business relationships, agreements, arrangements, transactions or understandings entered into outside the ordinary course of business or on terms other than those that would be obtained in an arm's length transaction with an unrelated third party that are material to noteholders other than as described in this prospectus supplement and the prospectus between or among the sponsor and the trust and any other principal party.

DATES

DISTRIBUTION DATES

o A distribution date for the notes is the ____ calendar day of each month or if the ____ is not a business day, the next business day. The first distribution date for the notes is ______________, 20____.

o        [A distribution date for each class of class [B/C] notes is:

         (a) The business day following the end of each auction period for that class of class [B/C] notes; and

         (b) For a class of class [B/C] notes with an auction period in excess of 90 days, in addition to the days referred to in clause (a), the quarterly distribution dates referred to above.]


CUT OFF DATE

o ______________, 20____ for the initial trust student loans, and the date specified in the transfer documents with respect to any additional trust student loans.

o The trust will be entitled to receive all collections and proceeds on the trust student loans on and after their related cut off date.

STATISTICAL CUT OFF DATE

o        ______________, 20____ for the initial trust student loans.

o All statistical information relating to the initial trust student loans is presented as of the statistical cut off date.

CLOSING DATE

o        On or about ______________, 20____.

INTEREST PERIODS

o The initial interest period for the notes will be from the closing date to but excluding the first distribution date; thereafter, interest on the notes will accrue from the most recent distribution date to but excluding the current distribution date.

o [Interest on each class of auction rate notes is initially payable on ______________, 20____ for the class [B-1/C-1] notes and on
         ___________, 20___ for the class [B-2/C-2] notes and is thereafter payable on the first business day after the end of each succeeding 28-day interest period, except as interest payment dates or interest periods may be changed as described herein.]

DESCRIPTION OF THE SECURITIES

GENERAL

The original principal amount or notional amount and interest rates for each class of offered notes are on the cover page of this prospectus supplement. We refer to the offered notes together as the "offered notes."

The offered notes will be issued in book-entry form through The Depository Trust Company, Clearstream Banking, societe anonyme, Luxembourg and Euroclear. You will not be entitled to receive definitive certificates representing your interests in the offered notes, except in certain limited circumstances.

The offered notes will be available in minimum denominations or notional amounts of $100,000 and $1 integral multiples in book-entry form only.

OFFERED SECURITIES

SENIOR NOTES

SENIOR NOTES/CLASS A NOTES

o        Class A-1 notes

o        Class A-2 notes

o        Class A-3 notes

o        Class A-4 notes

o        Class A-5 notes

o        Class A-IO notes

SUBORDINATE NOTES

SUBORDINATE NOTES/CLASS B NOTES

o        Class B notes

SUBORDINATE NOTES/CLASS C NOTES

o        Class C notes

[AUCTION RATE NOTES

o        Class [B/C] notes]

To the extent more fully described under "Description of the Securities--Credit Enhancement--Subordination of the Subordinate Notes:"

o The class C notes are subordinate to the class A notes and class B notes; and

o        The class B notes are subordinate to the class A notes.

NON-OFFERED SECURITIES

o The trust also will issue privately a single class of certificates to the depositor and TERI. We refer to these certificates as the "owner trust certificates."

o The owner trust certificates will not have a principal balance and will not bear interest.

o The owner trust certificates will only be entitled to distributions on any distribution date after all other required payments, deposits and distributions are made.

o Any information in this prospectus supplement relating to the owner trust certificates is solely for informational purposes to further a better understanding of the offered notes.

INTEREST PAYMENTS

o The rate of interest on each class of offered notes (other than the class A-IO notes [and the auction rate notes]) for each interest period will be an annual rate equal to the sum of the then applicable one-month LIBOR plus the margins listed on the cover page of this prospectus supplement.

o However, for the initial interest period the LIBOR rate will be determined by the following formula:

         X + ((___/___) o (Y-X))

         where, X = _____-month LIBOR, and Y = _____-month LIBOR, as of the second business day before the start of the initial interest period.

o Interest calculations for the notes (other than the class A-IO notes [and the auction rate notes]) are based on actual/360. Interest calculations for the class A-IO notes are based on 30/360.

o Interest will accrue on the notional amount of the class A-IO notes at a rate of _____% per annum. On each distribution date, the notional amount of the class A-IO notes will equal the outstanding aggregate principal balance of the class A-5 notes. However, after ______________, 20____, the notional amount of the class A-IO notes will equal $0, and the class A-IO notes will not be entitled to any future payments of interest.

o For the initial interest period, the class A-IO notes will receive ____ days of interest.

o [The rate of interest on the auction rate notes for the initial interest period will be determined by the underwriters. For each other auction period, the interest rate for the auction rate notes will be the least of:

         (1)      The rate determined pursuant to the auction procedures; and

         (2)      The maximum rate, which is equal to the least of:

                  o the LIBOR rate for a comparable period plus initially a margin of ______%;

                  o        ______%; and

                  o        the maximum rate permitted by law.

Interest calculations for the class [B/C] notes are based on actual/365 or 366, as applicable.]

After issuance of the notes, you may obtain the current interest rates for the notes from the administrator's website at www.firstmarblehead.com, the indenture trustee's website at https://trustinvestorreporting.usbank.com/ or by telephone from the indenture trustee at (866) 252-4360.

SUBORDINATE NOTE INTEREST TRIGGERS

A Class B Note Interest Trigger will be in effect if the Cumulative Default Rate (as defined in the glossary) as of each of the dates listed below equals or exceeds the respective percentage listed below for that date.

              Date              Cumulative Default Rate
       -------------------      -----------------------
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%

However, a Class B Note Interest Trigger will not be in effect if (a) on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes is less than the sum of the pool balance plus the amount on deposit in the reserve account (excluding the sum of (i) the amount on deposit in the TERI pledge fund and (ii) any cumulative shortfall of interest on the class B notes) or (b) TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

If a Class B Note Interest Trigger is in effect, interest on the class B notes will be subordinated to the payment of principal on the class A notes, and interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

A Class C Note Interest Trigger will be in effect if the Cumulative Default Rate as of each of the dates listed below equals or exceeds the respective percentage listed below for that date.

              Date              Cumulative Default Rate
       -------------------      -----------------------
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%
       __________, 20____               ______%

However, a Class C Note Interest Trigger will not be in effect if (a) on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes and class B notes is less than the sum of the pool balance plus the amount on deposit in the reserve account (excluding the sum of (i) the amount on deposit in the TERI pledge fund and (ii) any cumulative shortfall of interest on the class B notes and class C notes) or (b) TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

If a Class C Note Interest Trigger is in effect, interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

PRINCIPAL PAYMENTS

Principal payments on the offered notes (other than the class A-IO notes) will be made on each distribution date, to the extent of available funds, in an amount equal to the principal distribution amount.

For each distribution date, the principal distribution amount is equal to the amount necessary, so that (a) the sum of the pool balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding collection period equals (b) 103% of the outstanding principal balance of the offered notes after payments on that distribution date.

[Principal will not be paid to a class of class [B/C] notes on a distribution date unless it is also an auction rate note interest payment date for that class of class [B/C] notes. Instead, principal will be allocated to the applicable class. Principal allocated but not paid to the class [B/C] notes on a distribution date will be deposited in the future distribution account and then paid on the applicable auction rate note interest payment date.]

TURBO OF PRINCIPAL

On each distribution date on which a Turbo Trigger is in effect, all available funds remaining in the collection account after clause (9) below under "Distributions --Distribution Dates" will be distributed as principal in addition to principal distribution amounts due under clause (8) below under "Distributions--Distribution Dates".

A Turbo Trigger will be in effect if:

    (a) The outstanding principal balance of the trust student loans is equal to or less than 10% of the sum of the aggregate principal balance of the initial trust student loans and the additional trust student loans acquired with funds in the pre-funding account as of the related cut off date; or

    (b) The Cumulative Default Rate exceeds 10%; provided, however, that with respect to clause (b), a Turbo Trigger will not have occurred if TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

CREDIT ENHANCEMENT

o        Excess interest on the trust student loans

o Subordination of the class B notes and the class C notes (we refer to these notes as the "subordinate notes") to the class A notes (we refer to these notes as the "senior notes"); and subordination of the class C notes to the class B notes to the extent more fully described under "Description of the Securities-- Credit Enhancement--Subordination of the Subordinate Notes"

o        Reserve account

o TERI guaranty on the trust student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans

DISTRIBUTIONS

DISTRIBUTION DATES

On each distribution date on which a Class B Note Interest Trigger or Class C
Note Interest Trigger is not in effect, the following distributions will be made to the extent of available funds in the order indicated below.

     (1) Pro rata: indenture trustee and paying agent fees and expenses up to the amount specified in the indenture and any Irish paying agent agreement; owner trustee fees and expenses up to the amount specified in the trust agreement; servicer fees and expenses up to the amount specified in the servicing agreements; administrator fees and expenses up to the amount specified in the administration agreement; back-up administrator fees and expenses up to the amount specified in the back-up administration agreement; [any auction agent fees and expenses up to the amount specified in the auction agency agreement; and any broker-dealer fees and expenses up to the amount specified in the broker-dealer agreement.]

     (2) To TERI, certain additional guaranty fees, which will be deposited into the TERI pledge fund;

     (3) To the holders of each class of class A notes, interest on a pro rata basis;

     (4)    To the holders of the class B notes, interest;

     (5)    To the holders of the class C notes, interest;

     (6) To the reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to the greater of _____% of the outstanding principal amount of the notes as of the last day of the immediately preceding collection period and $____________;

     (7)    To TERI, to purchase rehabilitated trust student loans;

     (8) To the holders of the notes, the principal distribution amount as described below under "Payment of the Principal Distribution Amount;"

     (9) Pro rata: any unreimbursed advances to The First Marblehead Corporation; and for all amounts in excess of the maximum amounts specified in clause (1) for indenture trustee fees and expenses; Irish paying agent fees and expenses; owner trustee fees and expenses; servicer indemnities, fees and expenses; administrator fees and expenses; and back-up administrator fees and expenses;

     (10) If a Turbo Trigger is in effect, to the holders of the notes any remaining amounts as payment of principal until paid in full; and

     (11) Any remaining amounts will be paid first to the structuring advisor, any unpaid and accrued structuring advisory fees, and then to the owner trust certificateholders.

PAYMENT OF THE PRINCIPAL DISTRIBUTION AMOUNT

Prior to an event of default, on each distribution date, the principal distribution amount for the notes will be payable as follows:

Prior to the _____________ distribution date (also referred to as the "Stepdown Date") or on or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, the principal distribution amount will be payable to each class of class A notes (other than the class A-IO notes) sequentially in ascending numerical order until each class is paid in full, then, to the class B notes until such class is paid in full, and finally, to the class C notes until such class is paid in full.

On and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect:

o The Class A Percentage (as defined below) of the principal distribution amount will be payable to the class A notes (in the same order of priority as described in the preceding paragraph) until paid in full;

o The Class B Percentage (as defined below) of the principal distribution amount will be payable to the class B notes until paid in full; and

o The Class C Percentage (as defined below) of the principal distribution amount will be payable to the class C notes until paid in full.

The Class A Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class A notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

The Class B Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class B notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

The Class C Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class C notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

If an event of default occurs and continues, on each distribution date, the principal distribution amount will be payable to each class of class A notes (other than the class A-IO notes) on a pro rata basis until each class is paid in full, then to the class B notes until such class is paid in full and then, to the class C notes until such class is paid in full.

SUBORDINATE NOTE PRINCIPAL TRIGGER

A Subordinate Note Principal Trigger will occur if either:

o        A Note Parity Trigger occurs and is continuing; or

o        The Cumulative Default Rate exceeds _____%;

provided, however, that a Subordinate Note Principal Trigger will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met TERI's due diligence requirements and TERI is solvent.

A Note Parity Trigger will occur on any distribution date if (a) the sum of the pool balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding collection period is less than (b) 101% of the outstanding principal balance of the offered notes after payments on that distribution date.

FINAL MATURITY DATES

The unpaid principal amount of each class of offered notes (other than the class A-IO notes) will be payable in full on the applicable final maturity date listed on the cover page of this prospectus supplement.

TRUST PROPERTY

FORMATION OF THE TRUST

The trust is a Delaware statutory trust. The only activities of the trust will be acquiring, owning and servicing the trust student loans and the other assets of the trust, issuing and making payments on the notes and other related activities.

THE TRUST'S ASSETS

The assets of the trust will include:

o Private student loans guaranteed by TERI. It is anticipated that on the closing date the trust will purchase student loans having an aggregate principal balance and accrued interest of approximately
         $_______________.

o Collections and other payments on the trust student loans.

o Funds in the pre-funding account and the reserve account. It is anticipated that on the closing date there will be approximately $_____________ in the pre-funding account and $_____________ in the reserve account.

o TERI will pledge approximately ____% of its guaranty fees with respect to the trust student loans to the trust to secure payments of claims on defaulted student loans under the TERI guaranty agreements. It is anticipated that there will be approximately $____________ in the TERI pledge fund on the closing date.

o On the closing date, the sum of the outstanding principal balance of the initial trust student loans, the amount deposited into the TERI pledge fund, the pre-funding account, the reserve account and the collection account on the closing date will be no less than _____% of the outstanding principal amount of the notes.

TRUST STUDENT LOANS

The trust student loans are all private student loans that are not reinsured by the Department of Education or any other government agency. The trust student loans are guaranteed by TERI. All trust student loans were originated from several different banks under different loan programs that were structured with the assistance of The First Marblehead Corporation.

INITIAL TRUST STUDENT LOANS

The trust student loans in the initial pool will be purchased by the trust from the depositor with proceeds from the sale of the notes.

The initial trust student loans have the characteristics set forth below as of _______________, 20___. Unless otherwise specified, percentages are of the initial pool principal balance (including certain interest accrued to be capitalized).

AGGREGATE CHARACTERISTICS AS OF THE STATISTICAL CUT OFF DATE (__________, 20___)

o        Aggregate principal
         amount:.........................$____________

o        Aggregate principal
         amount and accrued
         interest:.......................$____________

o        Weighted average
         annual percentage
         spread over LIBOR:....................._____%

o        Weighted average
         remaining term:.................._____ months

o        Percentage of cosigned
         loans:................................._____%

At the closing of the delivery of the notes and during the Funding Period (as defined in the glossary), the trust expects to acquire approximately $______________ of principal and accrued interest of student loans (approximately $______________ in excess of the outstanding principal balance and accrued interest of the trust student loans as of the statistical cut off date). The aggregate characteristics of the trust student loans as of the closing date (other than the aggregate principal amount) will be similar in all material respects to the trust student loans as of the statistical cut off date.

ADDITIONAL TRUST STUDENT LOANS

Additional student loans will be purchased by the trust from the depositor with proceeds on deposit in the pre-funding account. All of the additional trust student loans will be private student loans that have been newly or recently originated. The additional trust student loans will have generally the same attributes applicable to the initial trust student loans, but the addition of the additional trust student loans will affect the aggregate statistical characteristics of the trust student loans. The additional trust student loans will have a weighted average annual percentage spread over LIBOR of at least _____%. The additional trust student loans may be purchased on different dates and may have different related cut off dates, but all purchases of additional trust student loans by the trust will occur on or before _______________, 20___. We expect to purchase substantially all of the additional trust student loans by _______________, 20___. The trust will purchase all student loans that the originators (referred to as the "sellers" in this prospectus supplement) offer to the depositor in accordance with the student loan purchase agreements during the Funding Period (as defined in the glossary) to the extent funds remain in the pre-funding account.

In addition, upon each purchase of additional trust student loans, the amount deposited into the TERI pledge fund must be equal to or greater than ______% of the principal balance of the additional trust student loans (TERI guaranty fees that are not part of the assets of the trust will be used to pay this amount).

FUNDING PERIOD

On the closing date, approximately $_______________ will be deposited into the pre-funding account. Amounts in this account will be used during the Funding Period for the purchase of additional trust student loans, to pay capitalized interest and to pay advances for certain fees related to the trust student loans. All amounts remaining in the pre-funding account after the Funding Period will be transferred to the collection account and distributed as described above under "Distributions."

RESERVE ACCOUNT

There will be a reserve account to pay the fees of the trust and interest on the notes. Amounts in the reserve account in excess of the required reserve amount will be deposited into the collection account and will be used to make payments in the same order of priority as described above under "Distributions" (including to the holders of the owner trust certificates after payment of all other amounts). Amounts on deposit in the reserve account also will be available, if necessary, to pay principal on each class of offered notes (other than the class A-IO notes) on its respective final maturity date.

Initially, the amount in the reserve account will be approximately $_______________. If the amount on deposit in the reserve account on any distribution date beginning with the distribution date in ________ 20___ (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the required amount for that distribution date, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution as available funds on the distribution date to the persons and in the order of priority specified for distributions.

Starting with the ________ 20___ distribution date, the required amount in the reserve account will step-down according to the schedule described under "Description of the Securities--Accounts--Reserve Account." However, the required amount will never be less than the greater of $___________ and ______% of the outstanding principal amount of the offered notes immediately prior to the related distribution date.

FEES

All fees described below are paid from funds in the collection account in the priority as described under "Description of the Securities - Distributions and Payments."

    ------------------------- ---------------------------
    Indenture Trustee         $____________
    ------------------------- ---------------------------
    Owner Trustee             $____________
    ------------------------- ---------------------------
    Irish Paying Agent, if    $____________
    any
    ------------------------- ---------------------------
    Total fees in             Not to exceed $___________
    accordance with the       in the aggregate per annum
    indenture, trust
    agreement and any Irish
    paying agent agreement
    ------------------------- ---------------------------
    Administrator             Monthly fee equal to 1/12
                              of ____% of the aggregate
                              outstanding principal
                              balance of the trust
                              student loans
    ------------------------- ---------------------------
    Back-up Administrator     Initial fee of $______ and
                              monthly fee of $______

    ------------------------- ---------------------------
    PHEAA                     Monthly fee equal to an
                              amount based upon the
                              aggregate principal balance
                              of the trust student loans
                              serviced at the end of each
                              month, multiplied by the
                              applicable servicing fee
                              divided by twelve, equal to
                              the following:
    DURING DEFERMENT          _____%

       DURING REPAYMENT       _____% (current)
       (FIRST 10 YEARS)       _____%  (delinquent)

                              _____% (current)
       DURING REPAYMENT       _____%  (delinquent)
       (AFTER 10 YEARS)
    ------------------------- ---------------------------
    [Broker-dealers and       [Fees up to _____% per
    auction agent]            annum of the aggregate
                              outstanding principal
                              balance of the auction
                              rate notes]
    ------------------------- ---------------------------

U.S. FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and not as an equity interest in the trust, and the trust will not be classified as an association or a publicly traded partnership taxable as a corporation.

See "U.S. Federal Income Tax Consequences" in this prospectus supplement.

ERISA CONSIDERATIONS

Any person who purchases or acquires notes will be deemed to represent, warrant and covenant either:

(a) The purchaser is not, and is not acquiring the notes on behalf of, as a fiduciary of, or with assets of, a Plan (as defined in "ERISA Considerations" in this prospectus supplement); or

(b)      (1)      The notes are rated investment grade or better as of the date of purchase;

         (2) It believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation (as defined in "ERISA Considerations" in this prospectus supplement) and agrees to so treat the notes; and

         (3) The acquisition and holding of the notes do not result in a violation of the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Code because the transaction is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or by reason of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicers, the indenture trustee, the owner trustee, any provider of credit support or any of their affiliates not being a Party in Interest (as defined in "ERISA Considerations" in this prospectus supplement with respect to the Plan.

See the section titled "ERISA Considerations" in this prospectus supplement.

RATINGS

The class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5 notes and class A-IO notes must be rated in the highest rating category of at least two of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

The class B notes must be rated in one of the two highest rating categories of at least two of the three rating agencies. The class C notes must be rated in one of the three highest rating categories of at least two of the three rating agencies.

LISTING INFORMATION

Application has been made to the Financial Regulator in Ireland, as competent authority under the Prospectus Directive, for the Irish Prospectus to be approved. THE APPROVAL FROM THE FINANCIAL REGULATOR IN IRELAND RELATES ONLY TO THE OFFERED NOTES WHICH ARE TO BE ADMITTED TO TRADING ON THE REGULATED MARKET OF THE IRISH STOCK EXCHANGE. Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that such listing will be obtained. You may consult with the Irish listing agent to determine the status of the offered notes.

                             IDENTIFICATION NUMBERS

     Class              CUSIP Number       ISIN          European Common Code
------------------     -------------     --------        --------------------
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class A-5 Notes
Class A-IO Notes
Class B Notes
Class C Notes

                                  RISK FACTORS

         You should consider the following risk factors together with all the information contained in this prospectus supplement in deciding whether to purchase any of the notes.

YOU MAY HAVE DIFFICULTY             Application will be made to list the offered
SELLING YOUR NOTES                  notes on the Irish Stock Exchange. There can
                                    be no assurance that this listing will be obtained. If the notes are not listed on a securities exchange and you want to sell your notes, you will have to locate a purchaser that is willing to purchase them.
                                    The underwriters intend to make a secondary market for the offered notes. The underwriters will do so by offering to buy the notes from investors that wish to sell.
                                    However, the underwriters will not be
                                    obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities, and there may be times in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

IF THE TRUST ASSETS ARE             The trust is not permitted to have any
INSUFFICIENT TO MAKE PAYMENTS ON    significant assets or sources of funds other
THE NOTES, YOU MAY INCUR A LOSS     than the trust student loans, the guaranty
                                    agreements, the reserve account, the
                                    pre-funding account and the collection
                                    account. You will have no claim to any
                                    amounts properly distributed to the owner trust certificateholders, the indenture trustee, the owner trustee, the administrator, the back-up administrator or the servicers, from time to time.

                                    If you are a holder of any notes, and the reserve account and the pre-funding account are exhausted, the trust will depend solely on payments with respect to the trust student loans to make payments on the notes and you could suffer a loss.

THE CHARACTERISTICS OF THE TRUST    Certain characteristics of the trust student
STUDENT LOANS MAY CHANGE            loans will vary from the characteristics of
                                    the trust student loans described in this prospectus supplement due to payments received over time and the addition of additional trust student loans. Distribution by loan type and weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the trust student loans after each transfer of additional student loans to the trust and the remaining terms of the deferral and forbearance periods.

YOUR YIELD TO MATURITY MAY BE       The pre-tax return on your investment is
REDUCED BY PREPAYMENTS,             uncertain and will depend on a number of
DELINQUENCIES AND DEFAULTS          factors including the following:

                                    o    THE RATE OF RETURN OF PRINCIPAL IS
                                    UNCERTAIN. The amount of distributions of principal on the notes and the time when you receive those distributions depend on the amount and the times at which borrowers make principal payments on the trust student loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the trust student loans.

                                    o    YOU MAY NOT BE ABLE TO REINVEST
                                    DISTRIBUTIONS IN COMPARABLE INVESTMENTS.
                                    Asset backed securities, like the notes
                                    offered by this prospectus supplement,
                                    usually produce more returns of principal to investors when market interest rates fall below the interest rates on the student loans and produce less returns of principal when market interest rates are above the interest rates on the student loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

SPECIAL YIELD CONSIDERATIONS        Until _____________, 20____ the class A-IO
RELATING TO THE CLASS A-IO NOTES    notes will accrue interest on the aggregate
                                    outstanding principal balance of the class
                                    A-5 notes. The yield on the class A-IO notes will be dependent upon the rate and timing of principal payments on the class A-5 notes, resulting from prepayments, defaults and liquidations with respect to the underlying trust student loans, which rate may fluctuate significantly over time. An extremely rapid rate of prepayments on the underlying trust student loans could result in the failure of investors in the class
                                    A-IO notes to fully recover their
                                    investments. Investors must make their own decisions as to the appropriate assumptions to be used in deciding whether to purchase any class A-IO notes.

THE TRUST'S PURCHASE OF STUDENT     The sum of the outstanding principal balance
LOANS AT A PREMIUM MAY RESULT IN    of the initial trust student loans, the
LOSSES                              amount deposited in the TERI pledge fund,
                                    the reserve account, the pre-funding account and the collection account on the closing date will be no less than _____% of the outstanding principal amount of the notes.
                                    There can be no assurance that the aggregate principal amount of the notes will be equal to or less than the sum of the principal amount of the trust student loans plus the amounts on deposit in the reserve account, the pre-funding account and the collection account. If an event of default occurs under the indenture, and the trust student loans are liquidated at a time when the outstanding principal amount of the notes exceeded the sum of the principal amount of the trust student loans and the amounts on deposit in the reserve account, the pre-funding account and the collection account, the noteholders may suffer a loss.
                                    If an event of default occurs before the holders of the class A-IO notes have received distributions equal to their investment in the class A-IO notes, those investors will suffer a loss, regardless of the liquidation proceeds.

RELIANCE ON THIRD PARTY SERVICERS   Although the servicers are obligated to
FOR SERVICING THE TRUST STUDENT     cause the trust student loans to be serviced
LOANS                               in accordance with the terms of the
                                    servicing agreements, the timing of payments will be directly affected by the ability of the servicers to adequately service the trust student loans. In addition, you will be relying on compliance by each of the servicers with private program regulations to ensure that TERI is obligated to maintain guaranty payments. If a servicer defaults on its obligations and is terminated, you will be relying on the ability of the administrator to find an alternative servicer to service the trust student loans and you may suffer a delay in the timing of payments until any transfer of servicing is completed or effective.

RISK OF DEFAULT BY TERI ON THE      If TERI defaults on its guaranty
TRUST STUDENT LOANS                 obligations, and you own any class of notes,
                                    you will rely primarily on payments from the related borrower for payments on the related private student loan and, to a limited extent, on guaranty fees paid to TERI but deposited in the TERI pledge fund to secure its guaranty obligations. In these circumstances, if you are a holder of any notes, you will bear the risk of loss resulting from the failure of any borrower of a trust student loan if the limited credit enhancement provided by the financing structure available to the notes is inadequate to cover the loss. Moreover, if a Turbo Trigger is in effect, payments on the notes may be accelerated and you will bear the risk of reinvestment and any adverse effect on the weighted average life and yield on your notes.

INVESTORS IN THE SUBORDINATE        Although interest on the class B notes and
NOTES ARE SUBJECT TO VARIABILITY    class C notes will be paid prior to
OF CASH FLOWS AND  FACE GREATER     principal on the class A notes, if a Class B
RISK OF LOSS                        Note Interest Trigger or Class C Note
                                    Interest Trigger is in effect for any
                                    particular class of subordinate notes,
                                    interest on the related class or classes of subordinate notes will be subordinated to the payment of principal on the class A notes and, if applicable, the class B notes.
                                    Principal on the subordinate notes will not begin to be paid until the Stepdown Date and then only so long as no Subordinate Note
                                    Principal Trigger has occurred and remains in effect. Moreover, the subordinate notes will not receive any payments of principal after the Stepdown Date if a Subordinate
                                    Note Principal Trigger occurs and is
                                    continuing until the class A notes have been paid in full (and, if applicable, the class or classes of subordinate notes with a higher payment priority have been paid in full). Thus, investors in the subordinate notes will bear losses on the trust student loans prior to the losses being borne by holders of the senior notes (and, if applicable, the class or classes of subordinate notes with a higher payment priority).

SEQUENTIAL PAYMENT OF THE CLASS     Class C noteholders bear a greater risk of
A NOTES AND SUBORDINATION OF THE    loss than class A noteholders and class B
SUBORDINATE NOTES RESULT IN A       noteholders; class B noteholders bear a
GREATER RISK OF LOSS FOR SOME       greater risk of loss than class A
HOLDERS                             noteholders; and, among the class A
                                    noteholders those with a higher class
                                    numerical designation bear a greater risk of loss than those with a lower class numerical designation because:

                                    o   In general, prior to the Stepdown Date,
                                    distributions of principal will be made, first, to the class A notes in ascending numerical designation, then, only after the outstanding amount of each class A security has been reduced to zero, to the class B notes and then, only after the outstanding amount of each class B note has been reduced to zero, to the class C notes. Holders of those classes of notes receiving principal later have a greater risk of suffering a loss on their investments as compared to holders of notes whose principal payments have an earlier sequential priority.

                                    o Distributions of interest on the class B notes will be subordinate to the payment of interest and, in some circumstances, payments of principal on the class A notes. Distributions of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes. Holders of the class B notes have a greater risk of suffering a loss on their investments as compared to holders of the class A notes.

                                    o Distributions of interest on the class C notes will be subordinate to the payment of interest on the class A notes and class B notes and, in some circumstances, payments of principal on the class A notes and the class B notes. Distributions of principal on the class C notes will be subordinate to the payment of both interest and principal on the class A notes and the class B notes. Holders of the class C notes have a greater risk of suffering a loss on their investments as compared to holders of the class A notes and the class B notes. Following the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the class B notes and class C notes will start receiving principal payments. As the outstanding principal balances of the class B notes and class C notes are reduced, the class A notes and class B notes will have less credit enhancement than if the notes continued to have principal paid sequentially.

PAYMENT PRIORITIES ON THE NOTES     Upon the occurrence of an event of default
CHANGE UPON CERTAIN EVENTS OF       with respect to the notes and the
DEFAULT                             acceleration of the notes:

                                    o Payment of the principal of and interest on the class B notes and class C notes will be fully subordinated to the payment in full of all amounts due and payable on the class A notes; and

                                    o Payment of the principal of and interest on the class C notes will be fully subordinated to the payment in full of all amounts due and payable on the class A notes and class B notes.

                                    Following acceleration, if available funds are not sufficient to fully repay all of the notes, the holders of the class B notes may suffer a loss and the class C notes will suffer a loss.

THE FAILURE TO PAY THE              So long as class A notes are outstanding,
SUBORDINATE NOTES IS NOT            the indenture provides that there cannot be
AN EVENT OF DEFAULT                 an event of default for the failure to pay
                                    interest or principal on the class B notes and class C notes.

                                    If amounts otherwise allocable to the class
                                    B notes and class C notes are used to fund payments of interest and/or principal on the class A notes, distributions on the class B notes and class C notes may be delayed or reduced and you may suffer a loss.

                                    So long as class B notes are outstanding, the indenture provides that there cannot be an event of default for the failure to pay interest or principal on the class C notes.

                                    If amounts otherwise allocable to the class
                                    C notes are used to fund payments of
                                    interest and/or principal on the class B notes, distributions on the class C notes may be delayed or reduced and you may suffer a loss.

WITHDRAWAL OR DOWNGRADING OF        The rating of the notes will depend
INITIAL RATINGS WILL ADVERSELY      primarily on an assessment by the rating
AFFECT THE PRICES FOR THE           agencies of the trust student loans and the
NOTES                               structure of the transaction. Any subsequent
                                    downgrade in the assessment of the credit quality of the trust student loans may result in a reduction in the rating initially assigned to the notes.

                                    A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrading of a rating (such as, for example, as a result of a downgrading of the ratings of TERI) will likely reduce the price that a subsequent purchaser will be willing to pay for the applicable securities.

                                    None of the trust, the depositor, the
                                    sellers, the administrator, the back-up
                                    administrator, the servicers or the
                                    indenture trustee are required to maintain the rating of any class of the notes. Any downgrade in the ratings assigned to your notes could result in a decline in the market value and liquidity of your notes.

THE NOTES ARE NOT                   The notes, and in particular the subordinate
SUITABLE INVESTMENTS                notes, are not a suitable investment if you
FOR ALL INVESTORS                   require a regular or predictable schedule of
                                    payments or payment on any specific date.
                                    The notes are complex investments that
                                    should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

CONSUMER PROTECTION LAWS MAY        Numerous federal and state consumer
AFFECT ENFORCEABILITY OF THE        protection laws and related regulations
TRUST STUDENT LOANS                 impose substantial requirements upon lenders
                                    and servicers involved in consumer finance.
                                    These requirements may apply to assignees such as the trust and may result in both liability for penalties for violations and a material adverse effect upon the enforceability of the trust student loans.
                                    For example, federal law such as the
                                    Truth-in-Lending Act can create punitive damage liability for assignees and defenses to enforcement of the trust student loans, if errors were made in disclosures that must be made to borrowers. Certain state disclosure laws, such as those protecting co-signers, may also affect the enforceability of the trust student loans if appropriate disclosures were not given or records of those disclosures were not retained. If the interest rate on the loans in question exceeds applicable usury laws, that violation can materially adversely affect the enforceability of the loans.

                                    If the loans were marketed or serviced in a manner that is unfair or deceptive, or if marketing, origination or servicing violated any applicable law, then state unfair and deceptive practices acts may impose liability on the loan holder, as well as creating defenses to enforcement. Under certain circumstances, the holder of a trust student loan is subject to all claims and defenses that the borrower on that loan could have asserted against the educational institution that received the proceeds of the loan. Many of the trust student loans have been priced by lenders using a so-called "risk based pricing" methodology in which borrowers with lower creditworthiness are charged higher prices. If pricing has an adverse impact on classes of protected persons under the federal Equal Credit Opportunity Act and other similar laws, claims under those acts may be asserted against the originator and, possibly, the loan holder.

LIMITATIONS ON GUARANTY AGREEMENTS  The guaranty agreements with TERI require holders and the servicers of the trust
                                    student loans to follow specified procedures to ensure that the trust student loans are properly originated and serviced. Failure to follow these specified procedures may result in TERI's refusal to make guaranty payments with respect to the trust student loans. Loss of any guaranty payments could adversely affect the amount of revenues and the trust's ability to pay principal and interest on the notes. The sellers and the servicers have agreed to perform origination and servicing procedures in accordance with the specified procedures. Upon a material breach of the specified procedures, the sellers and the servicers are obligated to purchase the trust student loans affected by the breach and/or to indemnify for losses incurred.

CERTAIN CONCERNS REGARDING          It is intended by the depositor and the
RECHARACTERIZATION OF THE LOAN      trust that the transfers of the trust
PURCHASES BY THE TRUST              student loans by the several different banks
                                    to the depositor and by the depositor to the trust constitute sales of the trust student loans to the depositor and to the trust. If the transfers constitute sales, the trust student loans and the proceeds thereof would not be the property of the sellers or of the depositor, should the sellers or the depositor become the subject of any proceeding under any insolvency law after the transfer of the trust student loans to the depositor and to the trust.

                                    Each of the sellers will warrant to the
                                    depositor in a student loan purchase
                                    agreement that the sale of the trust student loans by that seller to the depositor is a valid sale of the trust student loans by that seller to the depositor. The depositor will warrant to the trust in a deposit and sale agreement that that the sale of the trust student loans by the depositor to the trust is a valid sale of the trust student loans by the depositor to the trust.

                                    Notwithstanding the foregoing, if a seller or the depositor were to become subject to any proceeding under any insolvency law and a creditor or receiver in insolvency or a seller or the depositor itself were to take the position that the sale of trust student loans by that seller to the depositor or the depositor to the trust should instead be treated as a pledge of the trust student loans to secure a borrowing of that seller or the depositor, delays in payments of collections on trust student loans to the holders of the notes could occur or (should the court rule in favor of a seller, the depositor, receiver or creditor), reductions or delays in the amounts of payments could result.

                                    If the transfer of the trust student loans by a seller to the depositor or by the depositor to the trust is treated as a pledge instead of a sale, a tax or government lien on the property of a seller or the depositor arising before the transfer of the trust student loans to the depositor or to the trust may have priority over the indenture trustee's interest in the trust student loans. As a precaution that the sale of the trust student loans would not be deemed to be a sale, the indenture trustee will also have a valid perfected first priority security interest in the trust student loans.

VARIABILITY OF REVENUES;            Amounts received with respect to the trust
FINANCIAL HEALTH TERI AS STUDENT    student loans for a OF particular period may
LOAN GUARANTOR                      vary in both timing and amount from the
                                    payments actually due on the trust student loans for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral or forbearance prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted trust student loans.

                                    Failures by borrowers to pay timely
                                    principal and interest on the trust student loans will affect the amount of revenues, which may reduce the amount of principal and interest available to be paid to the holders of the notes. In addition, failures by borrowers of student loans to pay timely principal and interest due on the student loans could obligate TERI as student loan guarantor to make payments thereon, which could adversely affect the solvency of TERI and its ability to meet its guaranty obligations. The inability of TERI as student loan guarantor to meet its guaranty obligations could reduce the amount of principal and interest paid to the holders of the notes. TERI will pledge a portion of its guaranty fees to the indenture trustee to secure its guaranty obligations, pursuant to a TERI security agreement. However, the funds in the TERI pledge fund may not be sufficient to meet TERI's guaranty obligations with respect to the trust student loans. Additionally, if TERI were to become subject to any insolvency proceeding, delays in payments of collections on trust student loans to the holders of the notes could occur or (should the court rule in favor of a seller, receiver or creditor), reductions or delays in the amounts of payments could result.

REPURCHASE OF TRUST STUDENT LOANS   Upon the occurrence of a breach of
BY THE SELLERS                      representations and warranties with respect
                                    to a trust student loan, the depositor may have the option to repurchase the related trust student loan from the trust and, regardless of the repurchase, must indemnify the trust with respect to losses caused by the breach. Similarly, the seller of the loan to the depositor may then have the option to repurchase the related trust student loan from the depositor and, regardless of the repurchase, must indemnify the depositor with respect to losses caused by the breach. If the respective seller were to become insolvent or otherwise be unable to repurchase the trust student loan or to make required indemnity payments, it is unlikely that a repurchase of the trust student loan from the trust or payments to the trust would occur.

[RISK OF LOSS OF CARRY-OVER         The interest rate for the auction rate notes
AMOUNT                              will be based generally on the outcome of
                                    auctions of the notes. The applicable
                                    auction rate on each auction rate note will be limited by the maximum rate. If, in respect of any interest period, there does not exist a positive spread between the maximum rate and the auction rate, the applicable auction rate on the auction rate notes for the interest period will be the maximum rate. Any carry-over amount for a class of auction rate notes arising as a result of the applicable auction rate being the maximum rate is to be paid on the next distribution date or on any succeeding distribution date for that class to the extent funds are available therefor after making all required prior distributions and deposits with respect to the distribution date and assuming no further carry-over amount is accruing on the notes. There is no assurance that there will be funds available from collections on the trust student loans to pay the carry-over amount. The ratings on the auction rate notes only address the likelihood of the ultimate payment of principal and stated interest and do not address the likelihood of the payment of carry-over amounts.]

[LACK OF LIQUIDITY FACILITY FOR     The auction rate notes will not be supported
AUCTION RATE NOTES                  by a liquidity facility. If an existing
                                    owner were to submit a sell order or a hold order subject to an interest rate that is determined to be greater than the maximum auction rate for the auction date, and sufficient clearing bids were not obtained on the auction date, the existing owner would not have its notes purchased through the auction procedures on the auction date.
                                    In this event, no assurance can be given that a broker-dealer will purchase or will otherwise be able to locate a purchaser prior to the next auction date or that sufficient clearing bids will be obtained on any succeeding auction date.]

EFFECT OF THE SERVICEMEMBERS        Under the Servicemembers Civil Relief Act of
CIVIL RELIEF ACT OF 2003;           2003, loans entered into by persons on
DEFERMENT FOR ARMED FORCES          active duty in military service prior to
PERSONNEL                           their period of active duty may bear
                                    interest at no more than 6% per year during the period of active service and for a grace period after separation. Installment payments must be reduced correspondingly.
                                    The Servicemembers Civil Relief Act of 2003 also limits the ability of a loan servicer to take legal action against the borrower during the borrower's period of active military duty and for a grace period thereafter. Certain fees and penalties are also suspended. Finally, under the servicing procedures adopted for the trust student loans, armed forces personnel may be granted additional deferments for repayment so long as they are serving in overseas duty.

                             FORMATION OF THE TRUST

         The National Collegiate Student Loan Trust 20__-___ is a newly formed Delaware statutory trust. The trust will be governed by a Trust Agreement dated as of ____________, 20___ among the depositor, TERI and ________________________, as owner trustee for the transactions described in this prospectus supplement. We refer to this agreement as the "trust agreement." The beneficial ownership of the trust is expected to be held by the depositor (____%) and TERI (____%).

         The trust has taken steps in structuring these transactions that are intended to make it unlikely that the voluntary or involuntary application for relief by The First Marblehead Corporation under bankruptcy or insolvency laws will result in consolidation of the assets and liabilities of the trust with those of The First Marblehead Corporation or an affiliate of The First Marblehead Corporation. Pursuant to its trust agreement, the trust may not engage in any activity other than:

         (a) Entering into a deposit and sale agreement with the depositor for the purchase of private student loans, servicing agreements supporting the student loans (referred to in this prospectus supplement as the "trust student loans") acquired by the trust from the depositor on the closing date, the Indenture dated as of ____________, 20___ between the trust and ______________________, as indenture trustee (we refer to this agreement as the "indenture"), and all related agreements, documents and instruments;

         (b) Issuing notes under the indenture;

         (c) Issuing certificates under the trust agreement;

         (d) Undertaking all rights, duties and obligations under the trust's agreements; and

         (e) Entering into and performing under the related agreements, documents or instruments and otherwise engaging in any lawful act or activity under Delaware law governing statutory trusts, so long as the same are necessary, appropriate or suitable to accomplish the object or purposes described in (a), (b), (c) and (d).

         The trust agreement will appoint an owner trustee, ______________________, which is unaffiliated with the beneficial owners of the trust, to act as owner trustee of the trust. First Marblehead Data Services, Inc., as administrator, will be responsible for performing substantially all of the duties of the trust, to a certain extent subject to the direction of the beneficial owners of the trust.

         On the closing date, the property of the trust will consist of:

         (a) The initial trust student loans;

         (b) All funds collected in respect thereof on or after the cut off date;

         (c) Guaranty agreements and servicing agreements with respect to the trust student loans assigned to the trust and rights to secure payments on defaulted trust student loans under the TERI guaranty agreements with all moneys on deposit in the TERI pledge fund;

         (d) All moneys and investments on deposit in the collection account, the pre-funding account and the reserve account; and

         (e) The rights of the trust under the indenture, the deposit and sale agreement, the administration agreement, the TERI security agreement and custodial agreements.

                           USE OF PROCEEDS AND ASSETS

         The trust estimates that the net proceeds from the sale of the notes will be applied substantially as follows:

Collection Account*                                                 $__________
Reserve Account                                                     $__________
Pre-Funding Account                                                 $__________
Deposit to TERI Pledge Fund                                         $__________
Cost of Issuance                                                    $__________
Underwriting Fee                                                    $
                                                                    ===========
         TOTAL USES                                                 $__________

* $__________ used to purchase student loans and $__________ paid to The First Marblehead Corporation as a structuring advisory fee.


         The assets of the trust and those assets expected to be pledged to the trust at the closing date are estimated to be:

Initial Trust Student Loans                                        $__________
Reserve Account                                                    $__________
Pre-Funding Account                                                $__________
Collection Account                                                 $__________
TERI Pledge Fund                                                   $
                                                                   ===========
         TOTAL ASSETS                                              $__________

                                   THE SELLERS

         Set forth below is a chart containing certain information regarding certain of the sellers who will sell pools of student loans originated under different programs to the depositor pursuant to student loan purchase agreements. Student loans purchased by the trust with proceeds on deposit in the pre-funding account may be purchased by the depositor from other sellers pursuant to separate student loan purchase agreements. [None of the other sellers will sell an amount of student loans to the depositor that is greater than 10% in dollar volume of the initial trust student loans.]

                                                 Trust Student Loans by     Percentage of Trust Student Loans
                              Number of       Outstanding Principal Balance  by Outstanding Principal Balance
       Seller                   Loans           as of __________, 20___          as of __________, 20___
-------------------------- ---------------- ------------------------------- ---------------------------------
----------------------                                 $----------                       ----%
----------------------                                 $----------                       ----%
----------------------                                 $----------                       ----%
Others                                                 $__________                       ____%
-------------------------- ---------------- ------------------------------- ---------------------------------
               Total                                   $__________                       ____%

         Because all sellers use the same TERI underwriting criteria, investors should see "Description of the Student Loan Programs - Eligibility Requirements" in the prospectus for a description of the programs under which the student loans have been originated. [The following chart contains certain material information about the sellers:]

       [Seller]                 [Form of     [Number of Years   [Aggregate Dollar Volume
                             Organization]      Originating          of Outstanding
                                              Student Loans]         Student Loans]
------------------------    --------------   ----------------   ------------------------
----------------------
----------------------
----------------------

         The student loans will be transferred from the sellers to the depositor and from the depositor to the trust as follows:

              Student Loans                          Student Loans
|-------|                        |------------|                          |----------------|
|       |----------------------->|            |------------------------->|The National    |
|       |                        |The National|                          |Collegiate      |
|       |                        |Collegiate  |    (Deposit and Sale     |Student Loan    |
|Sellers|  (Pool Supplements)    |Funding LLC |        Agreement)        |Trust 20__-__   |
|       |                        |(Depositor) |                          |(Issuing Entity)|
|-------|<-----------------------|------------|<-------------------------|----------------|

                    $                                   $

         The notes offered in this prospectus supplement and the accompanying prospectus do not represent an interest in, or obligation of, any of the sellers of the student loans or their affiliates. No purchaser of the offered notes will have any recourse to any of the sellers of the student loans or their affiliates. The offered notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or, at the request of or for the account of any of the sellers of the student loans or their affiliates, by any other governmental agency. The underwriting criteria used by the sellers of the student loans in originating student loans purchased by the depositor may be different from those used by the sellers of the student loans and their affiliates in originating student loans under other existing student loan programs.

                                  THE SERVICERS

         PHEAA will be the initial servicer for approximately ____% (by outstanding principal balance as of the statistical cut off date) of the trust student loans. The remaining trust student loans will be serviced by one or more additional third party servicers under servicing agreements between each of them and The First Marblehead Corporation.

         THE PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY. PHEAA is a public corporation and a governmental instrumentality of the Commonwealth of Pennsylvania. PHEAA was formed in 1964 and has its principal place of business at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 (Tel. No. (717) 720-2750). In addition to servicing student loans, PHEAA guarantees loans under the federal Title IV programs, administers certain state scholarship and financial aid programs, and issues tax-exempt and taxable notes to finance its direct lending secondary market purchases of student loan portfolios. As of ____________, 20____, PHEAA had total assets of approximately $____ billion. As of ____________, 20____, PHEAA serviced approximately _____ million student loans, with an aggregate principal balance of over $____ billion. PHEAA has approximately ________ employees and is one of the largest servicers of education loans in the United States.

         PHEAA will be entitled to receive from the trust a monthly fee for its services in an amount based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to the following:

         TRUST STUDENT LOAN STATUS                                              SERVICING FEE
         -------------------------                                              -------------
         During deferment                                                            _____%

         During the first 10 years of repayment (and borrower is current)            _____%

                If delinquent (additional)                                           _____%

         After 10 years of repayment (and borrower is current)                       _____%

                If delinquent (additional)                                           _____%

         In addition, PHEAA is entitled to certain U.S. Dollar based fees related to defaulted loans.

         PHEAA will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to PHEAA's acts or omissions with respect to the services provided to the trust, where the final determination of liability on the part of PHEAA is established by an arbitrator, by a court of law or by way of settlement agreed to by PHEAA. The maximum liability on the part of PHEAA for all losses incurred by The First Marblehead Corporation on trust student loans serviced by PHEAA as a result of servicing deficiencies will not exceed 10% of the aggregate initial principal amount of all loans serviced by PHEAA and securitized by The First Marblehead Corporation or its affiliates. As of ____________, 20____, the aggregate outstanding principal amount of all loans serviced by PHEAA and securitized by The First Marblehead Corporation or its affiliates equals approximately $____ billion.

                 THE ADMINISTRATOR AND THE BACK-UP ADMINISTRATOR

FIRST MARBLEHEAD DATA SERVICES, INC.

         First Marblehead Data Services, Inc., an affiliate of the sponsor, will act as the administrator for the trust student loans. The administrator will perform various duties as described in the prospectus and will be paid the fees described under "Fees" above in "Summary of Terms." See "The Administrator" in the prospectus.

         First Marblehead Data Services, Inc. acts as the administrator for each of the transactions described in "Securities Previously Issued by Affiliates of the Sponsor - Static Pool Information" in this prospectus supplement. The policies and procedures with respect to the administration of the trust are substantially similar to those of prior transactions for which First Marblehead Data Services, Inc. has served as the administrator, and there have been no changes to the policies and procedures with respect to administration over the last three years. There have not been any prior securitizations involving First Marblehead Data Services, Inc. as administrator that have defaulted or experienced early amortization or any other triggering events because of administration or outsourcing of administration.

                           THE STUDENT LOAN GUARANTOR

THE EDUCATION RESOURCES INSTITUTE, INC.

     TERI was incorporated in 1985 for the purpose of guaranteeing student loans and is a private, non-profit corporation organized under Chapter 180 of the Massachusetts General Laws. It is a student loan guarantor, not a regulated insurance company. TERI's offices are located at 31 St. James Avenue, Boston, Massachusetts 02116, and its telephone number is (617) 426-0681. As of __________, 20___, TERI employed approximately ___ people.

         TERI LOAN GUARANTY PROGRAMS. All of the loan programs for which TERI provides guaranties are private, and TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education. Each loan that TERI guarantees under its programs is funded by a participating financial institution. TERI charges a guaranty fee for each loan it guarantees. In addition to the loan programs, the principal loan programs for which TERI provides guaranties are:

         TERI ALTERNATIVE PROGRAM. The TERI Alternative Program (including variants thereof marketed by various lenders under proprietary names) is a private education loan program established by TERI for students enrolled in nationally or regionally accredited 2 to 4-year undergraduate degree-granting institutions in the United States and Canada. To be eligible for a loan under the TERI Alternative Program, a student must be deemed creditworthy or provide a creditworthy co-borrower. At least one applicant must be a U.S. citizen or a certified permanent resident of the United States.

         PEP PROGRAM. The PEP Program (including variants thereof marketed by various lenders under proprietary names) is an education loan program established by TERI in 1988 for graduate and professional school students enrolled at least half-time in accredited 2 to 4-year degree-granting institutions in the United States and Canada. Under the PEP Program students with little or no credit history can borrow on their own signature provided their credit profiles do not violate TERI's credit standards. Creditworthy students or students with creditworthy co-borrowers can borrow on more favorable terms.

         With respect to student loans made by lending institutions under the TERI loan guaranty programs, TERI guarantees 100% of the principal (including capitalized interest) plus accrued interest for loans for which one of the following events has occurred:

     o Failure by a borrower to make monthly principal and/or interest payments on a loan when due, provided the failure continues for a specified period (generally from 150 to 180 days);(1)

     o The filing by or against a borrower of a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding the filing of an adversary proceeding pursuant to 11 U.S.C. ss. 523(a)(8);(2) or

     o    The death of a borrower.(1)

-----------
(1) Depending on the terms of the applicable guaranty agreement, this event may not entitle the lender to make a claim for payment unless the same condition or another condition applies to all co-signers of a note, if the note has multiple borrowers.
(2) Depending on the terms of the applicable guaranty agreement, a bankruptcy filing by one of several borrowers under Chapter 7 of the Bankruptcy Code may not entitle the lender to make a claim for payment unless and until the same condition or another condition applies to all co-signers of a promissory note, if the note has multiple borrowers, unless the borrower seeks a discharge of the loan pursuant to section 523(a)(8) of the Bankruptcy Code.


         TERI's obligation to honor its guaranty for any loan is subject to certain conditions, including that TERI has timely received the guaranty fees for the loan; that the origination, disbursement, and servicing of the loan have been performed in accordance with program requirements and applicable law; that a claim for guaranty of the loan has been filed timely and in accordance with program requirements; and that the promissory note has been validly transferred and endorsed to TERI. The terms of TERI's guaranty vary depending upon the particular guaranty agreement.

         Included in as a part of this prospectus supplement is Annex I, certain financial statements, including consolidated statements of activities and changes in net assets and consolidated statements of financial position of TERI as of and for the years ended ____________, 20____, ____________, 20____ and
____________, 20____, which have been audited, and the nine months ended
____________, 20____ and ________, which are unaudited.

     FINANCIAL INFORMATION SUMMARY. Set forth below is a summary of certain TERI financial information for the last three fiscal years:

                                        Fiscal Years Ended June 30,
                            ----------------------------------------------------
                               20___               20___               20___
                           (U.S. Dollars       (U.S. Dollars       (U.S. Dollars
                            in Millions)       in Millions)        in Millions)
                            ------------       ------------        ------------

Increase in Net Assets
Total Net Assets
Total Assets
Loan Loss Reserves

----------------
(1) Source: TERI's audited financial statements for the fiscal years ended June 30, 20___, 20___ and 20___.

         LOAN LOSS RESERVE. TERI's loan loss reserve represents an amount TERI believes would be adequate to absorb probable losses arising from its guaranty commitments. TERI's management determines the adequacy of the reserve based primarily on historical loan default experience compiled in its database of borrower default data dating back to TERI's inception in 1985. In addition, TERI commissions an actuarial study performed twice annually by a national accounting firm independent of TERI's auditors, which analyzes the adequacy of TERI's reserves. Activity in the loan loss reserve account for the fiscal years ended June 30, 20____, ______ and _________:

                                        Fiscal Years Ended June 30,
                            ----------------------------------------------------
                               20___               20___               20___
                           (U.S. Dollars       (U.S. Dollars       (U.S. Dollars
                            in Millions)       in Millions)        in Millions)
                            ------------       ------------        ------------

Beginning Balance
Default Claims Paid
Default Claims Recoveries, Net
     of Adjustments
Access Transaction(2)
Loan Loss Provision
                            ----------------------------------------------------
Ending Balance
                            ====================================================

-------------
(1) Source: TERI's audited financial statements for the fiscal years ended June 30, 20___, 20___ and 20___.

(2) On November 15, 2001, TERI and the Access Group, Inc. agreed to and executed a plan that would remove TERI's guarantee from approximately $340 million of Access Group, Inc. loans originated after May 1, 1998 (the "Access Transaction"). TERI's loan loss reserve balance was reduced by $22.9 million in connection with this transfer.


         RESERVE RATIO. TERI computes its reserve ratio by dividing the "total amounts available for guaranty commitments" by the "total loans outstanding." TERI defines "total amounts available for guaranty commitments" as the sum of the amounts set forth below under the caption "-- SUMMARY OF AMOUNTS AVAILABLE FOR GUARANTY COMMITMENTS." It defines "total loans outstanding" as the aggregate principal amount outstanding of all loans under guaranty. TERI's reserve ratio as of June 30 of each of the fiscal years 20___, 20___ and 20___.

                                                       RESERVE RATIO
                                                       -------------
                      June 30, 20__                         ___%
                      June 30, 20__                         ___%
                      June 30, 20__                         ___%

         SUMMARY OF AMOUNTS AVAILABLE FOR GUARANTY COMMITMENTS. As a guarantor of student loans, TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education. Although TERI maintains a loan loss reserve intended to absorb losses arising from its guaranty commitments, there can be no assurance that the amount of such reserves will be sufficient to cover the obligations of TERI over the term of the trust student loans. As of June 30, 20___, 20___ and 20___, TERI had available the following amounts to absorb its loan guaranty commitments((1)):

                                                 -------------------------------------------------------
                                                                     As of June 30,
                                                              (U.S. Dollars in thousands)
                                                 --------------------- ---------------- ----------------
                                                         20__               20__             20__
                                                 --------------------- ---------------- ----------------
Deferred Guaranty Fees
Loan Loss Reserves
Unrestricted Net Assets--Board Designated
Unrestricted Net Assets--Undesignated
                                                 --------------------- ---------------- ----------------
Total Amounts Available For Guaranty
     Commitments(2)
                                                 ===================== ================ ================

---------------
(1) Source: TERI's audited financial statements for the fiscal years ended June 30, 20__, 20__ and 20__.
(2) Total amounts available for guaranty commitments do not necessarily represent liquid assets held by TERI.


The sum of the accounts set forth above is the aggregate of all the amounts made available by TERI to fulfill its guaranties with various lending institutions under the guaranty agreements described above.

         RESERVE AGREEMENTS WITH LENDING INSTITUTIONS. Under its guaranty agreements with lending institutions, TERI has agreed to maintain reserves equal to a percentage of the amount of unpaid principal on outstanding loans, which is either at least 2% in cash and marketable securities or their equivalents or at least 3% in total TERI funds available. As of ___________, 20___, the principal amount outstanding of loans guaranteed by TERI amounted to approximately $___ billion, and TERI was required under these agreements to have available approximately $____ million in cash and marketable securities and $____ million in total TERI funds available. Certain lenders have required cash collateralization as security for TERI's obligations and, accordingly, at ___________, 20___, approximately $____ million of the reserves were required to be so pledged. Amounts so pledged (other than those on deposit in the TERI pledge fund) would not be available to pay TERI's general obligations under the TERI guaranty agreements. The TERI pledge fund constitutes a similar cash collateral account supporting TERI's obligations to the trust that would not be available to pay TERI's general obligations until TERI's obligations to the trust are satisfied.

         GUARANTY VOLUME. TERI is one of the largest guarantors of non-federally reinsured student loans in the country. The following chart shows the non-federally reinsured student loans guaranteed by TERI for the fiscal years ended June 30, 20__, 20__ and 20__.

              Fiscal Year                       Private Loans Guaranteed
                                               (U.S. Dollars in millions)
              -----------                      --------------------------
                 20__
                 20__
                 20__

         NET COHORT DEFAULT RATE. All TERI-guaranteed loans made in a given fiscal year are referred to collectively as a "cohort." TERI's "net cohort default rate" refers to the total principal amount of guaranty payments made by TERI on defaulted loans of a given cohort, less any subsequent recoveries by TERI expressed as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year. The following table sets forth the total loans guaranteed, total defaults paid (net of recoveries) and the net cohort default rate as of June 30, 20__, for each of the last six cohort (fiscal) years.

                                                        Total Net Defaults Paid for
       Cohort Year         Total Loans Guaranteed(1)         Loans Guaranteed            Net Cohort Default Rate
       -----------         -------------------------    ---------------------------      -----------------------
                                          (U.S. Dollars in thousands)
          20__
          20__
          20__
          20__
          20__

------------
(1) Excluding $340 million of loans originated by Access Group, Inc. with respect to which TERI discontinued its guaranty obligations on November 15, 2001.


         The declining trend reflected above in the net cohort default rate experienced by TERI can largely be attributed to the fact that for each succeeding cohort year fewer loans guaranteed by TERI were in repayment as of ___________, 20___. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the net cohort default rate of TERI for any future year will be similar to the historical experience set forth above.

         RECOVERY RATES. TERI determines its recovery rates by tracking the recovery history of loans that defaulted in a particular year, and dividing the cumulative amount recovered through its collection efforts on such loans by the total initial amount of claims paid on such loans. The following table shows TERI's recovery rates as of ___________, 20___ for the loans that defaulted in each of the last six fiscal years.

    Period of Default
     Fiscal Year(1)          Undergraduate Credit-Worthy Recovery Rate        Graduate Credit-Worthy Recovery Rate
   -------------------       -----------------------------------------        ------------------------------------
          20__
          20__
          20__
          20__
          20__

-------------
(1) As of June 30, 2001, TERI changed its fiscal year from the calendar year to the year ended June 30. Therefore, the fiscal year ended June 30, 2001 was the six month period from January 1, 2001 through June 30, 2001.

         The foregoing chart illustrates that loans which have defaulted in earlier periods tend to have higher recovery rates due to TERI's prolonged collection activities on defaulted loans. However, there can be no assurance that TERI's recovery rate for any future year will be similar to the historical experience set forth above.

                                  THE TRUSTEES

THE INDENTURE TRUSTEE

         _______________________ will act as indenture trustee.
________________________ is a __________________ organized under the laws of
______________________. The principal executive office of ____________________
is located at ____________________________.

RESPONSIBILITIES OF THE INDENTURE TRUSTEE UPON AN EVENT OF DEFAULT RELATING TO THE INDENTURE

         If an event of default occurs and continues, the holders of a majority in interest of the affected class or classes of notes outstanding may, by written notice to the issuer and the indenture trustee, direct the indenture trustee to declare the notes immediately due and payable, at which time the unpaid principal amount of the notes and unpaid interest through the date of acceleration become immediately due and payable. If these amounts remain unpaid by the issuer, the indenture trustee may initiate a legal proceeding to collect these funds from the issuer.

         If an event of default occurs and continues without remedy, the indenture trustee may (or, if the holders of a majority in interest of the affected class or classes of notes outstanding direct, the indenture trustee will) institute proceedings for the collection or foreclosure, exercise the remedies of a secured party available under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the holders of the notes. The indenture trustee may also sell the indenture trust estate in certain circumstances. The indenture trustee is to be compensated for its fees, costs and expenses incurred in undertaking any of the actions described in this paragraph out of any amounts recovered for the noteholders.

         If an event of default has occurred and continues, the indenture trustee will, at the direction of the holders of two-thirds in interest of the affected class or classes of notes outstanding, exercise all rights, remedies, powers, privileges and claims of the issuer.

         If the issuer (or any other obligor on the notes) becomes the subject of a bankruptcy proceeding, the indenture trustee may (or, if the holders of a majority in interest of the affected class or classes of notes outstanding direct, the indenture trustee will) file and pursue a claim for the unpaid amounts of interest and principal due on the notes and will maintain certain other involvement and participation in the bankruptcy proceeding as necessary to preserve the rights of the noteholders.

         If a default under the indenture occurs and continues, the indenture trustee will mail to each holder of the notes notice of the default within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on the notes, the indenture trustee may withhold the notice to the holders of the notes if a committee of its primary officers determines in good faith that withholding the notice is in the interests of noteholders. Except in the case of a default in the payment of the principal of or interest on any notes, the indenture trustee is protected in withholding such notice if one or more of its primary officers determines in good faith that the withholding of such notice is in the interest of the noteholders.

LIMITATION OF LIABILITY OF THE INDENTURE TRUSTEE

         The indenture trustee is liable for its own negligent acts, its own negligent failure to act or its own willful misconduct, but is only responsible for undertaking the duties specifically outlined for it in the indenture and the transaction documents. The indenture trustee is not liable for any action it takes or omits to take in good faith reliance on certificates of officers of the issuer or the opinion of counsel furnished to its primary officers.

         The indenture trustee is not liable for any error in judgment made in good faith by one of its primary officers unless it is proved that the indenture trustee was negligent in ascertaining the relevant facts, and the indenture trustee is not liable for any action it takes or omits to take in good faith at the direction of the noteholders as permitted under the indenture.

         The indenture trustee is not responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee it appoints with due care to carry out its duties under the indenture. The indenture trustee is not liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers unless such conduct constitutes willful misconduct, negligence or bad faith.

INDEMNIFICATION OF THE INDENTURE TRUSTEE

         The issuer has agreed to indemnify the indenture trustee against any liabilities it may incur in the exercise and performance of its powers and duties under the indenture, including reasonable expenses, charges, counsel fees and other disbursements, to the extent payable from the indenture trust estate, provided that such liabilities are not due to the negligence or willful misconduct of the indenture trustee.

REPLACEMENT OF INDENTURE TRUSTEE

         The indenture trustee may resign at any time by notifying the issuer. The administrator will remove the indenture trustee if it fails to satisfy certain requirements, including the maintenance of at least $50,000,000 in capital and surplus and the maintenance of a certain debt rating, if it is insolvent or files for bankruptcy (or if certain other events relating to bankruptcy or insolvency occur), or if the indenture trustee becomes incapable of performing its duties.

         No resignation or removal of the indenture trustee is effective until the acceptance of appointment by a successor. If a successor indenture trustee does not take office within 60 days after the indenture trustee resigns or is removed, or if the indenture trustee fails to satisfy certain financial requirements, including the maintenance of at least $50,000,000 in capital and surplus and the maintenance of a certain debt rating, as noted above, the resigning indenture trustee, the issuer or the holders of a majority in interest of the affected class or classes of notes outstanding may petition an appropriate court for the appointment of a successor indenture trustee.

The Owner Trustee

         _______________________ will act as owner trustee.
________________________ is a __________________ organized under the laws of
______________________. The principal executive office of ____________________
is located at ____________________________.

Limitation of Liability of the Owner Trustee

         The owner trustee is not liable under any circumstances relating to the trust agreement or any trust related agreement except for expenses arising or resulting from its own gross negligence or willful misconduct, liens on the trust property resulting from claims against the owner trustee that are not related to its ownership or administration of the trust property or for certain taxes incurred by the owner trustee on its fees and compensation. Under no circumstance is the owner trustee liable for any indebtedness of the trust under any trust related agreement.

         The owner trustee is not liable for any error of judgment made in good faith by an authorized officer of the owner trustee. The owner trustee is not liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the administrator or the owners.

         The owner trustee is not liable for any default or failure of the administrator to carry out its obligations under the administration agreement.

Indemnification of the Owner Trustee

         The First Marblehead Corporation, the depositor and TERI are liable for and have agreed to indemnify the owner trustee, as well as its successors and certain related parties such as its agents, against any and all liabilities, obligations, losses, damages, certain taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind which may be imposed on, incurred by or asserted at any time against the owner trustee in any way relating to or arising out of the trust agreement, any trust related agreement, the administration of the trust property or the action or inaction of the owner trustee under the trust agreement (except for expenses arising or resulting from the owner trustee's gross negligence or willful misconduct, liens on the trust property resulting from claims against the owner trustee that are not related to its ownership or administration of the trust property, or for certain taxes incurred by the owner trustee on its fees and compensation).

Replacement of Owner Trustee

         The owner trustee may resign at any time without cause by giving at least 60 days' written notice to the administrator and the owners. However, such resignation is not effective until the appointment of and the acceptance of such appointment by a successor owner trustee.

         The owners with an aggregate of at least an 85% interest in the trust property may, at any time, remove the owner trustee without cause, with such removal becoming effective upon the appointment of and acceptance of such appointment by a successor owner trustee.

         In the event of resignation or removal of the owner trustee, the owners are required to appoint a successor owner trustee. If a successor is not appointed within 30 days after resignation or removal of the owner trustee, the owner trustee or the owners may petition an appropriate court to appoint an acting successor to act until such time, if any, that a successor is appointed by the owners.

            SECURITIES PREVIOUSLY ISSUED BY AFFILIATES OF THE SPONSOR

         The National Collegiate Funding LLC is the sponsor of the transaction and is a wholly-owned subsidiary of The First Marblehead Corporation. The National Collegiate Funding LLC is also the depositor for the trust. See "The Sponsor" in the prospectus.

         Securitization trusts, for which the National Collegiate Funding LLC was the sponsor and depositor, beneficially owned by GATE Holdings, Inc., an affiliate of The First Marblehead Corporation, and TERI, and grantor trusts formed by The National Collegiate Funding LLC, have previously issued several series of student loan asset backed securities having an aggregate initial principal balance of $______________. Each of these trusts has paid in full all scheduled interest due and payable on each outstanding series of securities and there are no prior defaults or early amortization triggering event on any securitization organized by the sponsor. The student loans owned by these trusts and pledged to secure the securities issued by each of them are not collateral for the notes offered by this trust. The notes issued by these trusts are not PARI PASSU with the notes offered by this trust. See "Static Pool Information" below.

         The following chart below shows the amount of TERI-guaranteed student loans securitized in the sponsor's securitization program as of June 30 of each of the last three fiscal years.

                             Aggregate Amount of TERI-Guaranteed Student Loans
          Fiscal Year                        Securitized by Sponsor
      ------------------     -------------------------------------------------
        June 30, 20____                  $_______________________
        June 30, 20____                  $_______________________
        June 30, 20____                  $_______________________


     STATIC POOL INFORMATION

         Static pool information material to this offering may be found at
__________________________.

         Information provided through the internet address above will not be deemed to be a part of this prospectus or the registration statement for the notes offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the student loan pool (if applicable) any period before January 1, 2006.

                   CHARACTERISTICS OF THE TRUST STUDENT LOANS

         The following information is derived from reports received from the servicers and sets forth certain characteristics as of ___________, 20___ of a significant portion of the initial trust student loans expected to be acquired by the trust on the closing date. At the closing of the delivery of the notes and during the Funding Period, the trust expects to acquire approximately $______________ of principal and accrued interest of student loans. The aggregate characteristics of the initial trust student loans as of the closing date (other than the aggregate principal amount) will be similar in all material respects to the initial trust student loans as of the statistical cut off date. In the tables below, the percentages may not always add up to 100.0% and the balances may not always add up to the total amount indicated due to rounding. In addition, the information regarding the distribution of the trust student loans by remaining repayment term is based in part from reports received from the servicers, some of which vary to a limited extent from the actual repayment terms of the student loans.

         Approximately $______________ of the initial trust student loans, representing approximately _____% of the initial trust student loans by outstanding principal balance as of the statistical cut off date, are private consolidation loans. The consolidation loan program allows borrowers having one or more loans in repayment to consolidate these loans into one combined loan having a repayment period of up to 30 years, subject to minimum monthly payments. In addition, the average outstanding principal balance of the initial trust student loans that are consolidation loans is $___________. The interest rate on the consolidation loans is based on the applicable one-month LIBOR rate plus a margin determined by the credit score of the borrower.

         The trust expects that as of the closing date approximately ___% of the initial trust student loans will be "Direct to Consumer" loans and that the remaining ____% of initial trust student loans will be "School Channel" loans.

                     COMPOSITION OF THE TRUST STUDENT LOANS
                           (as of ___________, 20___)

Outstanding Principal Balance                                       $___________

Total Accrued Interest                                              $___________

Total Outstanding Principal and Accrued Interest                    $___________

Number of Borrowers                                                  ___________

Average Outstanding Principal Balance Per Borrower                  $___________

Number of Loans                                                      ___________

Average Outstanding Principal Balance Per Loan                      $___________

Weighted Average Annual Interest Rate                              LIBOR + ____%

Weighted Average Annual Interest Rate in Repayment                 LIBOR + ____%

Weighted Average Remaining Term to Maturity                          ____ Months

Weighted Average FICO Score for All Loans                                   ____

Weighted Average FICO Score for Cosigned Loans                              ____

Weighted Average FICO Score for Non-Cosigned Loans                          ____

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY MARKETING TYPE
                           (as of ___________, 20___)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Marketing Type                         Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
Direct to Consumer
School Channel
---------------------------------- ------------------------ ----------------------- ---------------------------------
Total
================================== ======================== ======================= =================================


              DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN TYPE
                           (as of ___________, 20___)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Loan Type                               Number of Loans            Balance                      Balance
------------------------------------ ---------------------- ----------------------- ---------------------------------
Credit Ready - No Cosigner
Credit Ready - Cosigned
Credit Worthy - No Cosigner
Credit Worthy - Cosigned
------------------------------------ ---------------------- ----------------------- ---------------------------------
Total
==================================== ====================== ======================= =================================


      DISTRIBUTION OF THE TRUST STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                           (as of ___________, 20___)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Principal Range                         Number of Loans            Balance                      Balance
------------------------------------ ---------------------- ----------------------- ---------------------------------
Less than $______
$______ to $______
$______ to $______
$______ to $______
$______ to $______
$______ to $______
$______ to $______
$______ to $______
$______ to $______
$______ to $______
$______ to $______
$______ to $______
Over $______
------------------------------------ ---------------------- ----------------------- ---------------------------------
Total
==================================== ====================== ======================= =================================

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY INTEREST RATE
                           (as of ___________, 20___)

                                                                                        Percentage of Trust Student
                                                                       Outstanding          Loans by Outstanding
Current Interest Rate*                             Number of Loans  Principal Balance        Principal Balance
-------------------------------------------------- ---------------- ------------------- -----------------------------
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
-------------------------------------------------- ---------------- ------------------- -----------------------------
Total
================================================== ================ =================== =============================
*  Base LIBOR Index for _______ fiscal quarter of 20___ set at ______%.

                                                                                        Percentage of Trust Student
                                                                       Outstanding          Loans by Outstanding
Repayment Interest RateI                           Number of Loans  Principal Balance        Principal Balance
-------------------------------------------------- ---------------- ------------------- -----------------------------
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
LIBOR + at least ____% but less than ____%
-------------------------------------------------- ---------------- ------------------- -----------------------------
Total
================================================== ================ =================== =============================
*  Base LIBOR Index for _______ fiscal quarter of 20___ set at ______%.

   DISTRIBUTION OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS
                           (as of ___________, 20___)

                                                                                       Percentage of Trust Student
                                                              Outstanding Principal        Loans by Outstanding
Borrower Payment Status                   Number of Loans            Balance                Principal Balance
--------------------------------------- -------------------- ------------------------ -------------------------------
Deferment (Principal and Interest)
Deferment (Principal Only)
Forbearance
Repayment (Principal and Interest)
--------------------------------------- -------------------- ----------------------- --------------------------------
Total
======================================= ==================== ======================= ================================

       DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM IN STATUS
                           (as of ___________, 20___)

                                                        Weighted Average Months Remaining in Status
                                        -----------------------------------------------------------------------------
Borrower Payment Status                     Deferment          Forbearance          Repayment            Total
--------------------------------------- ------------------- ------------------ -------------------- -----------------
Deferment (Principal and Interest)
Deferment (Principal Only)
Forbearance
Repayment (Principal and Interest)


           DISTRIBUTION OF THE TRUST STUDENT LOANS BY DELINQUENCY DAYS
                           (as of ___________, 20___)

                                                                                       Percentage of Trust Student
                                                              Outstanding Principal        Loans by Outstanding
Delinquency Days                         Number of Loans             Balance                Principal Balance
------------------------------------- ---------------------- ------------------------ -------------------------------
Current
31-60 days
61-90 days
91-180 days
> 180 days
------------------------------------- ---------------------- ----------------------- --------------------------------
Total
===================================== ====================== ======================= ================================

     DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM IN DEFERMENT
                           (as of ___________, 20___)

                                                                                      Percentage of Trust Student
                                                           Outstanding Principal    Loans by Outstanding Principal
Remaining Term in Months              Number of Loans             Balance                       Balance
---------------------------------- ----------------------- ----------------------- ----------------------------------
0 - 12 (months)
13 - 24
25 - 36
37 - 48
49 - 60
60 +
---------------------------------- ----------------------- ----------------------- ----------------------------------
Total
================================== ======================= ======================= ==================================


      DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM TO MATURITY
                           (as of ___________, 20___)

                                                                                  Percentage of Trust Student Loans
                                                                Outstanding        by Outstanding Principal Balance
Remaining Term in Months              Number of Loans        Principal Balance
---------------------------------- ----------------------- ---------------------- -----------------------------------
100 or less (months)
101-150
151-230
231-240
241-299
300-325
326-340
341 or greater
---------------------------------- ----------------------- ---------------------- -----------------------------------
Total
================================== ======================= ====================== ===================================


        DISTRIBUTION OF THE TRUST STUDENT LOANS BY PROGRAM OR SCHOOL TYPE
                           (as of ___________, 20___)

                                                                                      Percentage of Trust Student
                                                                 Outstanding        Loans by Outstanding Principal
Program or School Type                 Number of Loans        Principal Balance                 Balance
---------------------------------- ------------------------ ---------------------- ----------------------------------
Undergraduate
Graduate
K-12
Continuing Education
Consolidation
Medical
Other
---------------------------------- ------------------------ ---------------------- ----------------------------------
Total
================================== ======================== ====================== ==================================

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                           (as of ___________, 20___)

                                    ALL LOANS

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
           Credit Score                Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
>800
791-800
781-790
771-780
761-770
751-760
741-750
731-740
721-730
711-720
701-710
691-700
681-690
671-680
661-670
651-660
641-650
631-640
621-630
611-620
601-610
<=600
No Score
---------------------------------- ------------------------ ----------------------- ---------------------------------
 Total
================================== ======================== ======================= =================================

The weighted average FICO score for all loans for which FICO scores are available as of the date of application was _____.

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                           (as of ___________, 20___)
                                   (continued)

                                 COSIGNED LOANS

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
           Credit Score                Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
>800
791-800
781-790
771-780
761-770
751-760
741-750
731-740
721-730
711-720
701-710
691-700
681-690
671-680
661-670
651-660
641-650
631-640
621-630
611-620
601-610
<=600
No Score
---------------------------------- ------------------------ ----------------------- ---------------------------------
Total
================================== ======================== ======================= =================================

The weighted average FICO score for cosigned loans for which FICO scores are available as of the date of application was ____.

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                           (as of ___________, 20___)
                                   (continued)

                               NON-COSIGNED LOANS

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
           Credit Score                Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
>800
791-800
781-790
771-780
761-770
751-760
741-750
731-740
721-730
711-720
701-710
691-700
681-690
671-680
661-670
651-660
641-650
631-640
621-630
611-620
601-610
<=600
No Score
---------------------------------- ------------------------ ----------------------- ---------------------------------
Total
================================== ======================== ======================= =================================

The weighted average FICO score for non-cosigned loans for which FICO scores are available as of the date of application was _____.

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER STATE
                           (as of ___________, 20___)

                                                                                      Percentage of Trust Student
                                                           Outstanding Principal    Loans by Outstanding Principal
State                                  Number of Loans            Balance                       Balance
----------------------------------- ---------------------- ----------------------- ----------------------------------
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas


            DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER STATE
                           (as of ___________, 20___)
                                   (continued)

                                                                                      Percentage of Trust Student
                                                           Outstanding Principal    Loans by Outstanding Principal
State                                   Number of Loans           Balance                       Balance
----------------------------------- ---------------------- ----------------------- ----------------------------------
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Other
----------------------------------- ---------------------- ----------------------- ----------------------------------
Total
=================================== ====================== ======================= ==================================

* Other includes two military designations (Armed Forces Africa and Armed Forces Pacific), U.S. Territories (Guam, Puerto Rico and the Virgin Islands) and others not located in the United States


                       PREPAYMENT AND YIELD CONSIDERATIONS

         The following information is given solely to illustrate the effect of prepayments of trust student loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the payment rate that might actually be experienced.

GENERAL

         The rate of payments on the principal balances and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the trust student loans. The rate of principal payments on the trust student loans will in turn be affected by the amortization schedules of the trust student loans and by the rate of principal prepayments, including for this purpose prepayments resulting from the default, death, disability or bankruptcy of the borrower, discharge of the trust student loans by consolidation loans, liquidations of the trust student loans, collection of guaranty payments, and repurchases by the seller. All of the trust student loans are prepayable at any time without penalty.

PREPAYMENTS

         Prepayments, liquidations and purchases of the trust student loans, including optional purchase of the remaining trust student loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes.

         Because the rate of payment of principal of the trust student loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any security may vary from the anticipated yield will depend upon the following factors:

o        the degree to which a security is purchased at a discount or premium;
         and

o the degree to which the timing of payments on a security is sensitive to prepayments, liquidations and purchases of the trust student loans.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of issuance of the security to the date the principal amount of the security is reduced to zero.

         Greater than anticipated principal prepayments will increase the yield on securities having a principal amount purchased at a discount and will decrease the yield on those securities purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the trust student loans and the recoveries, if any, on defaulted trust student loans and any guaranty payments will also affect the weighted average life of the notes.

         Prepayments on student loans can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model, referred to in this prospectus supplement as ABS, represents an assumed rate of prepayment each month relative to the original number of trust student loans in a pool of trust student loans. ABS further assumes that all the trust student loans in question are the same size and amortize at the same rate and that each trust student loan in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of trust student loans originally containing 10,000 trust student loans, a 1% ABS rate means that 1% of the trust student loans, or 100 trust student loans, prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of trust student loans.

         As the rate of the payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the trust student loans, final payment of any class of notes could occur significantly earlier than the respective final maturity date. Reinvestment risk associated with early payment of any class of notes will be borne exclusively by the holders of such notes.

         The ABS tables below have been prepared on the basis of the characteristics of the trust student loans described under "Characteristics of the Trust Student Loans". The ABS tables assume that (1) the trust student loans repay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (2) each scheduled monthly payment on each trust student loan is scheduled to be made and is made on the last day of each month and each month has 30 days and (3) payments are made on the notes on each payment date. The hypothetical pools each have a cut-off date of [___________]. The ABS tables indicate the projected weighted average life of each class of notes and sets forth the percentage of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

         The ABS tables also assume that the trust student loans have been aggregated into hypothetical pools with all of the trust student loans within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate principal balance, interest rate, original term to maturity and remaining term to maturity as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

          POOL             AGGREGATE PRINCIPAL       INTEREST RATE         REMAINING TERM TO       AGE (IN MONTHS)
                                 BALANCE                                     MATURITY (IN
                                                                                MONTHS)
---------------------     ---------------------     --------------------   ------------------      ----------------
1                         $                                           %
2                         $                                           %
3                         $                                           %
4                         $                                           %
5                         $                                           %
6                         $                                           %
TOTAL                     $                                           %

         The actual characteristics and performance of the trust student loans will differ from the assumptions used in constructing the ABS tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the trust student loans will prepay at a constant level of ABS until maturity or that all of the trust student loans will prepay at the same level of ABS. Moreover, the diverse terms of student loans within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the trust student loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the trust student loans, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes.

   PERCENTAGE OF INITIAL CLASS A-1 NOTES PRINCIPAL AT VARIOUS ABS PERCENTAGES

      PAYMENT DATE             0.50%    1.00%    1.30%   1.50%    1.70%   2.00%
-----------------------      -------- --------  ------- -------  ------  -------
Initial Balance
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]

WEIGHTED AVERAGE LIFE-
TO MATURITY (YEARS) (1)

-----------
(1) The weighted average life of a security is determined by (x) multiplying the amount of each principal payment on such security by the number of years from the date of issuance of such security to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such security.

   PERCENTAGE OF INITIAL CLASS A-2 NOTES PRINCIPAL AT VARIOUS ABS PERCENTAGES

      PAYMENT DATE             0.50%    1.00%    1.30%   1.50%    1.70%   2.00%
-----------------------      -------- --------  ------- -------  ------  -------
Initial Balance
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
WEIGHTED AVERAGE LIFE-
TO MATURITY (YEARS) (1)

-----------
(1) The weighted average life of a security is determined by (x) multiplying the amount of each principal payment on such security by the number of years from the date of issuance of such security to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such security.


   PERCENTAGE OF INITIAL CLASS A-3 NOTES PRINCIPAL AT VARIOUS ABS PERCENTAGES

      PAYMENT DATE             0.50%    1.00%    1.30%   1.50%    1.70%   2.00%
-----------------------      -------- --------  ------- -------  ------  -------
Initial Balance
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
WEIGHTED AVERAGE LIFE-
TO MATURITY (YEARS) (1)

------------
(1) The weighted average life of a security is determined by (x) multiplying the amount of each principal payment on such security by the number of years from the date of issuance of such security to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such security.


   PERCENTAGE OF INITIAL CLASS A-4 NOTES PRINCIPAL AT VARIOUS ABS PERCENTAGES

      PAYMENT DATE             0.50%    1.00%    1.30%   1.50%    1.70%   2.00%
-----------------------      -------- --------  ------- -------  ------  -------
Initial Balance
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
WEIGHTED AVERAGE LIFE-
TO MATURITY (YEARS) (1)

----------
(1) The weighted average life of a security is determined by (x) multiplying the amount of each principal payment on such security by the number of years from the date of issuance of such security to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such security.


   PERCENTAGE OF INITIAL CLASS A-5 NOTES PRINCIPAL AT VARIOUS ABS PERCENTAGES

      PAYMENT DATE             0.50%    1.00%    1.30%   1.50%    1.70%   2.00%
-----------------------      -------- --------  ------- -------  ------  -------
Initial Balance
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
WEIGHTED AVERAGE LIFE-
TO MATURITY (YEARS) (1)

-----------
(1) The weighted average life of a security is determined by (x) multiplying the amount of each principal payment on such security by the number of years from the date of issuance of such security to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such security.


    PERCENTAGE OF INITIAL CLASS B NOTES PRINCIPAL AT VARIOUS ABS PERCENTAGES

      PAYMENT DATE             0.50%    1.00%    1.30%   1.50%    1.70%   2.00%
-----------------------      -------- --------  ------- -------  ------  -------
Initial Balance
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
WEIGHTED AVERAGE LIFE-
TO MATURITY (YEARS) (1)

-----------
(1) The weighted average life of a security is determined by (x) multiplying the amount of each principal payment on such security by the number of years from the date of issuance of such security to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such security.


    PERCENTAGE OF INITIAL CLASS C NOTES PRINCIPAL AT VARIOUS ABS PERCENTAGES

      PAYMENT DATE             0.50%    1.00%    1.30%   1.50%    1.70%   2.00%
-----------------------      -------- --------  ------- -------  ------  -------
Initial Balance
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
[Month][Day][20____]
WEIGHTED AVERAGE LIFE-
TO MATURITY (YEARS) (1)

------------
(1) The weighted average life of a security is determined by (x) multiplying the amount of each principal payment on such security by the number of years from the date of issuance of such security to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such security.

              TERI GUARANTY AGREEMENTS AND TERI SECURITY AGREEMENT

         The trust student loans are guaranteed 100% by TERI as to payment of principal and interest conditioned upon all guaranty fees having been paid, the sellers having followed the procedures specified by TERI in connection with the underwriting, origination and servicing and collection of the trust student loans, and a claim having been filed within the time period and in accordance with the procedures set forth in the TERI guaranty agreements. TERI agrees to use all reasonable efforts to make payment within 60 days of receipt of a properly filed claim, and in any event within 90 days of receipt.

         A claim for payment on a trust student loan may be made under the TERI guaranty agreements if:

         (a) The borrower or each of the co-borrowers, if applicable, has failed to make monthly principal and/or interest payments on the loan when due, provided the failure continues for a period of 150 consecutive days;

         (b) The borrower or each of the co-borrowers, if applicable, has filed a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding has filed an adversary proceeding pursuant to 11 U.S.C. ss. 523(a)(8); or

         (c) The borrower or each of the co-borrowers has died.

         If TERI denies a claim with respect to a trust student loan on the grounds of due diligence deficiencies and the claim is not cured, the sellers or the servicers may be liable for the claim and must reimburse the depositor for the lost amount of the trust student loan. The depositor will then reimburse the trust for the lost amount of the trust student loan.

         If TERI will have purchased a trust student loan due to a TERI guaranty event, the trust will repurchase, (to the extent there are Available Funds) the trust student loan from TERI, if TERI succeeds, after purchase, in obtaining from the borrower three full consecutive on-time monthly payments, and the borrower is within thirty days of being current on the trust student loan; provided that the repurchase by the trust may be invoked by TERI only once as to any trust student loan. We refer to these trust student loans as "rehabilitated trust student loans." The trust must purchase any rehabilitated loan to the extent there are Available Funds. Payments to TERI for the purchase of rehabilitated loans are made after payments of interest to the noteholders and to the reserve account. See "Description of the Securities - Distribution and Payments."

         The rehabilitated trust student loans will have the benefit of the TERI guaranty agreements. Investors will be advised of any rehabilitated loans purchased by the trust in each periodic distribution report.

         To secure the payment of the TERI guaranty amount with respect to a claim for payment on a trust student loan, TERI will enter into the TERI security agreement. Pursuant to the TERI security agreement, TERI will pledge approximately ____% of its guaranty fees with respect to the trust student loans to the trust by deposit into the TERI pledge fund. The TERI pledge fund is pledged to the trust, which in turn pledges all of its interest in the TERI pledge fund and all of its rights under the TERI security agreement to the indenture trustee for the benefit of the noteholders.

         The indenture trustee, at the direction of TERI, will withdraw amounts from the TERI pledge fund to the extent that guaranty claims on the trust student loans acquired by the trust are payable by TERI under the TERI guaranty agreements and that applicable procedures under the TERI security agreement have been followed. Funds in the TERI pledge fund will be invested in eligible securities, which have substantially the same criteria for investment as funds held in the trust accounts, as directed by TERI, in accordance with the TERI security agreement. In addition, recoveries on defaulted trust student loans, on which guaranty payments have been made from the TERI pledge fund, received by TERI, net of costs of collection, will be deposited in the TERI pledge fund. If the trust purchases a rehabilitated trust student loan in which a guaranty payment has been made from the TERI pledge fund, all proceeds from the purchase, net of costs of collection, will be deposited in the TERI pledge fund. Funds may be released from the TERI pledge fund to TERI to the extent that the balance of the TERI pledge fund on any distribution date exceeds ____% of the aggregate principal balance of the trust student loans then held by the trust as of the last day of the related Collection Period. As of the closing date, approximately $_____________ of the guaranty fees payable to TERI for guaranteeing the trust student loans will be on deposit in the TERI pledge fund held by the indenture trustee for the benefit of the noteholders.

                            THE SERVICING AGREEMENTS

         Each of the third party servicers will service the trust student loans under a servicing agreement entered into with The First Marblehead Corporation. Each of the servicing agreements will contain substantially similar terms for the servicing of the student loans in accordance with The First Marblehead Corporation's guidelines.

THE PHEAA SERVICING AGREEMENT AND SERVICING PRACTICES

         Approximately ____% of the trust student loans (by outstanding principal balance as of the statistical cut off date) will be serviced by the Pennsylvania Higher Education Assistance Agency, also known as PHEAA, pursuant to the Alternative Servicing Agreement between the servicer and The First Marblehead Corporation dated October 16, 2001, as amended, which will be assigned to the trust concurrent with the purchase of trust student loans. We refer to this agreement as the "PHEAA servicing agreement."

         GENERAL TERMS. Pursuant to the PHEAA servicing agreement, PHEAA will service and perform other related tasks with respect to the trust student loans in compliance with the program guidelines promulgated by The First Marblehead Corporation and consented to by PHEAA. The following summary describes certain terms of the PHEAA servicing agreement. The summary is not complete, and is subject to and qualified in its entirety, by reference to all of the provisions of the PHEAA servicing agreement. PHEAA's duties include the following:

o Prepare schedules of repayment and coupon books or invoices for each borrower;

o        Collect and maintain records of all payments of trust student loans;

o Collect all payments required under the terms and provisions of the trust student loans as and when the payments become due, and remit the payments received on each trust student loan to the indenture trustee monthly;

o Respond to inquiries and communications from borrowers regarding their student loans;

o Ensure the safekeeping of loan documents delivered to PHEAA relating to the trust student loans in accordance with procedures that PHEAA has established for those purposes;

o        Furnish the trust with a monthly report of collections; and

o Reproduce, at PHEAA's own cost and expense, from microfilm duplicates in PHEAA's possession, records or data submitted to PHEAA for processing should the records or data be lost or damaged while in the possession, control or custody of PHEAA or its agents.

         REPORTING OBLIGATIONS. PHEAA will furnish the trust with copies of all material reports, records and other documents and data as required by law or as otherwise required by the PHEAA servicing agreement. The trust will provide copies of all of these documents and data to the administrator and the indenture trustee.

         All records and reports relating to the servicing of the trust student loans are subject to review, audit and copying by the trust, its designated representative and external and internal auditors, at PHEAA's principal office.

         TERMINATION BY THE TRUST. The PHEAA servicing agreement may be terminated at the direction of the indenture trustee, upon the occurrence of any of the following:

         (a) Any of the representations and warranties made in or pursuant to the PHEAA servicing agreement are not true or are erroneous in any material respect;

         (b) PHEAA fails to perform or observe any of the provisions or covenants set forth in the PHEAA servicing agreement in any material respect;

         (c) PHEAA discontinues business, generally does not pay its debts as the debts become due, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits to take any action in order thereby to affect the foregoing; or

         (d) PHEAA fails to transmit to the indenture trustee any funds collected by PHEAA on the trust student loans within five business days following the day the funds were required to be transmitted under the PHEAA servicing agreement.

         In the event of a default listed in (a) or (b) above, PHEAA will have the right to cure the breach or error to the trust's full satisfaction, within one hundred twenty (120) days of written notice from the trust. In the event PHEAA is unable to cure the breach within the cure period, PHEAA may be terminated at the time that a successor servicer for the trust student loans is appointed.

         TERMINATION BY PHEAA. The PHEAA servicing agreement may be terminated at the option of PHEAA upon the occurrence of any of the following:

         (a) The trust fails to perform or observe any of the material provisions or covenants of the PHEAA servicing agreement, which affect PHEAA's ability to perform;

         (b) The trust discontinues business, generally does not pay its debts as the debts become due, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits any action in order thereby to affect the foregoing; or

         (c) The trust fails to cure a default relating to the payment of PHEAA's invoices under the PHEAA servicing agreement within thirty (30) days of PHEAA's notification to the trust of the default.

         In the event of a default listed in (a) or (b) above, the trust will have the right to cure the breach or error to PHEAA's full satisfaction within one hundred and twenty (120) days of written notice from PHEAA. In the event the trust is unable to cure the breach within the provided cure period, PHEAA may terminate the PHEAA servicing agreement.

         Upon termination of the PHEAA servicing agreement, PHEAA is obligated to return all student loan records to the trust. Upon the return of the student loan records, the trust must pay a record return/reconversion fee not to exceed $________ per student loan record; provided, however, that no such fee is payable if the PHEAA servicing agreement is terminated because of PHEAA's failure to perform its obligations under the agreement in any material respect.

         COMPENSATION. PHEAA will be entitled to receive from the trust a monthly fee for its services as described under "The Servicer."

         COLLECTIONS. All sums received by PHEAA with respect to any student loans, whether attributable to principal or interest, are received in trust for the benefit of the trust. All funds received on behalf of borrowers are deposited into a clearing account owned and maintained by PHEAA that is a separate account in which funds are not commingled with non-collection account funds. Within two (2) business days of receipt, all available funds for student loans will be electronically transmitted to an account designated by the trust.

         ADVANCES. No advances on collections are permitted under the PHEAA servicing agreement.

         DELINQUENCIES, LOSSES, BANKRUPTCIES AND RECOVERIES. Pursuant to the PHEAA servicing agreement, PHEAA:

         (a) Performs skip-tracing services for the trust if it receives notification or becomes aware that a borrower or co-borrower's address is invalid;

         (b) Reports borrower delinquencies to national credit bureaus;

         (c) Makes monthly collection calls and sends late notices and final demand letters to borrowers with delinquent loans (except when a bankruptcy stay is placed on the account); and

         (d) Prepares and submits guaranty claims to the loan guarantor on both defaulted loans and loans for which a bankruptcy petition is filed requesting that the loan be discharged.

         CUSTODIAL RESPONSIBILITY. The PHEAA servicing agreement requires that PHEAA hold all promissory notes and related documents on behalf of the trust. PHEAA must maintain all original promissory notes in a fire resistant vault equipped with a security locking system. In addition, microfilm of all promissory notes and related documents is maintained on-site at PHEAA's servicing center located at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 and at an off-site facility in a fire resistant vault with a security locking system. All promissory notes are stored at all times in a state other than the State of Louisiana.

                          THE ADMINISTRATION AGREEMENT

         GENERAL. Under the administration agreement, the administrator, First Marblehead Data Services, Inc., has agreed to perform certain duties under certain agreements, including the trust agreement and the indenture, and to monitor the performance of the trust and advise the owner trustee when action is necessary to comply with its duties under these agreements. The administrator will also prepare documents, reports, filings, notices, instruments, certificates and opinions on behalf of the trust, as required under these agreements, and will make payment of all expenses in connection with the issuance of the notes, taking all actions on behalf of the issuer that are necessary under the TERI guarantee agreements, providing certain instructions to the indenture trustee as required by the indenture and paying the owner trustee its fees and expenses due under the trust agreement.

         The administrator will also perform certain duties of the owner trustee on behalf of the issuer under the indenture and the trust agreement, and to execute, on behalf of the issuer and the depositor, all documents, reports, filings, instruments, certificates and opinions required under the trust agreement, the indenture and certain other related agreements.

         In accordance with the directions of the issuer, the depositor and the owner trustee, the administrator will administer, perform or supervise the performance of certain activities in connection with the collateral as are requested by these parties or the indenture trustee. The administrator will perform obligations and deliver notices specified under the indenture and the trust agreement. The administrator has also agreed to furnish to the issuer and the noteholders, from time to time, additional information regarding the collateral as requested.

         The parties to the administration agreement have agreed to refrain from, at any time, instituting any bankruptcy proceeding against the issuer in connection with any of its obligations under any document relating to the transaction.

         COLLECTIONS. The administrator is authorized to retain and employ agents to collect on delinquent or defaulted student loans and to commence any actions or proceedings the agents deem necessary in connection with such collection efforts.

         REPORTING OBLIGATIONS. The administrator has agreed to employ a nationally recognized independent public accounting firm to conduct an annual audit of the student loans owned by the issuer and to furnish certain parties, such as rating agencies, with these audits.

         TERMINATION. The administration agreement automatically terminates upon the dissolution of the issuer.

         RESIGNATION. The administrator may resign as administrator by providing the issuer, the noteholders and the indenture trustee with at least 60 days' prior written notice, provided that the issuer has appointed a successor administrator, approved by the owner trustee, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement.

         REMOVAL. In addition, provided that the issuer has appointed a successor administrator, approved by the owner trustee, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement, the indenture trustee, at the direction of certain noteholders, may remove the administrator without cause by providing the administrator with at least 60 days' prior written notice.

         Furthermore, the administrator may be removed immediately upon written notice of termination from the issuer to the administrator if the administrator defaults in the performance of any of its duties under the administration agreement and such defaults are not promptly and properly cured, or if the administrator becomes insolvent or files for bankruptcy (or if certain other bankruptcy- or insolvency-related events relating to the administrator occur); provided that the issuer has appointed a successor administrator, approved by the owner trustee, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement, at the option of the indenture trustee and at the direction of certain noteholders.

         FEES. As compensation for the performance of the administrator's duties under the administration agreement the issuer will pay the administrator, on each distribution date, a fee equal to 1/12 of _____% of the aggregate outstanding principal balance of the student loans owned by the issuer as of the last day of the prior calendar month (or as of the closing date in the case of the payment of the administration fee on the first distribution date). This fee may not be less than $__________ annually. The issuer shall also reimburse the administrator for certain expenses as described in the administration agreement (which expenses shall not exceed $____________ per year).

         Upon the resignation or removal of the administrator, as described above, the administrator remains entitled to be paid all fees and reimbursable expenses it has accrued to the date of its resignation or removal.

         The administrator intends to contract with First Marblehead Education Resources, Inc. or another affiliate or third-party provider to process any delinquencies, losses, bankruptcies and recoveries on the student loans.

         The administrator does not have any custodial responsibility for the trust student loans.

THE BACK-UP ADMINISTRATION AGREEMENT

         In the event the administrator resigns or is relieved of its duties under the administration agreement as discussed above, an agreement has been reached with ______________________ to perform the duties of the administrator under the administration agreement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The notes will be issued pursuant to the terms of the indenture. Owner trust certificates representing beneficial ownership interests in the trust will be issued privately to the depositor and TERI, pursuant to the terms of the trust agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes, the owner trust certificates, the indenture and the trust agreement. Only the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5 notes, class A-IO notes, class B notes and class C notes are offered by this prospectus supplement. Any information presented in this prospectus supplement relating to the owner trust certificates is for informational purposes only to provide for a better understanding of the offered notes.

         The offered notes will be available in minimum denominations or notional amounts of $100,000 and $1 integral multiples in book-entry form only.

THE NOTES

         INTEREST. Interest will accrue on the principal balance of each class of offered notes (other than the class A-IO notes) at a rate per annum equal to the sum of the then applicable one-month LIBOR (as of the second business day before the applicable interest accrual period) plus the margins listed on the cover page of this prospectus supplement.

         However, for the initial interest period the LIBOR rate will be determined by the following formula:

         X + ((___/___)o(Y-X))

where, X = ____-month LIBOR, and Y = _____-month LIBOR, as of the second business day before the start of the initial interest period. For purposes of calculating LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business.

         Interest will accrue on the notional amount of the class A-IO notes at a rate of ______% per annum. On each distribution date, the notional amount of the class A-IO notes will equal the outstanding aggregate principal balance of the class A-5 notes. However, after _____________, 20____, the notional amount of the class A-IO notes will equal $0, and the class A-IO notes will not be entitled to any future payments of interest.

         Interest due for any interest period for the offered notes (other than the class A-IO notes) will be determined based on the actual number of days in the interest period over a 360-day year. Interest due for any interest period for the class A-IO notes will be determined based on 30 days over a 360-day year. Interest on the notes will accrue from and including the closing date or from the most recent distribution date to but excluding the current distribution date and will be payable to the holders of the notes on each distribution date. For the initial interest period, the class A-IO notes will receive _____ days of interest.

         A Class B Note Interest Trigger will be in effect if the Cumulative Default Rate as of each of the dates listed below equals or exceeds the respective percentage listed below for that date.

              Date              Cumulative Default Rate
        -----------------       -----------------------
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%

         However, a Class B Note Interest Trigger will not be in effect if (a) on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes is less than the sum of the pool balance plus the amount on deposit in the reserve account (excluding the sum of (i) the amount on deposit in the TERI pledge fund and (ii) any cumulative shortfall of interest on the class B notes) or (b) TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

         If a Class B Note Interest Trigger is in effect, interest on the class B notes will be subordinated to the payment of principal on the class A notes, and interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

         A Class C Note Interest Trigger will be in effect if the Cumulative Default Rate as of each of the dates listed below equals or exceeds the respective percentage listed below for that date.

              Date              Cumulative Default Rate
        -----------------       -----------------------
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%
        _________, 20___                _____%

         However, a Class C Note Interest Trigger will not be in effect if (a) on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes and class B notes is less than the sum of the pool balance plus the amount on deposit in the reserve account (excluding the sum of (i) the amount on deposit in the TERI pledge fund and (ii) any cumulative shortfall of interest on the class B notes and class C notes) or (b) TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

         If a Class C Note Interest Trigger is in effect, interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

         [INTEREST ON THE CLASS [B/C] NOTES. Interest on the class [B/C] notes will accrue for each auction rate note interest period and will be payable in arrears, on each auction rate note interest payment date and will be calculated by applying the applicable auction rate for the auction rate note interest period or part thereof, multiplying the product by the actual number of days in the auction rate note interest period or part thereof concerned divided by 365 or 366, and truncating the resultant figure to the nearest one cent.

         The rate of interest on the class [B/C] notes for the auction rate note initial interest period will be determined by the underwriters. The rate of interest on the class [B/C] notes for each subsequent auction rate note interest period will be the auction rate unless the auction rate exceeds the maximum rate or the maximum rate is lower than the all hold rate, in which case the rate of interest on the class [B/C] notes for the auction rate note interest period will be the maximum rate; provided that, unless otherwise specified by the market agents, if, on any auction date, an auction is not held for any reason, then the rate of interest for the next succeeding auction rate note interest period will equal the maximum rate on the auction date. Notwithstanding the foregoing, if:

         (a) The ownership of the class [B/C] notes is no longer maintained in book-entry form by the securities depository, the rate of interest on the class [B/C] notes for any auction rate note interest period commencing after the delivery of certificates representing class [B/C] notes in certificated form will equal the maximum rate on the business day immediately preceding the first day of the auction rate note interest period; or

         (b) A payment default occurs, auctions will be suspended and the applicable auction rate for the auction rate note interest period commencing on or after the payment default and for each auction rate note interest period thereafter, to and including the auction rate note interest period, if any, during which, or commencing less than two business days after, the payment default is cured will equal the default rate.

         The applicable auction rate cannot exceed the maximum rate.

         CARRYOVER AMOUNT. If, for any auction period for any outstanding class [B/C] note, the auction rate exceeds the maximum rate, as determined as described above, then the applicable interest rate for the class [B/C] note for that auction period will be the maximum rate. The excess of the amount of interest that would have accrued on the class [B/C] note at the auction rate over the amount of interest actually accrued at the maximum rate, together with any unpaid portion of any excess from prior auction periods, will accrue as the carryover amount. The carryover amount will bear interest at a rate equal to one-month LIBOR from the auction rate note interest payment date for the auction period for which the carryover amount was calculated until paid or extinguished as described herein. No reference to "principal" or "interest" herein or in the indenture includes within the meaning of the words any carryover amount or any interest accrued on any carryover amount.

         The carryover amount (and interest accrued thereon) will be paid by the indenture trustee, if ever, on the class [B/C] note on the next occurring auction rate note interest payment date, and each succeeding auction rate note interest payment date until paid, for each auction period subsequent to the auction period in which the carryover amount accrued, if and to the extent that:

         (a) During the subsequent auction period, no additional carryover amount is accruing thereon, and if paid, the carryover amount is paid solely to the extent that during the auction period, the amount of interest that would be payable on the class [B/C] note at the maximum rate exceeds the amount of interest that is payable for the auction period on the class [B/C] note at the interest rate in effect for the auction period; and

         (b) Moneys are available pursuant to the terms of the indenture in an amount sufficient to pay all or the portion of the carryover amount as described in clause (a) above.

         Any payment obligation for the carryover amount with respect to any outstanding class [B/C] note is extinguished when the class [B/C] note is paid at maturity or by earlier redemption.]

         DISTRIBUTIONS OF PRINCIPAL. Principal payments on the offered notes (other than the class A-IO notes) will be made on each distribution date, to the extent of Available Funds, in an amount equal to the Principal Distribution Amount for the distribution date, until the principal balance of the notes is reduced to zero. Principal payments on the notes will generally be derived from Available Funds remaining after the distribution of transaction fees, interest and certain other amounts.

         Unless an event of default occurs, the Principal Distribution Amount on the notes will be applied:

o Prior to the Stepdown Date or on or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect,
         (1) to the class A-1 notes, until paid in full, then (2) to the class A-2 notes, until paid in full, then (3) to the class A-3 notes, until paid in full, then (4) to the class A-4 notes, until paid in full, then
         (5) to the class A-5 notes, until paid in full, then (6) to the class B notes, until paid in full, and finally, (7) to the class C notes, until paid in full. The aggregate outstanding principal amount of each class of notes will be payable in full on the final maturity date for that class of notes.

o On and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the Class A Percentage (as defined in the glossary) of the Principal Distribution Amount will be payable to the class A notes (in the same order of priority as described in the preceding paragraph), the Class B Percentage (as defined in the glossary) of the Principal Distribution Amount will be payable to the class B notes and the Class C Percentage (as defined in the glossary) of the Principal Distribution Amount will be payable to the class C notes until paid in full.

         The "Stepdown Date" will be the __________20___ distribution date.

         A Subordinate Note Principal Trigger will occur if either:

o        A Note Parity Trigger occurs and is continuing; or

o        The Cumulative Default Rate exceeds ____%;

provided, however, that a Subordinated Note Principal Trigger will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met TERI's due diligence requirements and TERI is solvent.

         A Note Parity Trigger will occur on any distribution date if (a) the sum of the Pool Balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding Collection Period is less than (b) ____% of the outstanding principal balance of the offered notes after payments on that distribution date.

         If an event of default occurs and continues, on each distribution date, the Principal Distribution Amount for the notes will be payable to each class of class A notes (other than the class A-IO notes) on a pro rata basis until each class is paid in full, then to the class B notes until paid in full and finally, to the class C notes until paid in full.

         On the final maturity date for each class of notes, amounts on deposit in the reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of notes to zero. Although the maturity of certain of the trust student loans will extend well beyond the final maturity date for the class C notes, the actual date on which the aggregate outstanding principal and/or accrued interest of any class of notes are paid may be earlier than the final maturity date for that class of notes, based on a variety of factors.

         TURBO OF PRINCIPAL. On each distribution date on which a Turbo Trigger is in effect, all available funds remaining in the collection account after clause (9) below under "Distributions and Payments--Distributions from the Collection Account" will be distributed as principal in addition to principal distribution amounts due under clause (8) below under "Distributions and Payments--Distributions from the Collection Account".

         A Turbo Trigger will be in effect if:

         (a) The outstanding principal balance of the trust student loans is equal to or less than ____% of the sum of the aggregate principal balance of the initial trust student loans and the additional trust student loans acquired with funds in the pre-funding account as of the related cut off date; or

         (b) The Cumulative Default Rate exceeds ____%; provided, however, that with respect to clause (b), a Turbo Trigger will not have occurred if TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

ACCOUNTS

         The administrator will establish and maintain separate segregated accounts as follows: the collection account, the reserve account and the pre-funding account. We refer to these accounts collectively as the "trust accounts." Each account will be established in the name of the indenture trustee on behalf of the noteholders and the trust. In addition, TERI will pledge a portion of its guaranty fees to the indenture trustee to secure its guaranty obligations, pursuant to the TERI security agreement. Amounts pledged pursuant to the TERI security agreement will be held by the indenture trustee in a separate TERI pledge fund. The cost of issuance account does not constitute an account held by the indenture trustee as part of the trust's property and does not secure payment of the notes.

         Funds in the trust accounts will be invested as provided in the indenture in eligible investments. Eligible investments are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds, guaranteed investment contracts and other investments acceptable to the rating agencies as being consistent with the rating of the notes. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the related distribution date or, in the case of guaranteed investment contracts, that permit withdrawal of invested funds as required by the indenture. Investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the collection account on each distribution date and will be treated as collections of interest on the trust student loans.

         The trust accounts will be maintained as eligible deposit accounts. Any trust accounts may be maintained with the sellers or any of their affiliates, if the accounts qualify as eligible deposit accounts; provided, however, that at all times when any accounts are held by the sellers, or any of their affiliates, the accounts will be segregated accounts.

         COLLECTION ACCOUNT. On or about the third business day prior to each distribution date, the administrator will provide the indenture trustee with certain information with respect to the distributions to be made on the distribution date.

         On or before the business day prior to each distribution date, the administrator will cause (or will cause the servicers and the indenture trustee to cause) the amount of Available Funds to be deposited into the collection account.

         RESERVE ACCOUNT. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to approximately $_______________. The amount on deposit in the reserve account to the extent used will be replenished up to the specified reserve account balance on each distribution date from the amount of Available Funds remaining after payment of the prior amounts set forth under "Distributions and Payments" with respect to the notes, all for the distribution date.

         Funds will be withdrawn from the reserve account to the extent that the amount of Available Funds is insufficient to pay any of the items specified in clauses (1) through (5) under "Distributions and PAYMENTS--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT," on any distribution date. These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (1) through (5) on a distribution date. In addition, on the final maturity dates for each class of notes, amounts on deposit in the reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of notes to zero.

         If the amount on deposit in the reserve account on any distribution date beginning with the distribution date in __________20___ (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the greatest of (a) the respective amount listed below for that distribution date:

    Distribution Date                            Amount        Distribution Date                      Amount
    ------------------------------           -------------     --------------------------------    ------------
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___
    ___________20___                                           ___________20___ and thereafter

(b) _____% of the outstanding principal amount of the notes as of the last day of the immediately preceding Collection Period and (c) $__________, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution as Available Funds on the distribution date to the persons and in the order of priority specified for distributions. Upon any distribution to the owner trust certificateholders of any amounts included as Available Funds, the noteholders will not have any rights in, or claims to, these amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the reserve account will continue to be held for the benefit of the trust.

         If there are insufficient Available Funds in the collection account to pay the trust's fees and expenses, and there are no amounts on deposit in the reserve account and the pre-funding account, The First Marblehead Corporation, in its sole discretion, will have the right, but not the obligation, to advance funds to the collection account. The First Marblehead Corporation will be reimbursed for advances as described under "Distributions and Payments."

         PRE-FUNDING ACCOUNT. On the closing date, the trust will deposit approximately $__________ into the pre-funding account, which will be used on or prior to ___________, 20___, for the purchase of additional trust student loans, to pay capitalized interest and to pay advances for certain fees related to the additional trust student loans. We expect to purchase substantially all of the additional trust student loans by ___________, 20___. All amounts remaining in the pre-funding account after the Funding Period will be transferred to the collection account and distributed as described under "Distributions and Payments." In addition, upon each purchase of additional trust student loans, the amount deposited into the TERI pledge fund must be equal to or greater than ______% of the principal balance of the additional trust student loans (TERI guaranty fees that are not part of the assets of the trust will be used to pay this amount).

         All additional student loans to be acquired by the trust will be purchased by the depositor from the sellers pursuant to student loan purchase agreements. During the Funding Period to the extent funds remain in the pre-funding account, the trust will purchase from the depositor all student loans that the sellers offer to the depositor in accordance with the student loan purchase agreements. The trust will acquire additional trust student loans on various transfer dates during the Funding Period, as of the related subsequent cut off date.

DISTRIBUTIONS AND PAYMENTS

         DISTRIBUTIONS FROM THE COLLECTION ACCOUNT. On each distribution date on which a Class B Note Interest Trigger or Class C Note Interest Trigger is not in effect, the following distributions will be made in the amounts and in the order of priority specified below, to the extent of Available Funds for the related Collection Period.

         (1) Pro rata: indenture trustee and paying agent fees and expenses up to the amount specified in the indenture and any related Irish paying agent agreement; owner trustee fees and expenses up to the amount specified in the trust agreement; servicing fees and expenses with respect to the trust student loans due on the distribution date and all prior unpaid servicing fees and expenses allocated to the trust student loans up to the amount specified in the servicing agreements; administrator fees and expenses with respect to the trust student loans up to the amount specified in the administration agreement; back-up administrator fees and expenses up to the amount specified in the back-up administration agreement; [and to the extent the distribution date is also an auction rate note interest payment date, broker-dealer fees and expenses up to the amount specified in the broker-dealer agreements and auction agent fees and expenses up to the amount specified in the auction agency agreement.]

         (2) To TERI, the additional guaranty fees pursuant to the TERI guaranty agreements, which will be deposited into the TERI pledge fund;

         (3) To holders of each class of class A notes, the Interest Distribution Amount for the class A notes on a pro rata basis;

         (4) [If the distribution date is also an auction rate note interest payment date] to the holders of the class B notes, the Interest Distribution Amount for the class B notes;

         (5) [If the distribution date is also an auction rate note interest payment date] to the holders of the class C notes, the Interest Distribution Amount for the class C notes;

         (6) To the reserve account, an amount, up to the amount, if any, necessary to reinstate the balance of the reserve account to the greater of ____% of the outstanding principal amount of the notes as of the last day of the immediately preceding Collection Period and $___________;

         (7) To TERI, to purchase rehabilitated trust student loans;

         (8) To the holders of (i) the class A-1 notes, until paid in full, then
(ii) the class A-2 notes, until paid in full, then (iii) the class A-3 notes, until paid in full, then (iv) the class A-4 notes, until paid in full, then (v) the class A-5 notes until paid in full, then (vi) the class B notes, until paid in full, and finally, (vii) the class C notes, until paid in full, the Principal Distribution Amount. On and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the Class A Percentage of the Principal Distribution Amount will be payable to the class A notes (in the same order of priority set forth above), the Class B Percentage of the Principal Distribution Amount will be payable to the class B notes and the Class C Percentage of the Principal Distribution Amount will be payable to the class C notes until paid in full.

         (9) Pro rata: any unreimbursed advances to The First Marblehead Corporation and for all amounts in excess of the maximum amounts specified in clause (1), for indenture trustee and paying agent fees and expenses pursuant to the indenture and any related Irish paying agent agreement; owner trustee fees and expenses pursuant to the trust agreement; indemnities, fees and expenses of the servicers; the portion of the administration fee and expenses allocated to the notes and all unpaid administration fees and expenses from prior Collection Periods allocated to the notes; back-up administrator fees and expenses; [broker-dealer fees and expenses pursuant to the broker-dealer agreements; auction agent fees and expenses pursuant to the auction agency agreement.]

         (10) If a Turbo Trigger is in effect, to the holders of the notes any remaining amounts as payment of principal allocated among the noteholders as described in clause (8) until paid in full; and

         (11) To the structuring advisor, any unpaid and accrued structuring advisory fees, and then to the owner trust certificateholders, any remaining amounts.

         Upon any distribution to The First Marblehead Corporation or the owner trust certificateholders of any amounts included as Available Funds, the noteholders will not have any rights in, or claims to, those amounts.

         The following chart summarizes the distributions that will be made to the noteholders on each distribution date on which a Class B Note Interest Trigger or Class C Note Interest Trigger is not in effect:

          ---------------------------------------------------------------------------------------------------------
                                                     COLLECTION ACCOUNT
          ---------------------------------------------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------------

          ------------- ---------- ------------- --------------- ---------------- ----------- -----------
           INDENTURE    OWNER       SERVICERS    ADMINISTRATOR       BACK-UP      [ANY        [ANY
  1st     TRUSTEE AND    TRUSTEE    (Fees and      (Fees and      ADMINISTRATOR   AUCTION     BROKER-DEALERS
           ANY IRISH    (Fees       expenses)      expenses)        (Fees and       AGENT     (Fees and
          PAYING AGENT  and                                         expenses)     (Fees and   expenses)]
           (Fees and    expenses)                                                 expenses)]
           expenses)
          ------------- ---------- ------------- --------------- ---------------- ----------- -----------

       ---------------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  2nd                                                      TERI
                           (Additional guaranty fees to be deposited into the TERI pledge fund)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  3rd                                               CLASS A NOTEHOLDERS
                                                        (Interest)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  4th                                               CLASS B NOTEHOLDERS
                                                        (Interest)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  5th                                               CLASS C NOTEHOLDERS
                                                        (Interest)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  6th                                                 RESERVE ACCOUNT

          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
     7th                                                   TERI
                                      (Purchase of rehabilitated trust student loans)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  8th                                                   NOTEHOLDERS
                                              (Principal Distribution Amount)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  9th     THE FIRST MARBLEHEAD CORPORATION; INDENTURE TRUSTEE; ANY IRISH PAYING AGENT; OWNER TRUSTEE; SERVICERS;
                           ADMINISTRATOR; BACK-UP ADMINISTRATOR; [BROKER-DEALERS; AUCTION AGENT]
                 (All amounts due these parties in excess of the maximum amounts to be distributed in (1))
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  10th                                                  NOTEHOLDERS
            (If a Turbo Trigger is in effect, any remaining amounts as payment of principal until paid in full)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  11th                              STRUCTURING ADVISOR; OWNER TRUST CERTIFICATEHOLDERS
                                    (Structuring advisory fees; any remaining amounts)
          ---------------------------------------------------------------------------------------------------------


         The following chart summarizes the distributions that will be made to the noteholders on each distribution date on which a Class B Note Interest Trigger is in effect:

          ---------------------------------------------------------------------------------------------------------
                                                     COLLECTION ACCOUNT
          ---------------------------------------------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------------

          ------------- ---------- ------------- --------------- ---------------- ----------- -----------
           INDENTURE    OWNER       SERVICERS    ADMINISTRATOR       BACK-UP      [ANY        [ANY
  1st     TRUSTEE AND    TRUSTEE    (Fees and      (Fees and      ADMINISTRATOR   AUCTION     BROKER-DEALERS
           ANY IRISH    (Fees       expenses)      expenses)        (Fees and       AGENT     (Fees and
          PAYING AGENT  and                                         expenses)     (Fees and   expenses)]
           (Fees and    expenses)                                                 expenses)]
           expenses)
          ------------- ---------- ------------- --------------- ---------------- ----------- -----------

       ---------------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  2nd                                                      TERI
                           (Additional guaranty fees to be deposited into the TERI pledge fund)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  3rd                                               CLASS A NOTEHOLDERS
                                                        (Interest)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  4th                                                 RESERVE ACCOUNT
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  5th                                                      TERI
                                      (Purchase of rehabilitated trust student loans)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  6th                                               CLASS A NOTEHOLDERS
                                              (Principal Distribution Amount)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  7th                                               CLASS B NOTEHOLDERS
                                       (Interest and Principal Distribution Amount)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  8th                                               CLASS C NOTEHOLDERS
                                       (Interest and Principal Distribution Amount)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  9th     THE FIRST MARBLEHEAD CORPORATION; INDENTURE TRUSTEE; ANY IRISH PAYING AGENT; OWNER TRUSTEE; SERVICERS;
                           ADMINISTRATOR; BACK-UP ADMINISTRATOR; [BROKER-DEALERS; AUCTION AGENT]
                 (All amounts due these parties in excess of the maximum amounts to be distributed in (1))
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  10th                                                  NOTEHOLDERS
            (If a Turbo Trigger is in effect, any remaining amounts as payment of principal until paid in full)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  11th                              STRUCTURING ADVISOR; OWNER TRUST CERTIFICATEHOLDERS
                                    (Structuring advisory fees; any remaining amounts)
          ---------------------------------------------------------------------------------------------------------


         The following chart summarizes the distributions that will be made to the noteholders on each distribution date on which a Class C Note Interest Trigger is in effect:

          ---------------------------------------------------------------------------------------------------------
                                                     COLLECTION ACCOUNT
          ---------------------------------------------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------------

          ------------- ---------- ------------- --------------- ---------------- ----------- -----------
           INDENTURE    OWNER       SERVICERS    ADMINISTRATOR       BACK-UP      [ANY        [ANY
  1st     TRUSTEE AND    TRUSTEE    (Fees and      (Fees and      ADMINISTRATOR   AUCTION     BROKER-DEALERS
           ANY IRISH    (Fees       expenses)      expenses)        (Fees and       AGENT     (Fees and
          PAYING AGENT  and                                         expenses)     (Fees and   expenses)]
           (Fees and    expenses)                                                 expenses)]
           expenses)
          ------------- ---------- ------------- --------------- ---------------- ----------- -----------

       ---------------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  2nd                                                      TERI
                           (Additional guaranty fees to be deposited into the TERI pledge fund)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  3rd                                               CLASS A NOTEHOLDERS
                                                        (Interest)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  4th                                               CLASS B NOTEHOLDERS
                                                        (Interest)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  5th                                                 RESERVE ACCOUNT
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  6th                                                      TERI
                                      (Purchase of rehabilitated trust student loans)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  7th                                   CLASS A NOTEHOLDERS AND CLASS B NOTEHOLDERS
                                              (Principal Distribution Amount)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  8th                                               CLASS C NOTEHOLDERS
                                       (Interest and Principal Distribution Amount)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  9th     THE FIRST MARBLEHEAD CORPORATION; INDENTURE TRUSTEE; ANY IRISH PAYING AGENT; OWNER TRUSTEE; SERVICERS;
                           ADMINISTRATOR; BACK-UP ADMINISTRATOR; [BROKER-DEALERS; AUCTION AGENT]
                 (All amounts due these parties in excess of the maximum amounts to be distributed in (1))
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  10th                                                  NOTEHOLDERS
            (If a Turbo Trigger is in effect, any remaining amounts as payment of principal until paid in full)
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
  11th                              STRUCTURING ADVISOR; OWNER TRUST CERTIFICATEHOLDERS
                                    (Structuring advisory fees; any remaining amounts)
          ---------------------------------------------------------------------------------------------------------


CREDIT ENHANCEMENT

         EXCESS INTEREST. Excess interest is created when interest collections received on the trust student loans during a Collection Period and related investment earnings exceed the interest on the note at the related Note Interest Rates and certain fees and expenses of the trust. Excess interest with respect to the trust student loans is intended to provide "first loss" protection for the notes. Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the Available Funds. There can be no assurance as to the rate, timing or amount, if any, of excess interest. The application of excess interest to the payment of principal on your notes will affect the weighted average life and yield on your investment. Excess interest not applied to make required distributions on any distribution date, and not deposited into the reserve account, will be paid to the owner trust certificateholders and will not be available on subsequent distribution dates to make payments on any class of the notes.

         SUBORDINATION OF THE SUBORDINATE NOTES. The rights of the holders of the class C notes to receive payments of interest are subordinated to the rights of the holders of the class A notes and class B notes to receive payments of interest, and the rights of the holders of the class C notes to receive payments of principal are subordinated to the rights of the holders of the class A notes and class B notes to receive payments of interest and principal. Consequently, Available Funds will be applied to the payment of interest on the class A notes and the class B notes before payment of interest on the class C notes. Moreover, prior to the Stepdown Date or on and after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, for so long as the class A notes and class B notes are outstanding, the holders of the class C notes will not be entitled to any payments of principal.

         The rights of the holders of the class B notes to receive payments of interest are subordinated to the rights of the holders of the class A notes to receive payments of interest, and the rights of the holders of the class B notes to receive payments of principal are subordinated to the rights of the holders of the class A notes to receive payments of interest and principal. Consequently, Available Funds will be applied to the payment of interest on the class A notes before payment of interest on the class B notes. Moreover, for so long as the class A notes are outstanding, the holders of the class B notes will not be entitled to any payments of principal.

         RESERVE ACCOUNT. The reserve account is intended to enhance the likelihood of timely receipt by the noteholders of the full amount of interest due to them and to decrease the likelihood that holders will experience losses. In certain circumstances, however, the reserve account could be depleted.

         [SIGNIFICANT ENHANCEMENT PROVIDERS.

o        Name

o        Organizational form

o        General character of business

o        Financial information]

         [INTEREST RATE AND CURRENCY SWAPS AND CAP AGREEMENTS.

o        Name of counterparty

o        Organizational form of counterparty

o        General character of business of counterparty

o        Description of operational and material terms of agreement(s)

o        Description of material provisions regarding substitution

o        Significant percentage

o        Financial information]

MATURITY AND PREPAYMENT ASSUMPTIONS

         The rate of payment of principal of each class of notes and the yield on each class of notes will be affected by prepayments of the trust student loans that may occur as described below. Each of the sellers is generally obligated to repurchase any trust student loan as a result of a breach of any of its representations and warranties contained in its student loan purchase agreement and each of the servicers is obligated to purchase any trust student loan pursuant to its servicing agreement as a result of a breach of certain covenants with respect to the trust student loan, in each case where the breach materially adversely affects the interests of the noteholders in that trust student loan and is not cured within the applicable cure period. In addition, holders of the notes will receive accelerated payments of principal from excess interest collections if a Turbo Trigger is in effect. Any reinvestment risk from the accelerated payment of principal will be borne by the noteholders receiving the prepayment.

         On the other hand, scheduled payments with respect to, and maturities of, the trust student loans may be extended, including pursuant to grace periods, deferral periods and, under certain circumstances, forbearance periods. The rate of payment of principal of the notes, and the yield on the notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of TERI to make guaranty payments with respect thereto. In addition, the maturity of certain of the trust student loans will extend well beyond the final maturity date for the class C notes.

         The rate of prepayment on the trust student loans cannot be predicted. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans related to the notes. Reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time you receive payments from the trust than the interest rates and the spreads that would otherwise have been had prepayments not been made or had prepayments been made at a different time.

OWNER TRUST CERTIFICATES

         On the closing date, the trust will issue privately a single class of owner trust certificates to the depositor and TERI. The owner trust certificates will represent the beneficial ownership interests in the trust's assets. The owner trust certificates will not have a principal balance and will not bear interest. On each distribution date, the owner trust certificates will not be entitled to any distributions with respect to Available Funds until all amounts owed to the noteholders have been paid. Once a distribution has been made in respect of the owner trust certificates, it will not be available to pay any of the noteholders.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the notes will be characterized as indebtedness to a noteholder other than the owner of the owner trust certificates and not as representing an ownership interest in the assets of the trust or an equity interest in the trust. In addition, for federal income tax purposes, the trust will not be classified as an association taxable as a corporation or a "publicly traded partnership" as defined in Treasury regulation section 1.7704-1.

         Prospective investors in the notes should see "U.S. Federal Income Tax Consequences" and "State Tax Consequences" in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the trust and purchasers of the notes.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code impose certain fiduciary and prohibited transaction restrictions on:

         (a) Employee benefit plans as defined in section 3(3) of ERISA, subject to Title I of ERISA;

         (b) Plans described in section 4975(e)(1) of the Code, subject to section 4975(c) of the Code, including individual retirement accounts or Keogh plans;

         (c) Any entities whose underlying assets include plan assets by reason of an investment in these entities by a plan described in (a) or (b); and

         (d) Persons who have certain specified relationships to these Plans--these persons are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code.

         We refer to entities described in (a), (b) and (c) as "Plans."

         Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account and the insurance company might be treated as a Party in Interest as to a Plan by virtue of that investment. ERISA also imposes various duties on persons who are fiduciaries of Plans and prohibits certain transactions between a Plan and its Parties in Interest or Disqualified Persons.

         The depositor, the servicers, the indenture trustee, the owner trustee, the administrator, the back-up administrator, the underwriters, any provider of credit support or any of their affiliates may be the sponsor of or investment advisor for one or more Plans. Because these parties may receive certain benefits from the sale of the notes, the purchase of the notes using Plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the purchase of notes using the assets of any Plan may be restricted if the depositor, the servicers, the indenture trustee, the owner trustee, the administrator, the back-up administrator, the underwriters, any provider of credit support or any of their affiliates has investment authority over those assets.

         In addition, under a regulation issued by the Department of Labor called the "Plan Asset Regulation," if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulation, the trust student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes are treated as "equity" for purposes of the Plan Asset Regulation, a Plan purchasing the notes could be treated as holding the trust student loans and the other assets of the trust. Although there can be no assurances in this regard, it appears that the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulation.

         Although it is not free from doubt, it also appears that, so long as the notes retain a rating of at least investment grade, the notes should continue to be treated as indebtedness without substantial equity features for the purposes of the Plan Asset Regulation. There is, however, increased uncertainty regarding the characterization of a debt instrument that does not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the ratings of any notes, any subsequent transfer of such notes or any interest therein to a trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer may be restricted. A prospective transferee (including any purchaser in the initial transfer of the notes) of the notes or any interest therein who is a trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, will be deemed to represent that at the time of such transfer the notes are rated at least investment grade; that such transferee believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation, and agrees to so treat the notes; and that the acquisition and holding of the notes do not result in a violation of the prohibited transaction rules of ERISA or section 4975 of the Code because the transaction is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or by reason of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicers, the indenture trustee, the owner trustee, any provider of credit support or any of their affiliates not being a Party in Interest with respect to such Plan. Alternatively, a prospective transferee of the notes or any interest therein who is a trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, may provide the indenture trustee or owner trustee, as applicable, an opinion of counsel satisfactory to such trustee, which opinion will not be at the expense of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicers, the indenture trustee or the owner trustee, that the purchase, holding and transfer of the notes or interests therein is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the trust, the depositor, the administrator, the underwriters, the servicers, the indenture trustee or the owner trustee to any obligation in addition to those undertaken in the indenture or trust agreement, as applicable.

         Before making an investment in the notes, prospective Plan investors should refer to the "ERISA Considerations" section in the prospectus and consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

o        Whether the fiduciary has the authority to make the investment;

o Whether the investment constitutes a direct or indirect transaction with a Party in Interest;

o        The diversification by type of asset of the Plan's portfolio;

o        The Plan's funding objectives;

o        The tax effects of the investment; and

o Whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

         The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about ______________, 20____ against payment in immediately available funds and also Clearstream Banking, societe anonyme, Luxembourg and Euroclear.

         Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the trust will sell the offered notes to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount or notional amount of each class of offered notes set forth opposite its name.

                 [UNDERWRITERS]                            TOTAL
------------------------------------------------     -----------------
CLASS A-1 NOTES
CLASS A-2 NOTES
CLASS A-3 NOTES
CLASS A-4 NOTES
CLASS A-5 NOTES
CLASS A-IO NOTES
CLASS B NOTES
CLASS C NOTES
TOTAL

         In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the notes offered hereby if any of the notes are purchased. The trust has been advised by the underwriters that the underwriters propose initially to offer the offered notes at the respective prices set forth on the cover page of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of ______% per class A-1 note, ______% per class A-2 note, ______% per class A-3 note, ______% per class A-4 note, ______% per class A-5 note, ______% per class A-IO note, ______% per class B note and ______% per class C note. The underwriters may allow and dealers may reallow to other dealers a discount not in excess of ______% per class A-1 note, ______% per class A-2 note, ______% per class A-3 note, ______% per class A-4 note, ______% per class A-5 note, ______% per class A-IO note, ______% per class B note and ______% per class C note. After the initial offering, prices, concessions and reallowances may be changed.

         The underwriting agreement provides that the obligations of the underwriters thereunder are subject to certain conditions precedent, including the delivery of certain legal opinions by their counsel. The underwriters are committed to take and pay for all of the offered notes if any are taken. The depositor and The First Marblehead Corporation have agreed in the underwriting agreement to indemnify the underwriters and their controlling persons against certain liabilities in connection with the offer and sale of the offered notes.

         The underwriters propose to offer the offered notes for resale initially at the offering price set forth on the cover page hereof. After the initial offering, the offering price and other selling terms may be changed at any time without notice.

         The trust has informed the underwriters that it does not intend to apply for listing of the notes through the National Association of Securities Dealers Automated Quotation System.

         The offered notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the offered notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the offered notes.

         In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities, including the sale of student loans, certain of which will be included in this transaction, with The First Marblehead Corporation, the depositor and their affiliates.

         During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the offered notes. The lead underwriters, for example, may over-allot the offered notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more offered notes than are to be sold.

         In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered notes. This means that if an underwriter purchases offered notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

         In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered security to be higher than it might be in the absence of such transactions.

         Each underwriter has represented and agreed that:

         (a) It has not offered or sold and will not offer or sell any offered notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the offered notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

         (b) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000, received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the trust; and

         (c) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

         No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver offered notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

         We have not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended. The offered notes may not be lawfully offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the Financial Services Act 1986, as amended.

                                  LEGAL MATTERS

         Certain legal matters relating to the offered notes will be passed upon for the trust and the administrator by [Thacher Proffitt & Wood LLP, New York, New York], and for the underwriters by ___________________________________.
Certain federal income tax and other matters will be passed upon for the trust by [Thacher Proffitt & Wood LLP, New York, New York].

                                     RATINGS

         It is a condition to the issuance of the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5 notes and class A-IO notes that they be rated in the highest rating category of at least two of the three rating agencies. It is a condition to the issuance of the class B notes that the class B notes be rated in one of the two highest rating categories of at least two of the three rating agencies. It is a condition to the issuance of the class C notes that the class C notes be rated in one of the three highest rating categories of at least two of the three rating agencies. No application was made to any other rating agency for the purpose of obtaining additional ratings of the offered notes.

         Any ratings, if assigned, reflect only the view of the rating agency rating the offered notes. Any explanation of the significance of the ratings may be obtained only from the rating agency. The trust has furnished to the rating agencies certain information and materials, some of which may not have been included in this prospectus supplement, relating to the offered notes. Generally, rating agencies base their ratings on that information and materials and on investigation, studies and assumptions made by the rating agencies. There can be no assurance that ratings when assigned will continue for any given period of time.

                                     EXPERTS

         The financial statements of TERI as of and for the years ended June 30, 20___, June 30, 20___ and June 30, 20___ attached to this prospectus supplement as Annex I have been audited by _________________________, independent accountants, as stated in their reports appearing in Annex I, and are included in reliance upon the reports of that firm given upon their authority as experts in accounting and auditing.

                                LEGAL PROCEEDINGS

         To the knowledge of the issuer, there are no legal proceedings pending or proceedings by governmental authorities contemplated against the sponsor, depositor, indenture trustee, owner trustee, issuer, TERI, any servicer or any seller that are material to noteholders.

                         LISTING AND GENERAL INFORMATION

         Application has been made to the Financial Regulator in Ireland, as competent authority under the Prospectus Directive, for the Irish Prospectus to be approved. THE APPROVAL FROM THE FINANCIAL REGULATOR IN IRELAND RELATES ONLY TO THE OFFERED NOTES WHICH ARE TO BE ADMITTED TO TRADING ON THE REGULATED MARKET OF THE IRISH STOCK EXCHANGE. Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that such listing will be obtained.

         Each of the offered notes, the indenture, the administration agreement and the back-up administration agreement will be governed by the laws of the State of New York. The trust agreement will be governed by the laws of the State of Delaware. The deposit and security agreement will be governed by the laws of the Commonwealth of Massachusetts. The servicing agreement will be governed by the laws of the Commonwealth of Pennsylvania.

         Since its formation, the trust has not been involved in any governmental, litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issuance of the offered notes. Nor, so far as the trust is aware, are any such proceedings pending or threatened.

         The issuance of the offered notes was authorized by a unanimous written consent of the managers of the depositor on ____________, 20___.

         Since its formation, the trust has not commenced operations and no accounts have been made up.

         The trust is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to provide the indenture trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the indenture trustee's attention has occurred.

                                    GLOSSARY
                            FOR PROSPECTUS SUPPLEMENT

         "AVAILABLE FUNDS" means, with respect to any distribution date or any other distribution date pursuant to the indenture, the sum of the following amounts received with respect to the then elapsed portion of the related Collection Period to the extent not previously distributed:

         (a) All collections received by the servicers (or any sub-servicer acting on its behalf) on the trust student loans, (including any guaranty payments received) but net of any applicable administrative fees, a portion of any late fees or similar fees received from a borrower;

         (b) All liquidation proceeds and all Recoveries in respect of liquidated student loans which were written off in prior Collection Periods or prior months of the Collection Period;

         (c) The aggregate Purchase Amounts received for trust student loans repurchased by a seller or the servicers or under an obligation which arose during the elapsed portion of the Collection Period;

         (d) Investment earnings for the distribution date;

         (e) Amounts withdrawn from the reserve account in excess of the specified reserve account balance and deposited into the collection account;

         (f) Amounts transferred from the pre-funding account to the collection account;

         (g) Any amounts advanced by The First Marblehead Corporation in its discretion; and

         (h) Any proceeds received in connection with the sale of the trust student loans, or sums collected by the indenture trustee pursuant to the indenture; provided, however, that Available Funds will exclude all payments and proceeds (including liquidation proceeds) of any trust student loans, the related Purchase Amount of which has been included in Available Funds, for a prior distribution date; provided, further, that if on any distribution date there would not be sufficient funds, after application of Available Funds and amounts available from the reserve account and the pre-funding account, to pay any of the items specified in clauses (1) through (5) as described in "Description of the Securities--Distributions and Payments--DISTRIBUTIONS FROM COLLECTION ACCOUNT" for the distribution date, then Available Funds for the distribution date will include, in addition to the Available Funds, amounts being held by the indenture trustee, or on deposit in the collection account, with respect to Available Funds relating to the distribution date which would have constituted Available Funds for the distribution date succeeding the distribution date, up to the amount necessary to pay the items specified in clauses (1) through (5) as described in "Description of the Securities--Distributions and Payments--DISTRIBUTIONS FROM COLLECTION Account," and the Available Funds, for the succeeding distribution date will be adjusted accordingly.

         "CLASS A PERCENTAGE" means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class A notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

         "CLASS B PERCENTAGE" means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class B notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

         "CLASS C PERCENTAGE" means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class C notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

         "COLLECTION PERIOD" means, with respect to the first distribution date, the period beginning on __________, 20___ and ending on __________, 20___, and with respect to each subsequent distribution date, the Collection Period means the calendar month immediately following the end of the previous Collection Period.

         "CUMULATIVE DEFAULT RATE" means the percentage equivalent of the fraction the numerator of which is the aggregate principal balance of the trust student loans which are defaulted trust student loans and the denominator of which is the aggregate principal balance of the initial trust student loans acquired by the trust on the closing date and the additional trust student loans acquired by the trust with funds in the pre-funding account as of the related cut off date.

         "FUNDING PERIOD" means the period from the closing date until the first to occur of:

         (a) An event of default occurring under the indenture, a servicer default occurring under the servicing agreements or an administrator default occurring under the administration agreement;

         (b) Certain events of insolvency with respect to the depositor and the administrator; and

         (c) __________, 20___.


         "Interest Distribution Amount" means, with respect to any distribution date for a class of offered notes, the sum of:

         (a) The aggregate amount of interest accrued at the applicable Note Interest Rate for the related interest period [or the auction rate note interest period] on the outstanding principal balance (or notional amount, as applicable) of such class on the immediately preceding distribution date, after giving effect to all principal distributions (or related reduction in notional amount, as applicable), to noteholders of that class on that date (or, in the case of the first distribution date, on the closing date); and

         (b) Any accrued and unpaid interest for that class of offered notes from prior interest periods, together with interest on the unpaid amount.

        "NOTE INTEREST RATE" means with respect to any interest period:

         (a) In the case of the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5 notes, class B notes and class C notes, the interest rate per annum equal to the sum of one-month LIBOR (or in the case of the initial interest period, the blended LIBOR rate calculated under "Description of the Securities--The Notes") plus the margins listed on the cover page of this prospectus supplement; and

         (b) In the case of the class A-IO notes, _____% per annum.

         "NOTE PARITY TRIGGER" means on any distribution date if (a) the sum of the Pool Balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding Collection Period is less than (b) ____% of the outstanding principal balance of the offered notes after payments on that distribution date.

         "POOL BALANCE" means at any time the aggregate principal balance of the trust student loans at the end of the preceding Collection Period (including accrued interest thereon for the Collection Period to the extent interest will be capitalized upon commencement of repayment or during deferment or forbearance).

         "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the amount necessary, so that (a) the sum of the Pool Balance plus the amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding Collection Period equals (b) ____% of the outstanding principal balance of the offered notes after payments on that distribution date; provided, however, that the Principal Distribution Amount will not exceed the outstanding principal balance of the offered notes. In addition, on the final maturity date for each related class of offered notes, the principal required to be distributed to that class of offered notes will include the amount required to reduce the outstanding principal balance of that class of offered notes to zero.

         "PURCHASE AMOUNT" means, as of the close of business on the last day of a Collection Period, 100% of the amount required to prepay in full the respective trust student loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon entry into repayment.

         "RECOVERIES" means, with respect to any liquidated student loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which the trust student loan, became a liquidated student loan, net of the sum of any amounts expended by the servicers (or any sub-servicer acting on its behalf) for the account of any obligor and any amounts required by law to be remitted to the obligor.

         "STEPDOWN DATE" means the _______20___ distribution date.

         "SUBORDINATE NOTE PRINCIPAL TRIGGER" means if (a) a Note Parity Trigger occurs and is continuing or (b) the Cumulative Default Rate exceeds ____%; provided, however, that a Subordinate Note Principal Trigger will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met TERI's due diligence requirements and TERI is solvent.

                                    ANNEX I:
                            TERI FINANCIAL STATEMENTS

                              $____________________

                         STUDENT LOAN ASSET BACKED NOTES

               THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 20__-__
                                 ISSUING ENTITY

                       THE NATIONAL COLLEGIATE FUNDING LLC
                            DEPOSITOR AND THE SPONSOR

                          -----------------------------

                              PROSPECTUS SUPPLEMENT

                          -----------------------------

                                 [UNDERWRITERS]



                             _______________, 20____

         You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the offered notes in any jurisdiction where the offer is not permitted.

         We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective cover pages.

         Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

               THE NATIONAL COLLEGIATE FUNDING STUDENT LOAN TRUSTS
                                ISSUING ENTITIES
                STUDENT LOAN ASSET BACKED NOTES AND CERTIFICATES

                             ----------------------

                       THE NATIONAL COLLEGIATE FUNDING LLC
                              DEPOSITOR AND SPONSOR

THE DEPOSITOR AND THE SPONSOR

         The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation.

THE SECURITIES

         The depositor intends to form trusts to issue student loan asset backed securities. The student loan asset backed securities may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale.

         Each series may include:

o        One or more classes of notes secured by the assets of that trust; and

o One or more classes of certificates that represent ownership interests in the assets of the trust for that issue.

A class of notes or certificates may:

o        Be senior or subordinate to other classes; and

o Receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

         Each class of notes or certificates will have the right to receive payments on the dates and in the manner described in the applicable supplement to this prospectus.

TRUST ASSETS

The assets of each trust will include:

o Private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity;

o Guaranty obligations of any private guarantors of the student loans, if applicable; and

o Other funds, investments and property described in the applicable prospectus supplement.

         A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and the certificates of each series. The supplement will also give details of the specific student loans, credit enhancement and other assets of the trust.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS DESCRIBED IN THE PROSPECTUS SUPPLEMENT THAT ACCOMPANIES THIS PROSPECTUS.

         EACH ISSUE OF SECURITIES REPRESENTS OBLIGATIONS OF, OR INTERESTS IN,
THE APPLICABLE ISSUING ENTITY    ONLY. THEY DO NOT REPRESENT INTERESTS IN OR
OBLIGATIONS OF THE FIRST MARBLEHEAD CORPORATION, ANY SELLER OR GUARANTOR OF LOANS TO THE DEPOSITOR, THE DEPOSITOR, THE SERVICERS OR ANY OF THEIR AFFILIATES.

         THE SECURITIES ARE NOT GUARANTEED OR INSURED BY THE UNITED STATES OF AMERICA OR ANY GOVERNMENTAL AGENCY.

         THIS PROSPECTUS MAY BE USED TO OFFER AND SELL ANY SERIES OF SECURITIES ONLY IF ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR THAT SERIES.

                           ___________________, 20___

                                TABLE OF CONTENTS

                                   PROSPECTUS

Prospectus Summary..............................................................

Formation of the Trusts.........................................................

Use of Proceeds.................................................................

The Sponsor, The First Marblehead Corporation, the Administrator, the Servicers
  and the Custodians............................................................

Description of Student Loan Programs............................................

The Student Loan Pools..........................................................

Static Pool Information.........................................................

Transfer and Administration Agreements..........................................

Description of the Notes........................................................

Description of the Certificates.................................................

Certain Information Regarding the Securities....................................

Certain Legal Aspects of the Student Loans......................................

U.S. Federal Income Tax Consequences............................................

State and Other Tax Consequences................................................

ERISA Considerations............................................................

Available Information...........................................................

Reports to Securityholders......................................................

Incorporation of Certain Documents by Reference.................................

Underwriting....................................................................

Legal Matters...................................................................

Annex I:  Global Clearance, Settlement and Tax Documentation Procedures.........

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED
                              PROSPECTUS SUPPLEMENT

         We provide information to you about the securities in two separate documents that progressively provide more detail:

         (a) This prospectus, which provides general information, some of which may not apply to your series of securities; and

         (b) The related prospectus supplement that describes the specific terms of your series of securities, including:

         o        The timing of interest and principal payments;

         o Financial and other information about the student loans and the other assets owned by the trust;

         o        Information about credit enhancement;

         o        The ratings; and

         o        The method of selling the securities.

         You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

         We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONCERNING THE SECURITIES. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU MIGHT FIND IMPORTANT IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THE FULL DESCRIPTION OF THIS INFORMATION APPEARING ELSEWHERE IN THIS DOCUMENT AND IN THE PROSPECTUS SUPPLEMENT FOR YOUR PARTICULAR SECURITIES.


PRINCIPAL PARTIES

TRUST

A Delaware statutory trust to be formed for each series of securities under a trust agreement between the depositor and an owner trustee.

DEPOSITOR AND THE SPONSOR

The National Collegiate Funding LLC, is a limited liability company and a wholly-owned subsidiary of The First Marblehead Corporation and is both the sponsor of the securitizations and the depositor. The depositor is a special purpose "bankruptcy remote" entity formed to purchase student loans from commercial banks, other financial institutions and lenders and to form trusts that will issue student loan asset backed securities.

OWNER TRUSTEE

For each series of securities, the related prospectus supplement will specify the owner trustee for the related trust.

SERVICERS

It is expected that the trust student loans will be serviced by one or more third party servicers.

INDENTURE TRUSTEE

For each series of securities, the related prospectus supplement will specify the indenture trustee for the securities.

ADMINISTRATOR

First Marblehead Data Services, Inc., a Massachusetts corporation and wholly-owned subsidiary of The First Marblehead Corporation, will act as administrator of each trust.

BACK-UP ADMINISTRATOR

It is anticipated that each trust will enter into an agreement with a third party to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

STRUCTURING ADVISOR

The First Marblehead Corporation, a Delaware corporation, will act as structuring advisor to the depositor and the sponsor.

THE NOTES

Each series of securities may include one or more classes of student loan asset backed notes. The notes will be issued under an indenture between the trust and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in multiples of $1,000 or as otherwise provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Classes of notes will have a stated principal amount and will bear interest at a specified rate or may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o        Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

Classes of notes may also have different interest rates. The interest rate may be:

         o        Fixed;

         o        Variable;

         o        Adjustable;

         o        Auction-determined; or

         o        Any combination of these rates.

The related prospectus supplement will specify:

         o        The principal or notional amount of each class of notes; and

         o The interest rate for each class of notes or the method for determining the interest rate.

If a series includes two or more classes of notes:

         o The timing and priority of payments, seniority, interest rates or amount of payments of principal or interest may differ for each class; or

         o Payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

THE CERTIFICATES

Each series of securities may also include one or more classes of certificates. The certificates will be issued under a trust agreement for that series. We may offer each class of certificates publicly or privately, as specified in the related prospectus supplement.

Certificates will be available for purchase in a minimum denomination, as specified in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Each class of certificates will have a stated certificate balance. The certificates may also yield a return on that balance at a specified certificate rate. That rate of return may be:

         o        Fixed;

         o        Variable;

         o        Adjustable;

         o        Auction-determined; or

         o        Any combination of these rates.

Certificates may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o        Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

The related prospectus supplement will specify:

         o        The certificate balance for each class of certificates; and

         o The rate of return for each class of certificates or the method for determining the rate of return.

If a series includes two or more classes of certificates:

         o The timing and priority of distributions, seniority, allocations of losses, certificate rates or distributions on the certificate balance may differ for each class; and

         o Distributions on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.

ASSETS OF THE TRUST

The assets of each trust will include a pool of private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity.

We call the student loans owned by a specific trust "trust student loans."

The assets of the trust will include rights to receive payments made on these trust student loans and any proceeds related to them.

We will purchase the student loans from various originators of student loans, including commercial banks, other financial institutions and lenders. We may also purchase student loans from an affiliate or a warehouse which in turn has purchased the loans from one of those originators and is holding student loans on an interim basis. The prospectus supplement for your securities will describe the seller or sellers of the student loans and the approximate aggregate principal balance of the loans sold. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any pre-funding account and the right to receive payments under any swap agreements, interest rate protection agreements, yield protection agreements or guaranteed investment contracts entered into by the trust. See "Certain Information Regarding the Securities - Credit and Cash Flow or other Enhancement or Derivative Arrangements" below.

The student loans may or may not be insured by a guarantor or surety. The prospectus supplement for your securities will describe each guarantor or surety for any student loans related to your securities if your securities have the benefit of the guaranty.

A trust may also have among its assets various agreements with counterparties providing for interest rate, currency swaps and caps. These agreements will be described in the related prospectus supplement.

COLLECTION ACCOUNT

For each trust, the administrator will establish and maintain accounts to hold all payments made on the trust student loans. We refer to these accounts as the collection account. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

PRE-FUNDING ACCOUNT

A prospectus supplement may indicate that a portion of the net proceeds of the sale of the securities may be kept in a pre-funding account for a period of time and used to purchase additional student loans. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.

RESERVE ACCOUNT

For each trust there may be one or more reserve accounts. On the applicable closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the required amount of each reserve account.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

Credit or cash flow enhancement for any series of securities may include one or more of the following:

         o        Subordination of one or more classes of securities;

         o        Reserve accounts;

         o        Overcollateralization;

         o        Letters of credit, or credit or liquidity facilities;

         o        Financial insurance;

         o        Surety bonds;

         o        Guaranteed investment contracts;

         o        Interest rate, currency swaps and cap agreements;

         o        Interest rate protection agreements;

         o        Repurchase obligations;

         o        Yield protection agreements; or

         o        Any combination of the foregoing.

If any credit or cash flow enhancement applies to a trust or any of the securities issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions.

STUDENT LOAN PURCHASE AGREEMENTS

For each trust, we will acquire the related student loans under a student loan purchase agreement. We will assign our rights under the student loan purchase agreement to the indenture trustee on behalf of the trust. The trust will further assign these rights to the related trustee as collateral for the securities.

DEPOSIT AND SALE AGREEMENTS

We will sell student loans to the trusts under a deposit and sale agreement. The trusts may purchase student loans that are owned by one or more trusts that were previously formed by The First Marblehead Corporation or an affiliate. The owner trustee will hold legal title to the trust student loans. The trusts will assign their rights under the deposit and sale agreement to the related trustee as collateral for the securities.

SERVICING AGREEMENTS

Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

SERVICING FEE

Each servicer will receive a servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

ADMINISTRATION AGREEMENT

First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. Under these agreements, First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust.

ADMINISTRATION FEE

The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

STRUCTURING ADVISORY AGREEMENT

The First Marblehead Corporation, in its capacity as structuring advisor, will enter into a structuring advisory agreement. Under this agreement, The First Marblehead Corporation will undertake specific structuring advisory duties for us.

STRUCTURING ADVISOR FEE

The structuring advisor will receive a structuring advisor fee specified in the structuring advisory agreement and the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

Under the deposit and sale agreement for each trust, we, as the seller of the loans to the trust, will make specific representations and warranties to the trust concerning the student loans. We will have an obligation to repurchase any trust student loan if the trust is materially and adversely affected by a breach of our representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS UNDER THE STUDENT LOAN PURCHASE AGREEMENTS

In each student loan purchase agreement, each seller of the student loans will make representations and warranties to us concerning the student loans covered by that student loan purchase agreement. These representations and warranties will be similar to the representations and warranties made by us under the related deposit and sale agreement.

The sellers will have repurchase and reimbursement obligations under the student loan purchase agreement that will be similar to ours under the deposit and sale agreement. We will assign our rights under the student loan purchase agreement to each related trust.

COVENANTS OF THE SERVICERS

Each servicer will service the student loans acquired by us pursuant to the servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to the servicer's acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

TAX CONSIDERATIONS

See "U.S. Federal Income Tax Consequences."

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Internal Revenue Code of 1986, as amended, also referred to as the Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.

RATINGS

All of the securities offered by a prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency. The related prospectus supplement will specify the ratings for the securities.

                             FORMATION OF THE TRUSTS


         THE TRUSTS

         We will establish a separate trust for each series of securities. Each trust will be formed under a trust agreement. We will specify the owner trustee for each trust in the prospectus supplement for your securities. The owner trustee will perform only the following activities:

         o Acquire, hold and sell trust student loans, the other trust assets and related proceeds;

         o        Issue the securities;

         o Enter into derivative products and credit enhancement facilities;

         o        Make payments on the securities;

         o        Perform duties as specified in the related trust agreement;
                  and

         o        Engage in other incidental or related activities.

         Each trust will have only nominal initial capital. The proceeds from the sale of the related securities will be used to purchase the trust student loans.

         Following the purchase of the trust student loans, the assets of the trust will include:

         o The trust student loans themselves, legal title to which the owner trustee will hold;

         o All funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor or surety payments;

         o All funds and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

         o Rights under the related transfer and servicing agreements, including the rights, if any, to require the sellers, the servicers or us to repurchase trust student loans from it under some conditions;

         o Rights under the guaranty or surety agreements with guarantors or insurers; and

         o        Any other property described in the prospectus supplement.

         The owner trust certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicers, directly or through a custodian, will retain possession of the promissory notes, credit agreements and other documents related to the trust student loans as custodians for the trust.

                                 USE OF PROCEEDS

         On the closing date specified in the applicable prospectus supplement, the owner trustee will purchase the trust student loans from us and make an initial deposit into the reserve account and the pre-funding account, if any, with the net proceeds of sale of the securities. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

      THE SPONSOR, THE FIRST MARBLEHEAD CORPORATION, THE ADMINISTRATOR, THE
                          SERVICERS AND THE CUSTODIANS

THE SPONSOR

         The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation and is the sponsor of the securitizations. We were formed in Delaware on March 13, 2003 as a limited liability company with a single member. We have only limited purposes, which include purchasing student loans from various sellers, transferring the student loans to the trusts and other incidental and related activities. We rely entirely on the securitizations in order to fund our purchase of the student loans. At the time of closing we have no continuing duties after the issuance of the securities either related to the securities or the trust student loans. However, under the terms of each deposit and sale agreement, upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, we will have repurchase and reimbursement obligations that are substantially the same as those of the sellers. Our principal executive offices are at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and our telephone number is (800) 895-4283.

         For a description of the size, composition and growth of the sponsor's portfolio of student loans that have been previously securitized and any material factors regarding origination or performance of prior securitizations see the related prospectus supplement.

         For a description of the underwriting criteria and the relationship between the student loan guarantor and the sponsor see "Description of Student Loan Programs" below and "The Student Loan Guarantor" in the related prospectus supplement.

         We have taken steps intended to prevent any application for relief by The First Marblehead Corporation under any insolvency law from resulting in consolidation of our assets and liabilities with those of The First Marblehead Corporation. We cannot, without the affirmative vote of 100% of our board of managers, including the affirmative vote of each independent manager, do any of the following:

         o Engage in any business or activity other than our limited purposes (described above);

         o Incur any indebtedness other than in certain limited circumstances;

         o        Dissolve or liquidate, in whole or in part;

         o Consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity; or

         o Institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against us, or file a petition seeking or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestor of the sellers or a substantial property, or make any assignment for the benefit of creditors, or admit in writing our inability to pay our debts generally as they become due, or take any action in furtherance of any of the above.

         There can be no assurance that the activities of The First Marblehead Corporation or us would not result in a court concluding that some or all of our assets and liabilities of the seller or those of the trust should be substantively consolidated with or restored to or made a part of those of The First Marblehead Corporation in a proceeding under the Bankruptcy Code. If a court were to reach that conclusion or a filing were made under the Bankruptcy Code, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the securities could occur or reductions in the amounts of the distributions could result.

                        THE FIRST MARBLEHEAD CORPORATION

         The First Marblehead Corporation will act as structuring advisor to us. The First Marblehead Corporation provides outsourcing services for private education lending in the United States. The First Marblehead Corporation helps meet the growing demand for private education loans by providing financial and educational institutions, as well as business and other enterprises, with an integrated suite of services for designing and implementing student loan programs. The First Marblehead Corporation focuses primarily on loan programs for undergraduate, graduate and professional education, and, to a lesser, on the primary and secondary school market. In providing its services, The First Marblehead Corporation does not serve as a lender, guarantor or loan servicer, but instead receives fees for the services it provides in connection with processing and securitizing its clients' loans, including structural advisory fees, residuals and administration fees. The First Marblehead Corporation focuses primarily on loan programs for undergraduate, graduate and professional education, and, to a lesser degree, on the primary and secondary school market.

         The First Marblehead Corporation was formed as a limited partnership in 1991 and was incorporated in Delaware in August 1994. On October 31, 2003, The First Marblehead Corporation's common stock was listed on the New York Stock Exchange under the symbol "FMD." The First Marblehead Corporation's principal executive offices are located at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

         The First Marblehead Corporation is the beneficial owner of all of the outstanding capital stock of First Marblehead Data Services, Inc. and is the beneficial owner of all of the outstanding membership interests of The National Collegiate Funding LLC.

                               THE ADMINISTRATOR

         First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust. Since its inception First Marblehead Data Services, Inc. has existed to administer certain securitization trusts and has no other material operations other than the administration of such trusts.

         The services provided by the administrator include, among others:

         o Responding to requests from borrowers, educational institutions, guarantors, the trustees and others with respect to the trust student loans;

         o Administering our accounting and financial reporting activities, including maintaining financial records concerning the trust student loans and preparing annual operating budgets, statistical reports and cash flow projections to the extent required by an indenture; and

         o Retaining and managing collection agents and other professional service providers to collect defaulted trust student loans.

         The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

         It is anticipated that each trust will enter into an agreement with a third party to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

         First Marblehead Data Services, Inc. was incorporated in Massachusetts in April 1996. First Marblehead Data Services, Inc.'s principal executive offices are located at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

                                 THE SERVICERS

         GENERAL. It is expected that the trust student loans will be serviced by one or more third party servicers. A description of each servicer will be provided in the applicable prospectus supplement to this prospectus. Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

         Each servicer will receive a servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

         Each servicer will service the student loans acquired by us pursuant to the servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to the servicer's acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

         THE CUSTODIANS. The indenture trustee and we will enter into a separate custodial agreement with each servicer, pursuant to which all trust student loans (including all trust student loans with respect to which the indenture trustee holds legal title) will be placed in the possession of the custodians, as agents of the indenture trustee, for the purpose of perfecting a security interest to the extent the trust student loans are evidenced by instruments.

         The prospectus supplement for a series may contain additional information concerning the administrator, the servicers, the custodians or us.

                      DESCRIPTION OF STUDENT LOAN PROGRAMS

GENERAL

         Several different banks will sell to us pools of student loans originated under different private student loan programs. We may acquire additional student loans originated pursuant to the loan programs and sold by the sellers pursuant to student loan purchase agreements entered into with The First Marblehead Corporation with amounts on deposit in the pre-funding account. None of the trust student loans purchased by us will be guaranteed directly or indirectly by the federal government or by any state, or by any federal or state agency.

                           THE STUDENT LOAN PROGRAMS

         The private student loan programs offered by each seller include, but are not limited to:

         o        Undergraduate credit-worthy;

         o        Graduate credit-worthy;

         o        Graduate credit-ready;

         o        Continuing education credit-worthy;

         o        K-12 credit-worthy;

         o        Health profession credit-worthy; and

         o        Health profession credit-ready.

         Changes in the loan programs will be described in the related prospectus supplement. Eligible students may be able to consolidate one or more loans into one loan. Consolidation loans may have different payment terms and interest rates. Specific terms regarding consolidation loans, if any, will be described in the related prospectus supplement.

                               MARKETING CHANNELS

         The trust student loans are made up of loans that have been marketed under either Direct to Consumer loan programs or School Channel loan programs. Direct to Consumer loan programs are those marketed by lenders, businesses, unions, affinity groups or other organizations directly to prospective borrowers. School Channel loan programs are those marketed by lenders or third parties to student borrowers through the educational institutions those students attend.

         Other marketing programs may be used to market the student loans as described in the related prospectus supplement.

                             ORIGINATION PROCESSING

         First Marblehead Education Resources, Inc. provides outsourced loan origination, customer service, default prevention, default processing and other administrative services related to the trust student loans. Generally, the origination processing consists of three phases: application processing, credit agreement and disbursement.

         APPLICATION PROCESSING. Once a potential borrower submits an application for processing by internet, phone or mail, the origination system automatically generates and sends a confirmation e-mail to the applicant, analyzes the submitted application and sends application data to credit bureaus, which generate and return a credit report. The credit decision software then applies the credit report data and all scoring parameters associated with the loan type, and a credit decision is generated. This automated underwriting process allows delivery of a loan application decision with respect to a significant majority of applications. The remaining applications with either incomplete information or with derogatory credit bureau report items are sent to a credit analyst for review. The initial determination is communicated to the applicant, primarily through email, informing him or her whether the application is conditionally approved, rejected or in review. The applicant receives instructions as to next steps and is provided a website navigation link to check his or her loan status. Simultaneously, customer service platforms, including automated voice response, online status and customer service applications, are updated.

         CREDIT AGREEMENT. Once a loan application is approved, a credit agreement is generated that contains the terms and conditions of the loan. For those lenders and borrowers that prefer electronic document delivery, an automated email is sent to the borrower, which contains a navigation link to prompt the borrower to access a secure website to retrieve the credit agreement and required regulatory disclosures. The note can be viewed, downloaded and printed by the borrower and faxed or mailed back. For those lenders that do not participate in the electronic delivery system, or for those borrowers that prefer paper documentation, a pre-filled credit agreement is mailed to the borrower for signature and return by mail.

         DISBURSEMENT. Once all applicant data, a signed credit agreement, evidence of enrollment and any income verification are received, the loan funds are disbursed with funds made available by the lenders. Depending on the loan program and type of disbursement, funds are either sent to the borrower or to the particular school, either directly or through a central disbursing agent.

         First Marblehead Education Resources, Inc. was incorporated in Delaware on March 8, 2001. First Marblehead Education Resources, Inc.'s principal executive offices are located at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

                            ELIGIBILITY REQUIREMENTS

         To qualify, the applicant must meet the following eligibility requirements:

         o The student borrower must be enrolled at least half-time for the loan period in question, except for continuing education loan borrowers. For all loans except K-12 loans and continuing education loans the program in which the student is enrolled must be a degree- or certificate-granting program.

         o The student borrower must be at least the age of majority at the time of the loan application except for K-12 loan students, because they are not signatories on their promissory notes.

         o To qualify for subsequent loans, the student must maintain satisfactory academic progress.

         o Joint application is not required. If a second signer is necessary to meet credit criteria, or desired by the borrowers, then both applicants become joint applicants for the benefit of the student and co-borrowers under the promissory note. Borrower and co-borrower(s) need to sign the application and promissory note to be eligible for the loan.

         o The student borrower or a cosigner must be a United States citizen/national or a permanent resident alien of the United States.

         The standards for school eligibility to participate in loan programs vary but generally include, without limitation:

         o Accreditation as a degree-granting institution of higher education in the United States or Canada and proof thereof (for graduate loan programs, schools must be accredited to grant master and/or doctorate degrees, or the equivalent, in any professional field);

         o A default rate as reported by the United States Department of Education no greater than 12%;

         o Proof that the school is operating legally in the state in which it is located; and

         o Certification that the school is in compliance with all laws of that state concerning its education curriculum.

         For both credit-ready and credit-worthy programs, applicants must meet the following credit criteria. The process of credit underwriting for all loan programs begins with obtaining an online credit bureau report for each applicant. The underwriter must analyze this report to:

         o Determine if the credit score meets the minimum criteria for the particular loan program concerned; and

         o Determine if the credit bureau rating indicates the presence of derogatory items, and if so, then to determine if the report meets the additional judgmental criteria.

         Credit bureau criteria include:

         o The credit bureau report must indicate a credit score that meets or exceeds the minimum requirement for the particular loan program concerned.

         o The Credit Bureau Rating must be E1 or better. (An E1 rating indicates the presence of no more than one major derogatory item, meaning any trade line reported as 90 or more days delinquent.)

         o If the Credit Bureau Rating is E1, the underwriter must review the report to determine that the derogatories meet the judgmental criteria set forth below.

         Where the underwriter is required to apply judgmental criteria to a credit bureau report, a loan may not be approved unless there is:

         o        At least two years of credit history.

         o No record of a paid or unpaid charged off account over $200 within the past five years. An override may be granted after thorough review.

         o No record of a foreclosure, repossession, open judgment or suit, unpaid tax lien or other negative public record items in the past seven years. An override may be granted where the applicant provides written documentation demonstrating the obligation has been paid.

         o No record of a bankruptcy in the past ten years. An override may be granted where the applicant provides written documentation demonstrating that the circumstances leading up to the bankruptcy were beyond his/her control (such as large medical expenses or unemployment due to being laid off).

         o No record of a student loan default. An override may be granted where the applicant provides written documentation demonstrating the obligation has been paid.

         For credit-worthy programs only, to be credit-worthy, a borrower must also meet employment, income and length of residence criteria, which vary somewhat depending on the borrower's circumstances (i.e., wage-earning, retired or self-employed). For wage earners, these criteria generally include but are not limited to the following:

         o        The borrower must supply a pay stub not more than 60 days old.
                  If not available, a letter from an employer on company letterhead stationary listing gross yearly salary is acceptable.

         o The borrower must have been employed at his/her current or former employer for a minimum of two continuous years.

         o If the borrower is a student and wishes to have his/her wage income used in the loan decision, the borrower must submit a pay stub no more than 60 days old or a letter from employer(s) documenting start date(s), full-time status and hours worked.

         o The borrower must have resided at his/her current address for a period exceeding 12 months and resided in the United States for the past two years.

INTEREST

         The rate of interest is variable and adjusts monthly or quarterly on the first day of each calendar month or quarter, as applicable, and will be based on one of the following reference index rates:

         o        The London Interbank Offered Rate or LIBOR;

         o        A bank's prime rate; or

         o        U.S. Treasury Bill rates.

         The margin over the interest index is set by the sellers in the student loan notes and may be tiered to reflect the historic risk characteristics of borrowers, whose credit history places them in a particular tier of a tiered loan program.

BORROWER FEES

         For each student loan, an origination fee is added to the loan amount. The origination fee ranges from 0% to 12% at time of disbursement and 0% to 3% at time of repayment. The fee is computed as a percentage of the total of the amount advanced in cash and the fee. The sellers in turn may pay a guaranty fee to a guaranty agency, which may or may not match the amount charged to the borrower. The sellers may also elect to have tiered guaranty fees within a particular program to reflect historic rates of default for loan program borrowers with particular credit characteristics.

REPAYMENT

         Continuing education credit-worthy loans, graduate credit-worthy and credit-ready loans and health profession credit-worthy and credit-ready loans offer full deferment of principal and interest during in-school and grace periods. K-12 credit-worthy loans offer immediate repayment of principal and interest. Undergraduate credit-worthy loans offer immediate repayment of principal and interest, deferment of principal only and full deferment of principal and interest during in-school and grace periods. Generally, borrowers in undergraduate and graduate loan programs can obtain deferments for up to four years, freshmen in five year programs can obtain five year deferments and students who go on to medical and dental internship or residency after finishing an undergraduate or graduate degree can receive deferment for up to a total of eight years. Continuing education loans have a maximum deferment period of two years and health profession loans may be deferred for up to six years. K-12 loan borrowers have no deferment period. When borrowers choose to defer interest, accrued interest is added to the outstanding loan balance either on a quarterly basis or when entering repayment of interest and principal. A hardship forbearance is available for medical or economic hardship for up to a maximum of twelve months during the life of a loan. Forbearance is administered by the servicers in accordance with the servicing guidelines. In addition to providing documentation regarding hardship, the borrower must agree to capitalize all interest accruing during the forbearance period. In general, each loan must be scheduled for repayment of principal and interest over a period of up to 20 years with a minimum monthly payment of $25.00. Loans over $40,000 may be repaid over 25 years.

                             THE STUDENT LOAN POOLS

         We will purchase the trust student loans from sellers described in the related prospectus supplements for your securities out of the portfolio of student loans held by those sellers. The trust student loans must meet several criteria, including:

         o The loan may be guaranteed or insured as to principal and interest by a private guarantor or insurer identified in the prospectus supplement.

         o Each loan was originated in the United States, Canada, its territories or its possessions in accordance with the guidelines of the specific loan program.

         o Each loan contains terms consistent with the program guidelines and the applicable guaranty agreements, if any.

         o Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

         o Each loan satisfies any other criteria described in the related prospectus supplement.

         The prospectus supplement for each series will provide information about the trust student loans in the related trust that will include:

         o        The composition of the pool;

         o The distribution of the pool by loan type, payment status, interest rate, interest capitalization frequency during deferral period and remaining term to maturity;

         o        The borrowers' states of residence; and

         o The percentages of the trust student loans guaranteed by the applicable guarantors.

DELINQUENCIES, DEFAULTS, CLAIMS AND NET LOSSES

         If a substantial portion of the trust student loans in the trust assets for a particular series of securities are guaranteed by a specific private guarantor, certain historical information about delinquencies, defaults, recoveries, guaranty claims and net losses of comparable guaranteed student loans to the trust student loans will be set forth in the related prospectus supplement. The delinquency, default, recoveries claim and net loss experience on any pool of trust student loans may not be comparable to this information.

TERMINATION

         For each trust, the obligations of the servicers, the owner trustee, the indenture trustee or us under the transfer and servicing agreements will terminate upon:

         o The maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan; and

         o The payment to the securityholders of all amounts required to be paid to them.

                             STATIC POOL INFORMATION

         For each student loan pool discussed above, the sponsor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                     TRANSFER AND ADMINISTRATION AGREEMENTS

GENERAL

         The following is a summary of certain terms of:

         o The student loan purchase agreements, pursuant to which we will acquire the student loans from the sellers;

         o The deposit and sale agreements, pursuant to which we will sell the student loans to the owner trustee on behalf of the trust; and

         o The administration agreement, pursuant to which the administrator will undertake specific administrative duties for each trust.

         The following summaries do not cover every detail of these agreements and are subject to all of the provisions of the agreements.

THE STUDENT LOAN PURCHASE AGREEMENTS

         The following is a summary of certain terms of the student loan purchase agreements pursuant to which the sellers have agreed to sell, from time to time, pools containing private education loans originated by them to The First Marblehead Corporation or to us, as an entity designated by The First Marblehead Corporation to acquire the loans.

         Pursuant to each student loan purchase agreement, each seller makes representations and warranties with respect to each of the trust student loans. Although the representations and warranties are negotiated by each seller and there is some variance among the student loan purchase agreements, the representations and warranties generally include the following:

         o Each of the trust student loans: is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against each borrower, any student maker named therein, and any cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles, if subject to a guaranty agreement, is covered by and entitled to the benefits of the guaranty and is fully disbursed;

         o At the time of origination, each trust student loan and any accompanying notices and disclosures conform in all material respects to all applicable state and federal laws, rules and regulations, each trust student loan was documented on forms set forth in the program guidelines and contained consumer loan terms and, if guaranteed, involved guaranty fees payable to a guaranty agency in strict conformity with the program guidelines, the origination of each trust student loan was conducted in substantial compliance with the program guidelines and in compliance in all material respects with all applicable state and federal laws concerning the actions of the seller, and the seller did not discriminate based upon the age, sex, race, national origin, color, religion or handicapped status of any borrower in making the trust student loan;

         o At the time of origination, each trust student loan is in compliance with any applicable usury laws;

         o There is no defense to payment, counterclaim or setoff with respect to any trust student loan (in the case of one seller, this representation is limited to at the time of origination); there is no action before any state or federal court, administrative or regulatory body, pending or threatened against the seller in which an adverse result would have a material adverse effect upon the validity or enforceability of the trust student loans originated by the seller;

         o Each and every trust student loan included in the pool of trust student loans or acquired by us is owned by the seller and is free and clear of any liens, claims or demands of any person, and the seller has the absolute right to transfer the same to us; and

         o With respect to each trust student loan acquired by us, the terms thereof have not been impaired, waived, altered or modified in any respect, except pursuant to written forbearance agreements in accordance with the requirements of the terms set forth in the program guidelines, and the trust student loan has been serviced at all times in substantial compliance with the program guidelines.

         In the event any representation or warranty made by a seller pursuant to the student loan purchase agreement proves to be inaccurate or incomplete in any material respect as of the date when made, the seller has the right (but not the obligation) to elect to repurchase the affected trust student loan or loans for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest. Whether or not the seller exercises the option, it has the obligation to indemnify us with respect to losses arising out of any material breach of its representations or warranties.

DEPOSIT AND SALE AGREEMENT

         On the closing date, we will sell to the owner trustee, on behalf of the trust, our entire interest in the student loans acquired by us from the sellers. Each student loan will be listed in an exhibit to the deposit and sale agreement. The related trustee concurrently with the sale will issue the notes and the certificates. The trust will apply net proceeds from the sale of the notes and the certificates to purchase the student loans from us.

         In each deposit and sale agreement, we will make representations and warranties concerning the trust student loans to the related trust for the benefit of securityholders, including representations and warranties that are substantially the same as those made by the sellers to the depositor. Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, we will have repurchase and reimbursement obligations that are substantially the same as those of the sellers.

THE ADMINISTRATION AGREEMENT

         First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

                            DESCRIPTION OF THE NOTES


GENERAL

         Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

PRINCIPAL AND INTEREST ON THE NOTES

         The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made before payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined rate, any combination of these rates or a different rate specified in the related prospectus supplement. Classes of notes will have a stated principal amount and will bear interest at a specified rate or may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o        Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

         The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate.

         Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its PRO RATA share of the aggregate amount available for interest on the notes.

         In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a PRO RATA basis among all the noteholders of that class.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         For each trust, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

         The certificates will be available for purchase in minimum denominations specified in the related prospectus supplement. Certificates of a given series owned by us or our affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that certificates owned by us or our affiliates will be deemed not to be outstanding for the purpose of disapproving the termination of the related trust upon the occurrence of an insolvency event involving us.

DISTRIBUTIONS ON THE CERTIFICATE BALANCE

         The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates. Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, any combination of the foregoing or a different rate specified in the related prospectus supplement.

         The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a PRO RATA basis among all the certificateholders of that class.

         Certificates may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o        Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

         The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

         Classes of securities may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o        Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

         Each class of securities that is interest bearing may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

FIXED RATE SECURITIES

         Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed as specified in the applicable prospectus supplement.

FLOATING RATE SECURITIES

         Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate or a negotiable certificate of deposit rate.

         Floating rate securities also may have either or both of the following:

         o        A maximum limitation, or ceiling, on its interest rate; and

         o        A minimum limitation, or floor, on its interest rate.

         In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

         The administrator or the indenture trustee for each trust that issues a class of floating rate securities will calculate interest on that class. In the absence of manifest error, all determinations of interest by the administrator or the indenture trustee will be conclusive for all purposes and binding on the holders of the floating rate securities.

LIBOR RATE SECURITIES

         The LIBOR rate securities will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate securities will be paid in arrears on each distribution date. The distribution date for the LIBOR rate securities will be the business day specified in the prospectus supplement following the end of the interest accrual period for the securities specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate securities for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the securities plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate securities will be payable as specified in the applicable prospectus supplement.

         The interest rate payable on the LIBOR rate securities may be subject to limitations described in the related prospectus supplement.

         If so provided in the related prospectus supplement, a trust may enter into a LIBOR security derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the securities over the adjusted student loan rate as provided by the terms of the agreement. The indenture trustee will use those funds to make interest payments on the securities at the LIBOR rate. If these payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the collection account on any distribution date after payment of interest and principal due on the securities and, if necessary, replenishment of the reserve account to the required minimum balance.

ACCRUAL SECURITIES

         Accrual securities will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual securities, the amount of accrued interest will be added to the principal balance thereof on each interest payment date. The principal balance of the accrual securities will begin to be paid from available funds received with respect to the trust student loans after the date that accrued interest is no longer being added to the principal balance of the securities. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding principal balance thereof immediately prior to the interest payment date.

ORIGINAL ISSUE DISCOUNT SECURITIES

         Original issue discount securities will have a stated maturity set forth in the applicable prospectus supplement. The securities will be issued at a discount from the principal amount payable at maturity. The securities may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount securities, all or some portion of the interest due will accrue during the life of the security and be paid only at maturity or upon earlier redemption. Each holder of an original issue discount security will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period.

DISTRIBUTIONS

         Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and/or interest on each class of securities.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

         GENERAL. The trust fund may include one or more credit or cash flow enhancement or derivative arrangements, as described in this section. All credit or cash flow enhancement or derivative arrangements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement or derivative arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement or derivative arrangements may take the form of:

         o        Subordination of one or more classes of securities;

         o        Reserve accounts;

         o        Overcollateralization;

         o        Letters of credit, or credit or liquidity facilities;

         o        Financial insurance;

         o        Surety bonds;

         o        Guaranteed investment contracts;

         o        Interest rate, currency swaps and cap agreements;

         o        Interest rate protection agreements;

         o        Repurchase obligations;

         o        Yield protection agreements; or

         o        Any combination of the foregoing.

         The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

         Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

         SUBORDINATION. If so provided in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

         RESERVE ACCOUNT. If so provided in the related prospectus supplement, a reserve account will be established for each series of securities. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. The increase will be funded by deposits into the reserve account of the amount of any collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

         OVERCOLLATERALIZATION. If so provided in the related prospectus supplement, interest collections on the student loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the student loans, thereby creating overcollateralization and additional protection to the securityholders, as provided in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related student loans.

         LETTERS OF CREDIT, CREDIT AND LIQUIDITY FACILITIES. If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit or line of credit or other liquidity facility, a bank will deliver to the related trustee an irrevocable letter of credit or funding commitment, as applicable. The letter of credit or line of credit or other liquidity facility may provide direct coverage with respect to the student loans. The bank that delivered the letter of credit or line of credit or other liquidity facility, as well as the amount available thereunder with respect to each component of credit enhancement, will be provided in the applicable prospectus supplement. If so provided in the related prospectus supplement, the letter of credit or line of credit or other liquidity facility may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit or line of credit or other liquidity facility will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit or line of credit or other liquidity facility will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

         FINANCIAL INSURANCE. If so provided in the related prospectus supplement, financial insurance may be obtained and maintained for a class or classes of securities. The insurer with respect to financial insurance will be described in the related prospectus supplement.

         The financial insurance will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial insurance will be set forth in the related prospectus supplement. Financial insurance may have limitations and generally will not insure the obligation of the repurchase and reimbursement obligations of the sellers and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial insurance.

         SURETY BONDS. If so provided in the related prospectus supplement, a surety bond may be obtained and maintained for a class or classes of securities. The surety bond provider will be described in the related prospectus supplement.

         The surety bond will be unconditional and irrevocable and will guarantee to the issuer that an amount equal to the full amount of payments due to the issuer from a person obligated to make payments to the issuer (other than payments on the student loans by the borrowers) will be received by the trustee or its agent on behalf of the issuer. The specific terms of any surety bond will be set forth in the related prospectus supplement. The surety bond may have limitations. The surety bond provider will be subrogated to the rights of the issuer to the extent the surety bond provider makes payments under the surety bond.

         GUARANTEED INVESTMENT CONTRACTS. If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

         INTEREST RATE, CURRENCY SWAPS AND CAP AGREEMENTS. The trust fund may include one or more derivative instruments, including interest rate, currency swaps and cap agreements. All interest rate, currency swaps and cap agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool.

         The trustee on behalf of a trust fund may enter into interest rate, currency swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         There can be no assurance that the trustee will be able to enter into or offset interest rate, currency swaps and cap agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the interest rate, currency swaps and cap agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate an interest rate or currency swap or cap agreement when it would be economically advantageous to the trust fund to do so.

         INTEREST RATE AND YIELD PROTECTION AGREEMENTS. The trust fund may include one or more derivative instruments, including interest rate protection and yield protection agreements. All interest rate protection and yield protection agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool.

         The trustee on behalf of a trust fund may enter into interest rate protection and yield protection agreements that do not involve swap agreements or other notional principal contracts, which may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

         There can be no assurance that the trustee will be able to enter into interest rate protection and yield protection agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the interest rate protection and yield protection agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate an interest rate protection or yield protection agreement when it would be economically advantageous to the trust fund to do so.

         REPURCHASE OBLIGATIONS. Each of the sellers is generally obligated to repurchase any trust student loan as a result of a breach of any of its representations and warranties contained in its student loan purchase agreement and each of the servicers is obligated to purchase any trust student loan pursuant to its servicing agreement as a result of a breach of certain covenants with respect to the trust student loan, in each case where the breach materially adversely affects the interests of the securityholders in that trust student loan and is not cured within the applicable cure period. See "Transfer and Administration Agreements - The Student Loan Purchase Agreements."

AUCTION RATE SECURITIES AUCTION PROCEDURES

         If a class of securities is offered by a prospectus supplement that has an auction-determined rate, the securities will be subject to the auction procedures. By purchasing auction rate securities, whether in an auction or otherwise, each prospective purchaser will be deemed to have agreed to participate in auctions on the terms described herein; and so long as the beneficial ownership of the auction rate securities is maintained in book-entry form to sell, transfer or otherwise dispose of the auction rate securities only pursuant to a bid or sell order in an auction conducted pursuant to the procedures described herein or to or through a specified broker-dealer; provided, that in the case of all transfers other than those pursuant to an auction, either the beneficial owner of the auction rate securities so transferred, its participant or specified broker-dealer advises the agent conducting the auction of the transfer.

         SUMMARY OF AUCTION PROCEDURES. The following summarizes certain procedures that will be used in determining the interest rates on any auction rate securities. Prospective investors in the auction rate securities should read carefully the following summary.

         The interest rate on the auction rate securities will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch auction." In this Dutch auction, current investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of auction rate securities the investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate securities.

         In the auction procedures, the following types of orders may be submitted:

         (a) Bid/Hold Orders: the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its auction rate securities for the upcoming interest period;

         (b) Sell Orders: an order by a current investor to sell a specified principal amount of auction rate securities, regardless of the upcoming interest rate; and

         (c) Potential Bid Orders: the minimum interest rate that a potential investor (or a current investor wishing to purchase additional auction rate securities) is willing to accept in order to buy a specified principal amount of auction rate securities.

         If an existing investor does not submit orders with respect to all of its auction rate securities, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate securities for which no order was received.

         In connection with each auction, auction rate securities will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example, which is not based upon current market conditions, is included solely to illustrate how the above-described procedures are used in determining the interest rate on the auction rate securities.

         (a)      Assumptions:

                  (i)     Denominations (Units) = $50,000
                  (ii)    Interest Period = 28 Days
                  (iii)   Principal Amount Outstanding = $25 Million (500 Units)

         (b)      Summary of All Orders Received for the Auction:

                     Bid/Hold Orders         Sell Orders    Potential Bid Orders
                     ---------------         -----------    --------------------
                   10 Units at 1.90%       50 Units Sell     20 Units at 1.95%
                   30 Units at 2.02%       50 Units Sell     30 Units at 2.00%
                   60 Units at 2.05%      100 Units Sell     50 Units at 2.05%
                  100 Units at 2.10%      ---------------    50 Units at 2.10%
                  100 Units at 2.12%      200 Units Total    50 Units at 2.11%
                  ------------------                         50 Units at 2.14%
                  300 Units Total                           100 Units at 2.15%
                                                            ------------------
                                                            350 Units Total

         Total units under existing bid/hold orders and sell orders always equal issue size (in this case 500 units).

         (c) Auction Agent Organizes Orders in Ascending Order:

 Order Number     Number of      Cumulative                                Cumulative of      Total
                    Units       Total (Units)     Order %       Number         Units         (Units)         %
 -------------    ----------    -------------    ----------    -------    --------------    ---------   -----------
       1            10(W)              10          1.90%          7           100(W)           300          2.10%
       2            20(W)              30          1.95%          8            50(W)           350          2.10%
       3            30(W)              60          2.00%          9            50(W)           400          2.11%
       4            30(W)              90          2.02%         10           100(W)           500          2.12%
       5            50(W)             140          2.05%         11            50(L)                        2.14%
       6            60(W)             200          2.05%         12           100(L)                        2.15%

(W) Winning Order; (L) Losing Order


         Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 2.12%) as the interest rate for the next period that interest will accrue when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis, with bid/hold orders of existing holders given priority. Notwithstanding the foregoing, in no event will the interest rate exceed the maximum interest rate. Furthermore, if the maximum rate for an upcoming auction rate security interest period is less than the winning rate (in this case, 2.12%), winning bidders will still be required to purchase the auction rate securities for which they bid, which auction rate securities will bear interest at the maximum rate, provided that the difference between the maximum rate and 2.12% will immediately accrue as carry-over amount and be paid on the next occurring quarterly distribution date on which moneys are available under the indenture.

         The above example assumes that a successful auction has occurred (i.e., all sell orders and all bid/hold orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient potential bid orders to purchase all the auction rate securities offered for sale. In these circumstances, the interest rate for the upcoming auction rate security interest period will equal the maximum rate. Also, if all the auction rate securities are subject to hold orders (i.e., each holder of auction rate securities wishes to continue holding its auction rate securities, regardless of the interest rate) the interest rate for the upcoming auction rate security interest period will equal the lesser of the maximum rate and the all hold rate.

         As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in the form of indenture filed as an exhibit to the registration statement.

THE INDENTURE

         The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

         PARITY AND PRIORITY OF LIEN. The provisions of each trust's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, a class of senior notes will have priority over a class of subordinated notes with respect to payments of principal and interest.

         The revenues and other money, trust student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

         o Will not create or voluntarily permit to be created any debt, lien or charge on the trust student loans which would be on a parity with, subordinate to, or prior to the lien on the indenture;

         o Will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

         o Will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the trust student loans.

         REPRESENTATIONS AND WARRANTIES. Each trust will represent and warrant in its indenture that:

         o It is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture;

         o All necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and

         o The notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the trust secured by and payable solely from the trust's assets.

         MODIFICATION OF INDENTURE. With the consent of the noteholders holding a majority of the outstanding amount of the most senior classes of notes then outstanding, the indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the noteholders. The holders of any class of interest only notes will not be entitled to exercise any voting rights.

         However, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

         o Change the date of payment of any installment of principal of or interest on each class of notes, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the note or any interest thereon is payable;

         o Impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

         o Reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

         o Modify or alter the provisions of the indenture regarding the voting of notes;

         o Reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

         o Decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements;

         o Modify any of the provisions of the indenture that affect the calculation of the amount of any payment of interest or principal due on any applicable note on any distribution date (including the calculation of any of the individual components of the calculation) or to affect the rights of the holders of the notes to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

         o Permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         The trust and the indenture trustee may also enter into supplemental indentures without obtaining the consent of noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture, including changing the auction procedures (such as the bidding process) for the auction rate notes, or of modifying in any manner the rights of noteholders so long as the rating agencies confirm their then outstanding ratings of the notes and the action will not, in the opinion of counsel satisfactory to the indenture trustee, materially affect the interest of any noteholder.

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the notes, an "event of default" under the indenture will include the following:

         o A default for three business days or more in the payment of any interest on any note after the same becomes due and payable; provided however, that so long as the senior notes are outstanding, each holder of any subordinate note will be deemed to have consented to the delay in payment of interest on the subordinate note and to have waived its right to institute suit for enforcement of the payment;

         o A default in the payment of the principal of any note when the same becomes due and payable (but only to the extent of available funds) or on the final maturity date with respect thereto;

         o A default in the observance or performance of any covenant or agreement of the trust made in the transaction documents and the continuation of the default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of any notes then outstanding;

         o Any representation or warranty made by the trust in the transaction documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

         o Certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

         However, the amount of principal required to be distributed to noteholders under the indenture on any distribution date will generally be limited to amounts available after payment of all prior obligations of the trust. The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final maturity date for the class of notes.

         If an event of default should occur and be continuing with respect to the notes, the indenture trustee at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding may declare the principal of all the notes to be immediately due and payable. This declaration may be rescinded at the direction of such noteholders if the trust has paid or deposited with the indenture trustee a sum equal to all amounts then due with respect to the notes (without giving effect to this acceleration) and all events of default, other than the nonpayment of the principal of the notes that has become due solely by this acceleration, have been cured or, under the circumstances described below, waived. If provided in the related prospectus supplement that none of the notes sold will be senior notes, the prospectus supplement will describe the noteholders or other persons who will give direction to the indenture trustee in the event of a default. If the notes have the benefit of financial insurance, the insurer will usually be specified as the "interested party" to give direction to the indenture trustee.

         After the occurrence of an event of default or following acceleration of the notes due to a default for three business days or more in the payment of interest on any note after the interest becomes due and payable or a default in the payment of principal, no interest or principal will be paid to the subordinate noteholders until all senior notes have been paid in full.

         Upon an event of default under the indenture, the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding will have the right to exercise remedies on behalf of all the noteholders.

         If an event of default shall have occurred and be continuing, the indenture trustee may, or shall at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding, sell the trust student loans, subject to certain conditions set forth in the indenture.

         If the notes have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, exercise remedies as a secured party, require the indenture trustee to sell the trust student loans or elect to have the indenture trustee maintain possession of the trust student loans and continue to apply collections with respect to the trust student loans as if there had been no declaration of acceleration.

         However, the indenture trustee is prohibited from selling the trust student loans following an event of default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any note, unless:

         o The holders of all outstanding senior notes consent to the sale;

         o The proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

         o The indenture trustee determines that the collections on the trust student loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the senior notes then outstanding.

         A sale also requires the consent of all the subordinate noteholders unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the subordinate notes.

         Noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding (or if only one class is affected, a majority of the outstanding amount of that class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         No noteholder will have the right to institute any proceeding with respect to the indenture, unless:

         o The noteholder previously has given to the indenture trustee written notice of a continuing event of default;

         o The holders of not less than 25% in principal amount of the outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

         o The holder or holders have offered the indenture trustee reasonable indemnity;

         o The indenture trustee has for 60 days failed to institute the proceeding; and

         o No direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding senior notes.

         In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to the trust, none of the indenture trustee, the sellers or, as applicable, the administrator, the back-up administrator, the servicers or any holder of a certificate, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

         CERTAIN COVENANTS. The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

         o The entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia;

         o The entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

         o No event of default will have occurred and be continuing immediately after the merger or consolidation;

         o The trust has been advised that the ratings of the notes would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and

         o The trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal tax consequence to the trust or to any noteholder.

         The trust will not, among other things:

         o Except as expressly permitted or required by the indenture, the student loan purchase agreements or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

         o Claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, also referred to as the Code, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

         o Permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

         o Permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the indenture, the student loan purchase agreements or certain related documents.

         The trust may not engage in any activity other than financing, purchasing, owning, selling and servicing student loans and the other assets of the trust, in each case in the manner contemplated by the indenture, the student loan purchase agreements or certain related documents and activities incidental thereto. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture or otherwise in accordance with the student loan purchase agreements or certain related documents.

         STATEMENTS TO INDENTURE TRUSTEE AND TRUST. Before each quarterly distribution date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth at least the following information as to the notes, to the extent applicable:

         (a) The amount of the distribution allocable to principal of each class of notes;

         (b) The amount of the distribution allocable to interest on each class of notes, together with the interest rates applicable with respect thereto;

         (c) The pool balance as of the close of business on the last day of the preceding collection period, after giving effect to the related payments allocated to principal reported under clause (a) above;

         (d) The aggregate outstanding principal balance or notional amount, as applicable, of each class of notes as of the quarterly distribution date, after giving effect to related payments allocated to principal reported under clause
(a) above;

         (e) For each quarterly distribution date, the amount of fees and expenses paid to the indenture trustee and the owner trustee; the amount of the servicing fee paid to each servicer; the amount of fees and expenses paid to each broker-dealer and the auction agent, if any; the amount of fees paid to a guaranty agency; the amount of the administration fee paid to the administrator; the amount of the back-up administration fee paid to the back-up administrator, and, in each case, with respect to the collection period, together with the amount, if any, remaining unpaid after giving effect to all payments;

         (f) For each quarterly distribution date, the amount of the aggregate realized losses for the trust student loans, if any, for the collection period and the balance of the trust student loans that are delinquent in each delinquency period as of the end of the collection period;

         (g) The balance of the reserve account on the quarterly distribution date, after giving effect to changes therein on the quarterly distribution date;

         (h) The amount of any interest and expense withdrawal from the reserve account on the quarterly distribution date; and the amount of any withdrawal from the pre-funding account to purchase additional student loans;

         (i) For quarterly distribution dates during the funding period, the remaining pre-funded amount on the quarterly distribution date, after giving effect to changes therein during the related collection period;

         (j) For the first quarterly distribution date on or following the end of the funding period, the amount of any remaining pre-funded amount that has not been used to purchase additional student loans and has been deposited in the collection account;

         (k) The amount of any rehabilitated trust student loans purchased by the trust on the quarterly distribution date; and

         (l) The amount of any advances made by the administrator to the trust.

         Before each auction rate note interest payment date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth the information in clauses (a) and (b) above with respect to the related auction rate notes.

         A copy of the statements referred to above may be obtained by any noteholder by a written request to the indenture trustee.

         ANNUAL COMPLIANCE STATEMENT. The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         SATISFACTION AND DISCHARGE OF INDENTURE. The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes.

         THE INDENTURE TRUSTEE. The indenture trustee may resign at any time, in which event the administrator will be obligated to appoint a successor indenture trustee. The administrator may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

INSOLVENCY EVENTS

         If a trust becomes insolvent, the trust student loans will be liquidated and the trust will be terminated after the insolvency event, or as described in the related prospectus supplement. Promptly after the occurrence of an insolvency event, notice must be given to the securityholders. Any failure to give any required notice, however, will not prevent or delay termination of that trust. Upon termination of the trust, the administrator, on behalf of the owner trustee, will direct the indenture trustee promptly to sell the assets of the trust other than the trust accounts in a commercially reasonable manner and on commercially reasonable terms.

         The proceeds from any liquidation of the trust student loans will be treated as collections on the loans and will be deposited in the collection account for that trust. If the proceeds and other available assets are not sufficient to pay the securities of that series in full, some or all of the securityholders will incur a loss.

LIST OF SECURITYHOLDERS

         Holders of the securities may by written request to the indenture trustee obtain a list of all securityholders for communicating with other securityholders regarding their rights under the indenture or under the securities. The indenture trustee may elect not to give the securityholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting securityholders, to all securityholders of that series.

REPORTS TO SECURITYHOLDERS

         On each distribution date, the administrator will provide to securityholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust under the administration agreement. Those statements will be filed with the Securities and Exchange Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the owner trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return.

WEIGHTED AVERAGE LIVES OF SECURITIES

         The weighted average lives of the securities of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of trust student loans by consolidation loans, or as a result of:

         o        Borrower default, death, disability or bankruptcy;

         o        The school's false certification of borrower eligibility;

         o Liquidation of the trust student loan or collection of the related guaranty payments; and

         o        Purchase of a trust student loan by the servicers or us.

         All of the trust student loans are prepayable at any time without penalty.

         A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either variable or floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

         On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guaranty payments.

         Some of the terms of payment that the sellers offer to borrowers may extend principal payments on the securities. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required. If trust student loans have these payment terms, principal payments on the related securities could be affected. The majority of the student loans are fully deferred as to all payments until six months or more after graduation.

         In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

BOOK-ENTRY REGISTRATION

         Investors acquiring beneficial ownership interests in the securities issued in book-entry form will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank (referred to as Clearstream, Luxembourg in this prospectus) or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more instruments which equal the aggregate principal balance of the series of securities and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in the depositary's name on the books of The Depository Trust Company. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing the securities. Unless and until definitive certificates are issued, it is anticipated that the only holder of the securities will be Cede & Co., as nominee of The Depository Trust Company.

         The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. The Depository Trust Company is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation, in turn, is owned by a number of direct participants of The Depository Trust Company and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (which are all subsidiaries of The Depository Trust & Clearing Corporation), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to The Depository Trust Company system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in securities issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

         Purchases of the securities under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the securities on The Depository Trust Company's records. The ownership interest of each actual purchaser of each series of securities, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the series of any securities is discontinued.

         To facilitate subsequent transfers, all securities deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company's partnership nominee, Cede & Co. The deposit of the securities with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of securities. The Depository Trust Company's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of a class of the securities of any series are being redeemed, The Depository Trust Company's practice is to determine by lot the amount of the interest of each direct participant in the class to be redeemed.

         Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the securities of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the applicable trust, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date.

         Principal and interest payments on the securities are to be made to The Depository Trust Company. The Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company's records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of The Depository Trust Company, the indenture trustee or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the applicable trust, or the indenture trustee. Disbursement of the payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.

         The Depository Trust Company may discontinue providing its services as securities depository with respect to the securities of any series at any time by giving reasonable notice to the trust or the indenture trustee. In the event that a successor securities depository is not obtained, certificates are required to be printed and delivered.

         Clearstream, Luxembourg has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank S.A./NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions and related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions and related operating procedures only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a securityholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant depositary's ability to effect actions on its behalf through The Depository Trust Company.

         Securityholders may hold their securities in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of these systems, or indirectly through organizations which are participants in these systems.

         The securities will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company.

         Transfers between participants will occur in accordance with The Depository Trust Company rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Credits or any transactions in securities settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

         Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by its depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

         The Depository Trust Company has advised that it will take any action permitted to be taken by a securityholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the securities are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a securityholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through The Depository Trust Company.

         Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform procedures and procedures may be discontinued at any time.

         None of the trusts, the sellers, the servicers, the indenture trustee or the underwriters will have any responsibility or obligation to any participants of The Depository Trust Company, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to:

         o The accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant;

         o The payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the securities;

         o The delivery by any participant of The Depository Trust Company, Clearstream, Luxembourg participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to securityholders or;

         o        Any other action taken by The Depository Trust Company.

         Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to The Depository Trust Company, only if (a) The Depository Trust Company or a trust advises the related trustee in writing that The Depository Trust Company is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the related trustee is unable to locate a qualified successor or (b) the securityholders, only if an event of default has occurred, elect to terminate the use of the book-entry system through The Depository Trust Company. Upon the occurrence of either of the events described in the immediately preceding paragraph, the related trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through The Depository Trust Company of definitive securities. Upon surrender by The Depository Trust Company of the global security or securities representing the book-entry securities and instructions for re-registration, the related trustee will issue definitive securities, and thereafter the related trustee will recognize the holders of such definitive securities as securityholders.

         See "Annex I: Global Clearance Settlement and Tax Documentation Procedures," which is included in as a part of this prospectus, for additional information regarding book-entry registration.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

TRANSFER OF STUDENT LOANS

         Each seller intends that the transfer of the student loans by it to us will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to us, or the transfer of those loans by us to the trust, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly:

         o A financing statement or statements covering the trust student loans naming the applicable seller, as debtor, will be filed under the UCC to protect the interest of the seller if the transfer by the seller is deemed to be an assignment of collateral as security; and

         o A financing statement or statements covering the trust student loans naming us, as debtor, will also be filed under the UCC to protect the interest of the trust if the transfer by us is deemed to be an assignment of collateral as security.

         If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust or us, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the interest of the trust or us. A tax or other government lien on property of a seller or us arising before the time a student loan comes into existence may also have priority over the interest of the seller, the trust or us in the student loan. Under the student loan purchase agreement and the deposit and sale agreement, however, each seller or we, as applicable, will warrant that it or we have transferred the student loans to us or the trust, as applicable, free and clear of the lien of any third party. In addition, each seller and we will covenant that it or we will not sell, pledge, assign, transfer or grant any lien on any trust student loan held by a trust or any interest in that loan other than to us or the trust.

         Under the servicing agreement, each servicer as custodian will have custody of any promissory notes, credit agreements or other loan documents evidencing the trust student loans. Our records and the records of each seller and the servicers will be marked to indicate the sale and each seller, we will cause UCC financing statements to be filed with the appropriate authorities, and the trust student loans will be physically segregated, to the extent feasible, stamped or otherwise marked to indicate that the trust student loans have been sold to us or to the trust, as applicable. If, through inadvertence or otherwise, any of the trust student loans were sold to another party that:

         o Purchased the trust student loans in the ordinary course of its business;

         o        Acquired possession of the trust student loans; and

         o Acquired the trust student loans for new value and without actual knowledge of the interest of us or the trust;

then that purchaser might acquire an interest in the trust student loans superior to the interest of us and the trust.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These requirements may apply to assignees such as the trusts and may result in both liability for penalties for violations and a material adverse effect upon the enforceability of the trust student loans. For example, federal law such as the Truth-in-Lending Act can create punitive damage liability for assignees and defenses to enforcement of the trust student loans, if errors were made in disclosures that must accompany all of these loans. Certain state disclosure laws, such as those protecting cosigners, may also affect the enforceability of the trust student loans if appropriate disclosures were not given or records of those disclosures were not retained. If the interest rate on the loans in question exceeds applicable usury laws, that violation can materially adversely affect the enforceability of the loans. If the loans were marketed or serviced in a manner that is unfair or deceptive, or if marketing, origination or servicing violated any applicable law, then state unfair and deceptive practices acts may impose liability on the loan holder, as well as creating defenses to enforcement. Under certain circumstances, the holder of a trust student loan is subject to all claims and defenses that the borrower on that loan could have asserted against the educational institution that received the proceeds of the loan. Many of the trust student loans in question include so-called "risk based pricing," in which borrowers with impaired creditworthiness are charged higher prices. If pricing has an adverse impact on classes protected under the federal Equal Credit Opportunity Act and other similar laws, claims under those acts may be asserted against the originator and, possibly, the loan holder. For a discussion of the trust's rights if the trust student loans were not originated or serviced in all material respects in compliance with applicable laws, see "Transfer and Administration Agreements" in this prospectus.

STUDENT LOANS IN BANKRUPTCY

         Private student loans are generally dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code unless they are funded, in whole or in part, by a governmental or nonprofit loan guaranty agency. This "funding" may include a guaranty.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to holders that hold the securities as capital assets within the meaning of section 1221 of the Internal Revenue Code (referred to as the "Code" in this prospectus) and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (referred to as the "IRS" in this prospectus) with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any trust) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences."

TAXATION OF OWNERS OF NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, tax counsel to each trust designated by the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (2) the trust, as created pursuant to the terms and conditions of the trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

INTEREST AND ORIGINAL ISSUE DISCOUNT

         The following discussion is based in part upon the original issue discount regulations (referred to as the "OID Regulations" in this prospectus). The OID Regulations do not adequately address issues relevant to notes such as the offered notes. In some instances, the OID Regulations provide that they are not applicable to notes such as the offered notes.

         A note may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holder of a note issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition, section 1272(a)(6) of the Code provides special rules applicable to notes and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to student loans held by a trust fund in computing the accrual of original issue discount on notes issued by that trust fund, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (referred to as the "Committee Report" in this prospectus) indicates that the regulations will provide that the prepayment assumption used with respect to a note must be the same as that used in pricing the initial offering of the note. The prepayment assumption used in reporting original issue discount for each series of notes will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, any trust or the indenture trustee will make any representation that the student loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a note will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold (excluding sales to note houses, brokers and underwriters). If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." Qualified stated interest is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the note.

         In the case of notes bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the notes. If the original issue discount rules apply to the notes in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the notes in that series that bear an adjustable interest rate in preparing information returns to the noteholders and the IRS.

         The first interest payment on a note may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In such cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the note (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a noteholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average life. For this purpose, the weighted average life of a note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the prepayment assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that note and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of Notes--Market Discount" below for a description of this election under the OID Regulations.

         If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the closing date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (b) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the note will be received in future periods based on the student loans being prepaid at a rate equal to the prepayment assumption, (2) using a discount rate equal to the original yield to maturity of the note and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the note will be calculated based on its issue price and assuming that distributions on the note will be made in all accrual periods based on the student loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued with respect to the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a note that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the note. However, each such daily portion will be reduced, if the cost of the note is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the note at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

MARKET DISCOUNT

         A noteholder that purchases a note at a market discount, that is, in the case of a note issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a note issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a noteholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount notes acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize note premium with respect to all debt instruments having amortizable note premium that the noteholder owns or acquires. See "Taxation of Owners of Notes--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a note on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a note will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of Notes--Interest and Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (1) on the basis of a constant yield method, (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the note as of the beginning of the accrual period, or (3) in the case of a note issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the note at the beginning of the accrual period. Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market.

         To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note generally will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under section 1277 of the Code a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

PREMIUM

         A note purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a note may elect under section 171 of the Code to amortize the premium under the constant yield method over the life of the note. If made, the election will apply to all debt instruments having amortizable note premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the noteholder as having made the election to amortize premium generally. See "Taxation of Owners of Notes--Market Discount" above. The use of an assumption that there will be no prepayments might be required. However, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption in accruing market discount with respect to notes without regard to whether the notes have original issue discount) will also apply in amortizing note premium under section 171 of the Code.

REALIZED LOSSES

         Under section 166 of the Code, both corporate holders of the notes and noncorporate holders of the notes that acquire the notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the student loans. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until the holder's note becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a note will be required to accrue interest and original issue discount with respect to the note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the student loans underlying the notes, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

SALES OF NOTES

         If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note generally will equal the cost of the note to the noteholder, increased by income reported by the noteholder with respect to the note (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the note received by the noteholder and by any amortized premium. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided the note is held as a capital asset (generally, property held for investment) within the meaning of section 1221 of the Code.

         Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described above under "Taxation of Owners of Notes--Market Discount" and "--Premium."

         A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

INFORMATION REPORTING

         The indenture trustee is required to furnish or cause to be furnished to each noteholder with each payment a statement setting forth the amount of that payment allocable to principal on the note and to interest thereon. In addition, the indenture trustee is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each noteholder who was a holder at any time during that year, a report indicating such other customary factual information as the indenture trustee deems necessary to enable holders of notes to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. If the notes are issued with original issue discount, the indenture trustee will provide or cause to be provided to the IRS and, as applicable, to the noteholder information statements with respect to original issue discount as required by the Code or as holders of those notes may reasonably request from time to time. If the notes are issued with original issue discount, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial noteholder which purchased its note at the initial offering price used in preparing those reports. Noteholders should consult their own tax advisors to determine the amount of any original issue discount and market discount includible in income during a calendar year.

         As applicable, the note information reports will include a statement of the adjusted issue price of the notes at the beginning of each collection period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the noteholder's purchase price that the indenture trustee will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of Notes--Market Discount" above.

         As applicable, the note information reports will include a statement of the adjusted issue price of the note at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that a trust may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of Notes--Market Discount."

BACKUP WITHHOLDING WITH RESPECT TO NOTES

         Payments of interest and principal, as well as payments of proceeds from the sale of the notes, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN NOTES

         A noteholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a note will not be subject to United States federal income or withholding tax in respect of a distribution on a note, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the noteholder under penalties of perjury, certifying that the noteholder is not a United States person and providing the name and address of the noteholder and provided further that the non-United States person (1) does not own directly or indirectly 10% or more of the voting power of all equity in a trust or in the trust's sole owner, (2) is not a bank that is treated as receiving that interest "on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business" and (3) is not a "controlled foreign corporation" within the meaning of section 957 of the Code, with respect to which a trust is a "related person" within the meaning of section 881(c)(3)(C) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty, provided the noteholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN to report its eligibility for that reduced rate or exemption.

         A noteholder that is not a U.S. person will not be subject to U.S. federal income tax on the gain realized on the sale, exchange or other disposition of the note unless (1) that noteholder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition and certain other conditions are met; (2) the gain is effectively connected with the conduct by the noteholder of a trade or business within the United States and, if an income tax treaty applies, is attributable to a United States permanent establishment of the noteholder; or
(3) the noteholder is subject to certain rules applicable to expatriates.

         Interest on or gain from the sale, exchange of other disposition of a note received by a noteholder that is not a United States person, which constitutes income that is effectively connected with a United States trade or business carried on by the noteholder, will not be subject to withholding tax, but rather will be subject to United States federal income tax at the graduated rates applicable to U.S. persons, provided the noteholder provides a properly executed IRS Form W-8ECI, certifying that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that noteholder and that this income is includible in the noteholder's gross income for the taxable year. This statement must include, among other things, the name and address of the noteholder, the noteholder's identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a note would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, noteholders who are non-resident alien individuals should consult their tax advisors concerning this question.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "U.S. Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code, impose certain fiduciary and prohibited transaction restrictions on:

         o        Certain employee benefit plans;

         o        Certain other retirement plans and arrangements, including:

                  (a)      Individual retirement accounts and annuities;

                  (b)      Keogh plans; and

                  (c) Collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and section 4975 of the Code; and

         o Persons who are fiduciaries with respect to the Plans in connection with the investment of plan assets.

         The term "Plans" includes the plans and arrangements listed in the first two bullet points above.

         Some employee benefit plans, such as governmental plans described in section 3(32) of ERISA, and certain church plans described in section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and section 4975 of the Code. Accordingly, assets of these plans may, subject to the provisions of any other applicable federal and state law, be invested in the securities without regard to the ERISA considerations described in this prospectus. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, the prohibited transaction rules in section 503 of the Code will apply.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. In addition, section 406 of ERISA and section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in section 406 of ERISA and section 4975 of the Code.

         Unless described differently in the related prospectus supplement, generally, the notes of each series may be purchased by a Plan while the certificates of each series may not be purchased by a Plan. A trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under section 406 of ERISA and section 4975 of the Code may arise if any of the securities are acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as:

         o Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

         o Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

         o Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         o Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

         o Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager."

         These class exemptions may not apply with respect to any particular Plan's investment in securities and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the securities, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

         A Plan fiduciary considering the purchase of the securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.

                              AVAILABLE INFORMATION

         We, as the originator of each trust and the depositor, have filed with the Securities and Exchange Commission a registration statement for the securities under the Securities Act of 1933, as amended. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission at:

         o        100 F Street, N.E., Washington, D.C. 20549;

and at the Securities and Exchange Commission's regional offices at:

         o        500 West Madison Street, Suite 1400, Chicago, Illinois 60661;
                  and

         o        233 Broadway, New York, New York 10279.

         In addition, you may obtain copies of the registration statement from the Public Reference Branch of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the Securities and Exchange Commission's public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The registration statement may also be accessed electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the Securities and Exchange Commission's website located at http://www.sec.gov.

                           REPORTS TO SECURITYHOLDERS

         Periodic reports concerning the trusts as required under the terms of the applicable agreements will be delivered to the securityholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the securities.

         Before each quarterly distribution date, the administrator will provide to the indenture trustee for the indenture trustee to forward to each holder of record of the applicable class of securities a statement setting forth the information specifically described in the indenture. See "The Indenture - Statements to Indenture Trustee and Trust."

         Each trust will file with the Securities and Exchange Commission periodic reports required under the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission including annual reports on Form 10-K (including reports of assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB, attestation reports, and statements of compliance required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports. Annual reports of assessment of compliance, attestation reports and statements of compliance will be provided to holders of record of the applicable class of securities upon request free of charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by or for a trust under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

         Written requests for copies should be directed to The National Collegiate Funding LLC, in care of The First Marblehead Corporation, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157. Telephone requests for copies should be directed to (800) 895-4283.

                                  UNDERWRITING

         The underwriters named in each prospectus supplement and we will enter into an underwriting agreement for the securities of the related series. Under the underwriting and placement agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

         The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the securities described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, we or an affiliate of ours may offer some or all of the securities for sale directly.

         The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

         Each prospectus supplement will either:

         o Show the price at which each class of securities is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

         o Specify that the securities will be sold by us or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

         After the initial public offering of any securities, the offering prices and concessions may be changed.

         Until the distribution of the securities is completed, Securities and Exchange Commission rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If an underwriter creates a short position in the securities in connection with the offering--that is, if it sells more securities than are shown on the cover page of the related prospectus supplement--the underwriter may reduce that short position by purchasing securities in the open market.

         An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither the underwriters nor we make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

         The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intend to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

         Each underwriting agreement will provide that we and The First Marblehead Corporation will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make on those civil liabilities.

         Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

         Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

         The place and time of delivery for the securities will appear in the related prospectus supplement.

                                  LEGAL MATTERS

         Thacher Proffitt & Wood LLP, our counsel, will give opinions on specific matters for the trusts, the administrator and us.

         Each prospectus supplement will identify the other law firms which will give opinions on additional legal matters for the underwriters and specific U.S. federal matters.

                                                                        ANNEX I:

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered securities (referred to in this annex as the "global securities") will be available only in book-entry form. Investors in the global securities may hold the global securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding global securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to United States corporate debt obligations and prior asset-backed certificates issues.

         Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and participants of The Depository Trust Company holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as participants of The Depository Trust Company.

         Non-United States holders (as described below) of global securities will be subject to United States withholding taxes unless such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company. Investors' interests in the global securities will be represented through financial institutions acting on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of The Depository Trust Company.

         Investors electing to hold their global securities through The Depository Trust Company will follow the settlement practices applicable to prior asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN PARTICIPANTS OF THE DEPOSITORY TRUST COMPANY. Secondary market trading between participants of The Depository Trust Company will be settled using the procedures applicable to prior student loan asset-backed securities issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN THE DEPOSITORY TRUST COMPANY SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When global securities are to be transferred from the account of a participant of The Depository Trust Company to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the account of the participant of The Depository Trust Company against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, participants of The Depository Trust Company can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to participants of The Depository Trust Company a cross-market transaction will settle no differently than a trade between two participants of The Depository Trust Company.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND THE DEPOSITORY TRUST COMPANY PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred from the respective clearing system, through the respective depositary, to a participant of The Depository Trust Company. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the depositary, as appropriate, to deliver the global securities to the account of the participant of The Depository Trust Company against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from participants of The Depository Trust Company for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o Borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         o Borrowing the global securities in the United States from a participant of The Depository Trust Company no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

         o Staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the participant of The Depository Trust Company is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.


       CERTAIN UNITED STATES FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of global securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are security owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         UNITED STATES FEDERAL INCOME TAX REPORTING PROCEDURE. The owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

         The term "U.S. Person" means:

         o        A citizen or resident of the United States;

         o A corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia);

         o An estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

         o A trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

         SEC Registration Fee                         $    535,000
         Printing and Engraving Expenses              $     20,000*
         Trustee Fees and Expenses                    $     25,000*
         Legal Fees and Expenses                      $    350,000*
         Blue Sky Fees and Expenses                   $      5,000*
         Accounting Fees and Expenses                 $     75,000*
         Rating Agency Fees                           $    385,000*
         Miscellaneous Fees and Expenses              $      5,000*

                  Total Expenses                      $  1,400,000*

* Approximate and based on the offering of a single series of securities.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The registrant's limited liability company agreement provides that to the fullest extent permitted by applicable law, the members, managers, officers, employees of the registrant and certain other persons (collectively, the "Covered Persons") will be entitled to indemnification from the registrant for any loss, damage or claim incurred by the Covered Persons by reason of any act or omission performed or omitted by the Covered Persons in good faith on behalf of the registrant and in a manner reasonably believed to be within the scope of the authority conferred on the Covered Persons by the registrant's limited liability company agreement, except that no Covered Persons will be entitled to be indemnified in respect of any loss, damage or claim incurred by the Covered Persons by reason of the Covered Persons' gross negligence or willful misconduct with respect to their acts or omissions; provided, however, that any indemnity by the registrant will be provided out of and to the extent of the registrant's assets only, and the members of the registrant will not have personal liability on account thereof. Further, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by Covered Persons defending any claim, demand, action, suit or proceeding upon receipt by the registrant of an undertaking by or on behalf of the Covered Persons to repay such amount if it is determined the Covered Persons are not entitled to be indemnified.

ITEM 16.  EXHIBITS.

         The following is a complete list of exhibits filed as part of the registration statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

 Exhibit                                         Incorporated     SEC Form/             Exhibit    Date Of
  Number     Title of Exhibit                    by Reference     File Number           Number     Filing
----------   -------------------------------     ------------     -----------           -------   ---------
    1.1      Form of Underwriting Agreement      Yes              Form S-3/                1.1     3/5/2004
                                                                  333-113336

    4.1      Form of Indenture                   Yes              Form S-3/                4.1     3/5/2004
                                                                  333-113336

    5.1      Opinion of Thacher Proffitt &       No
             Wood LLP with respect to
             legality**                                                   ___              ___         ___

    8.1      Opinion of Thacher Proffitt &       No
             Wood LLP regarding tax matters                               ___              ___         ___
             (included in Exhibit 5.1)**

   10.1      Form of Student Loan Purchase       Yes              Form S-3/               10.1     3/5/2004
             Agreement                                            333-113336

   10.2      Form of Deposit and Sale Agreement  Yes              Form S-3/               10.2     9/9/2004
                                                                  333-118894

   10.3      Form of Guaranty Agreement          Yes              Form S-3/               10.3     3/5/2004
                                                                  333-113336
                                                                          ---              ---         ---
   10.4      Form of Servicing Agreement         No

   10.5      Form of Trust Agreement             Yes              Form S-3/               10.5     3/5/2004
                                                                  333-113336

   10.6      Form of Administration Agreement    Yes              Form S-3/               10.7     3/5/2004
                                                                  333-113336

   10.7      Form of Back-up Note                Yes              Form S-3/               10.8     3/5/2004
             Administration Agreement                             333-113336

   10.8      Form of Structuring Advisory        Yes              Form S-3/               10.9     3/5/2004
             Agreement                                            333-113336

   10.9      Form of Deposit and Security        Yes              Form S-3/               10.10    3/5/2004
             Agreement                                            333-113336

   23.1      Consent of Thacher Proffitt &       No
             Wood LLP (contained in Exhibit
             5.1)**                                                       ___              ___         ___

   23.2      Consent of Accountants of The       No
             Education Resources Institute,                               ___              ___         ___
             Inc. (TERI)*

   25.1      Statement of Eligibility of         No                       ___              ___         ___
             Trustee on Form T-1*

*      Exhibit to be filed on a post-effective 8-K.
**     Exhibit previously filed.


ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; and

PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser: If the registrant is relying on Rule 430B:

                  (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

         (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

         The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

         (d) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

         (f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (g) The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 7, 2006.
                                             The National Collegiate Funding LLC


                                             By:  /S/ STEPHEN ANBINDER
                                                  ------------------------
                                                  Stephen Anbinder
                                                  President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                            DATE
---------                        -----                            ----

/S/  STEPHEN ANBINDER          President; Manager               February 7, 2006
--------------------------     PRINCIPAL EXECUTIVE OFFICER
Stephen Anbinder


/S/  DONALD PECK               Chief Financial Officer and      February 7, 2006
--------------------------     Treasurer; Manager
Donald Peck                    PRINCIPAL FINANCIAL AND
                               ACCOUNTING OFFICER


/S/  JOHN A. HUPALO            Secretary; Manager               February 7, 2006
--------------------------
John A. Hupalo

                                INDEX TO EXHIBITS

 Exhibit                                         Incorporated     Sec Form/             Exhibit    Date of
  Number     Title of Exhibit                    by Reference     File Number           Number     Filing
--------     ------------------------------      ------------     ------------          -------   ---------
    1.1      Form of Underwriting Agreement      Yes              Form S-3/                1.1     3/5/2004
                                                                  333-113336

    4.1      Form of Indenture                   Yes              Form S-3/                4.1     3/5/2004
                                                                  333-113336

    5.1      Opinion of Thacher Proffitt &       No
             Wood LLP with respect to
             legality**                                                   ___              ___         ___

    8.1      Opinion of Thacher Proffitt &       No
             Wood LLP regarding tax matters                               ___              ___         ___
             (included in Exhibit 5.1)**

   10.1      Form of Student Loan Purchase       Yes              Form S-3/               10.1     3/5/2004
             Agreement                                            333-113336

   10.2      Form of Deposit and Sale Agreement  Yes              Form S-3/               10.2     9/9/2004
                                                                  333-118894

   10.3      Form of Guaranty Agreement          Yes              Form S-3/               10.3     3/5/2004
                                                                  333-113336
                                                                          ---              ---         ---
   10.4      Form of Servicing Agreement         No

   10.5      Form of Trust Agreement             Yes              Form S-3/               10.5     3/5/2004
                                                                  333-113336

   10.6      Form of Administration Agreement    Yes              Form S-3/               10.7     3/5/2004
                                                                  333-113336

   10.7      Form of Back-up Note                Yes              Form S-3/               10.8     3/5/2004
             Administration Agreement                             333-113336

   10.8      Form of Structuring Advisory        Yes              Form S-3/               10.9     3/5/2004
             Agreement                                            333-113336

   10.9      Form of Deposit and Security        Yes              Form S-3/               10.10    3/5/2004
             Agreement                                            333-113336

   23.1      Consent of Thacher Proffitt &       No
             Wood LLP (contained in Exhibit
             5.1)**                                                       ___              ___         ___

   23.2      Consent of Accountants of The       No
             Education Resources Institute,                               ___              ___         ___
             Inc. (TERI)*

   25.1      Statement of Eligibility of         No                       ___              ___         ___
             Trustee on Form T-1*

*      Exhibit to be filed on a post-effective 8-K.
**     Exhibit previously filed.